UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )

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VAIL RESORTS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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EXPERIENCE OF A LIFETIME™
390 Interlocken Crescent
Broomfield, Colorado 80021
October 23, 2024
NOTICE OF THE 2024 ANNUAL MEETING OF STOCKHOLDERS

To be held on December 5, 2024
To our Stockholders:
The 2024 Annual Meeting of Stockholders of Vail Resorts, Inc., a Delaware corporation (the “Company”), will be held via a live virtual shareholder meeting on Wednesday, December 5, 2024 at 9:00 a.m., Mountain Time. The annual meeting will be held to:

1	Elect the twelve directors named in the attached proxy statement to serve for a one-year term and until their successors are elected and qualified;
2	Ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending July 31, 2025;
3	Hold an advisory vote to approve executive compensation;
4	Hold a vote to approve the Vail Resorts, Inc. 2024 Omnibus Incentive Plan; and
5	Transact such other business as may properly come before the annual meeting or any adjournments or postponements of the annual meeting.
These items of business are more fully described in this proxy statement accompanying this notice. You will be able to attend the virtual annual meeting online by visiting www.virtualshareholdermeeting.com/MTN2024. You also will be able to vote your shares electronically at the virtual annual meeting. The annual meeting will include a discussion of and voting on matters described in the Notice of 2024 Annual Meeting of Stockholders and this proxy statement and a brief question and answer session. The question and answer session will be limited only to questions relating to the proposals set forth in the Notice and Proxy Statement. We will not be providing a business update or answering any business or company performance related questions at the annual meeting as we expect to release our results for the first quarter of fiscal 2025 on Monday, December 9, 2024, and hold an investor call to discuss the results at that time.
Only holders of record of shares of our common stock at the close of business on October 8, 2024 (the “Record Date”) are entitled to receive notice of, and to vote at, the annual meeting or at any postponement or adjournment thereof. A list of stockholders entitled to vote at the annual meeting will be available for examination by any stockholder at the annual meeting on the virtual meeting website and for ten days prior to the annual meeting at our principal executive offices located at 390 Interlocken Crescent, Broomfield, Colorado 80021.

Only such stockholders, their proxy holders, and our invited guests may attend the annual meeting. To participate in the virtual annual meeting, visit www.virtualshareholdermeeting.com/MTN2024 and log in using the 16-digit control number printed in the box marked by the arrow on your proxy card. For more information concerning the annual meeting, including how to participate, please see “The Annual Meeting and Voting - Questions and Answers” beginning on page 93.
We elected to provide access to our proxy materials over the Internet. Accordingly, we will mail, on or about October 23, 2024, a Notice of Internet Availability of Proxy Materials to our stockholders of record and beneficial owners as of the close of business on the Record Date. On the date of mailing of the Notice of Internet Availability of Proxy Materials, all stockholders and beneficial owners will have the ability to access all of the proxy materials on a website referred to and at the URL address included in the Notice of Internet Availability of Proxy Materials.
The Notice of Internet Availability of Proxy Materials will also identify the date, the time, and website for the annual meeting; the matters to be acted upon at the annual meeting and the Board of Directors’ recommendation with regard to each matter; a toll-free telephone number, an e-mail address, and a website where stockholders can request a paper or e-mail copy of the proxy statement, our annual report, and a form of proxy relating to the annual meeting; information on how to access and vote the form of proxy; and information on how to attend the virtual annual meeting and vote electronically. These proxy materials will be available free of charge.
Your vote is extremely important.
We appreciate your taking the time to vote promptly. After reading the proxy statement, please vote at your earliest convenience by telephone or Internet, or request a proxy card to complete, sign, and return by mail. If you vote at the annual meeting, your previously submitted proxy will be revoked automatically and only your vote at the annual meeting will be counted. Your shares cannot be voted unless you vote by: (i) telephone, (ii) Internet, (iii) requesting a paper proxy card, to complete, sign, and return by mail, or (iv) attending the virtual annual meeting and voting electronically. Please note that all votes cast via telephone or the Internet must be cast prior to 11:59 p.m., Eastern Time, on Wednesday, December 4, 2024.

By Order of the Board of Directors, Julie A. DeCecco Executive Vice President, General Counsel and Chief Public Affairs Officer Broomfield, Colorado October 23, 2024

Who We Are
We are the premier mountain resort company in the world and a leader in luxury, destination-based travel at iconic locations. We operate world-class destination mountain resorts, and regional ski areas, including Vail Mountain, Breckenridge, Park City Mountain, Whistler Blackcomb, Stowe, and 32 additional resorts across North America; Crans-Montana and Andermatt-Sedrun in Switzerland; and Perisher, Hotham, and Falls Creek in Australia. We are passionate about providing an Experience of a Lifetime to our team members and guests, and our EpicPromise is to reach a zero net operating footprint by 2030, support our employees and communities, and broaden engagement in our sport. Our company owns and/or manages a collection of elegant hotels under the RockResorts brand, a portfolio of vacation rentals, condominiums, and branded hotels located in close proximity to our mountain destinations, as well as the Grand Teton Lodge Company in Jackson Hole, Wyoming. Vail Resorts Retail operates over 300 retail and rental locations across North America.

What We Believe Everything we do needs to be aligned with our five stakeholders: àOur Guests àOur Employees àOur Communities àOur Natural Environment àOur Stockholders

Our Mission: EXPERIENCE OF A LIFETIME
At Vail Resorts, our mission is simple – to provide an Experience of a Lifetime. We do this by creating an Experience of a Lifetime for our employees, so they can, in turn, provide an Experience of a Lifetime for our guests.

Our Core Values
As Vail Resorts employees, we hold ourselves accountable for living these foundational values every day in everything we do:

SERVE OTHERS	Lead with service to create Experiences of a Lifetime for one another and our guests.
DO GOOD	Preserve our natural environments and contribute to the success of our local communities.
HAVE FUN	Fun is our product – create fun, enjoy your work, and share the contagious spirit.
BE SAFE	Be committed to the safety and wellness of our employees and guests.
DO RIGHT	Act with integrity – always do the right thing, knowing it leads to the right outcome.
BE INCLUSIVE	Welcome everyone to our Company, resorts and communities – include all races, gender identities, sexual orientations, abilities, and the many qualities that make each of us unique.
DRIVE VALUE	Fuel business growth and guest loyalty through guest experience and continued innovation.

PROXY SUMMARY

This summary contains highlights about Vail Resorts, Inc. (“we,” “us,” “Vail Resorts,” or the “Company”) and the 2024 Annual Meeting of Stockholders. This summary does not contain all of the information that you should consider in advance of the annual meeting, and we encourage you to read the entire proxy statement and our 2024 Annual Report on Form 10-K filed with the Securities and Exchange Commission ("SEC") on September 26, 2024 (the “Annual Report”) carefully before voting. Page references are provided to help you find further information in this proxy statement. For information concerning the annual meeting and voting on the proposals discussed in more detail in this proxy statement, please see “The Annual Meeting and Voting – Questions and Answers” beginning on page 93. Information on websites provided in this proxy statement are furnished and not filed with the SEC.
Meeting Information

DATE & TIME	December 5, 2024, 9:00 a.m. Mountain Time
WEBSITE	www.virtualshareholdermeeting.com/MTN2024
RECORD DATE	October 8, 2024
VOTING	Stockholders at the close of business on the record date may vote at the Annual Meeting of Stockholders. Each share is entitled to one vote on each matter to be voted upon.
Voting Matters and Board Recommendation
The following table summarizes the proposals to be considered at the annual meeting and the Company's Board of Directors ("Board") voting recommendation with respect to each proposal.

Management Proposals		Board Vote Recommendation	Page Reference

1	Election of the twelve directors named in this proxy statement, each for a one-year term expiring in 2025	FOR EACH NOMINEE	11
2	Ratification of PricewaterhouseCoopers LLP as independent registered public accounting firm for fiscal 2025	FOR	80
3	Advisory vote to approve executive compensation	FOR	82
4	Vote to approve the Vail Resorts, Inc. 2024 Omnibus Incentive Plan	FOR	83

2024 Proxy Statement	1

PROXY SUMMARY	Table of Contents
Environmental, Social, & Governance Highlights
As a company rooted in the great outdoors, we have a responsibility to protect and preserve the incredible environments in which we operate. Through our corporate sustainability and social responsibility program, EpicPromise, we focus on climate change mitigation and adaptation, resource conservation, building stronger local communities through contributions to local non-profit organizations, and making snowsports more accessible and inclusive. Our EpicPromise is comprised of four pillars that guide our actions.
The Pillars of Our Promise

SUSTAINABILITY

The enviroment is our business, and we have a special responsibility to protect it. We have made a commitment to reach a zero net operating footprint by 2030 and are on track to achieve this bold goal.

COMMUNITY SUPPORT

We are committed to the people who live, work, and play in our mountain communities through direct engagement and grants, and by providing support on shared priorities, including affordable housing, childcare, and more.

EMPLOYEE FOUNDATION

We cannot achieve our mission without our team. The EpicPromise Employee Foundation supports team members and their dependents in the pursuit of their dreams and lends a hand in times of need.

INCLUSIVE ACCESS

Be Inclusive is one of our core values, both in how we operate as a company and steward the sport. We are focused on driving inclusion in three ways: fostering a welcoming culture, diversifying our talent, and expanding access to skiing and riding.

Our environmental, social, and governance ("ESG") activities, including EpicPromise, are overseen by the Company's Nominating & Governance Committee of the Board. For more details on the Company's governance, see page 30.
Since 2018, we have issued annual progress reports, which are available at epicpromise.com. These reports demonstrate advancement against our goals and deliver updates across each of our four pillars. Described below are highlights of our continued commitment to our EpicPromise during the 2024 fiscal year.
Environment
Our Commitment to Zero is our goal to achieve a zero net operating footprint by 2030. This commitment includes (i) achieving zero net emissions by finding operational energy efficiencies, investing in renewable energy, and investing in other emissions reduction projects, (ii) zero waste to landfill, and (iii) zero net operating impact to forests and habitat by restoring an acre of forest for every acre displaced by our operations. Our commitment to sustainability is deeply integrated into our business strategy and operations. We have set interim targets to ensure we stay on track to meet our 2030 goal.

2	2024 Proxy Statement

Table of Contents	PROXY SUMMARY
Highlights of our commitments to the environment include:

ZERO WASTE TO LANDFILL
The Company continues to invest in operational improvements to reduce landfill waste at resorts and drive education and positive engagement with guests, employees, and communities regarding the Company’s recycling, composting, and other waste reduction programs.

ZERO NET EMISSIONS
The Company partnered in the Elektron Solar Project, which is located 100 miles west of Park City Mountain and began operation in May 2024. The completion of the Elektron Solar Project in Utah means that Park City Mountain’s electricity will be 100% solar-powered directly through the local grid, adding to the Company’s overall mix of renewable energy and increasing the resilience of our network-wide commitment to sustainable operations.

ZERO NET OPERATING IMPACT ON FORESTS AND HABITAT
We sponsored the reforestation of 10 acres in California and Minnesota that were previously impacted by wildfire or in need of native habitat restoration and forest resilience. This restored an acre of forest for every acre displaced by our fiscal 2024 operations.

ADVOCACY
Vail Resorts is committed to fighting climate change and we believe amplifying climate advocacy beyond our company and industry is crucial. Our ongoing advocacy involves many public, private, and nonprofit partners, and is a critical part of our sustainability efforts. We advocate at local, regional, and national levels through our participation in groups, including the Outdoor Industry Business Climate Partnership, Ceres, RE100, and the Mountain Collaborative for Climate Action. There is power in numbers, and together, we are committed to affecting positive change.

Social
Our mission at Vail Resorts is to create the Experience of a Lifetime for our employees, so they can, in turn, create the Experience of a Lifetime for our guests. We take to heart and are committed to our responsibility to support the people who live, work, and play in the communities we serve. We also hold ourselves accountable as Vail Resorts team members to living our values Serve Others, Do Good, Have Fun, Be Safe, Do Right, Be Inclusive, and Drive Value every day and in everything we do. These values drive our daily operations and our long-term vision, and continually enrich the local communities in which we operate.
Highlights of our commitments to social responsibility include:

DIVERSITY, EQUITY & INCLUSION ("DEI")
At Vail Resorts, we believe the future of the sport is inclusion. One of our core values is “Be Inclusive,” which means that we expect everyone at our company to be welcoming to others, including all races, gender identities, sexual orientations, abilities, and other differences. We strive to create an experience that values diversity, builds a sense of belonging, celebrates people’s unique traits, and offers a platform for all voices to be heard. We also engage with external partners and stakeholders to drive broader change in our industry and communities. In addition, we have a specific leadership competency, “Elevate,” which requires that all our leaders are self-aware of their own inclusive behavior so they can intentionally build diverse representation, bring equity to our business practices, and create inclusive communities in which all people can thrive.

TALENT DEVELOPMENT
We are passionate about developing our talent and building the best teams. We offer a variety of leadership development programs for everyone from our entry level frontline employees to our most senior executives. To ensure we are building high performing teams, we encourage every employee at every level within the company to continuously grow their leadership by participating in ongoing events that build leadership capability and drive aligned leadership expectations to enable business outcomes.

2024 Proxy Statement	3

PROXY SUMMARY	Table of Contents

EPICPROMISE EMPLOYEE FOUNDATION
Our EpicPromise Employee Foundation supports Vail Resorts’ employees and their families via grants for emergency relief and scholarships. Annually more than $1 million in grants and scholarships are provided to help employees in times of need or to pursue educational opportunities.

MOUNTAIN SAFETY
Our value of “Be Safe” and the health, safety, and security of our employees and guests are fundamental to our operations. All employees are trained on working safely and are accountable for promoting a safe environment. As part of our “safety first” culture, we have a dedicated health and safety team that supports our resort operations, as well as highly trained ski patrol professionals on staff at each resort.

COMPANY CULTURE
Core to our mission is to create an Experience of a Lifetime for our employees, so they can in turn provide an Experience of a Lifetime to our guests. We have a values-based leadership culture that places a premium on leader transparency, vulnerability, and authenticity.

YOUTH ACCESS PROGRAMS
In the third year of our Epic for Everyone Youth Access in partnership with the Katz Amsterdam Foundation, we hosted 2,584 urban youth to attend a 5-day snowsports program. We also continued our legacy access program with more than 12,000 youth participating in multi-day programs focused on mentorship, leadership, and the impact of outdoor time on mental health.

Governance
We believe good governance is integral to achieving long-term stockholder value. We are committed to governance policies and practices that serve the interests of the Company and its stockholders. The Board monitors developments in governance best practices to assure that it continues to meet its commitment to thoughtful and independent representation of stockholder interests.
Highlights of our corporate governance include:

DIRECTOR ELECTIONS	We hold an annual election of all directors. We also have a majority voting standard and a director resignation policy in uncontested director elections.

STOCKHOLDER ENGAGEMENT
We value multiple touchpoints with our stockholders by engaging with them and soliciting their feedback regularly throughout the year. We are dedicated to maintaining open communication with our shareholders and believe regular and proactive engagement is essential to understanding their perspectives and addressing their concerns. In 2024, the Company engaged with shareholders representing approximately 75% of our outstanding shares. In addition, we consistently host annual investor events and issue press releases disclosing our season-to-date performance metrics to promote transparency and provide our stockholders with an ongoing pulse of our performance. We also include detailed public disclosures on our governance practices, executive compensation, and sustainability efforts, and provide regular updates on our website to ensure shareholders have access to timely and relevant information.

CORPORATE GOVERNANCE POLICIES
The Company has adopted meaningful policies, including stock ownership guidelines for non-employee directors and executive officers to help align their interests with those of our stockholders, an anti-hedging policy for all directors and executive officers, and a clawback policy applicable to executive officers for both cash and equity-based incentive awards.

DIRECTOR INDEPENDENCE
All of our director nominees are independent except for Mr. Katz and Ms. Lynch and all of our Audit, Compensation, and Nominating & Governance Committee members are independent. Executive sessions of independent directors are held at regularly scheduled Board meetings, which are led by our Lead Independent Director.

4	2024 Proxy Statement

Table of Contents	PROXY SUMMARY
Awards and Recognition

Newsweek Most Admired Workplaces	Newsweek Most Trustworthy Companies	TIME Magazine - America's Best Midsize Companies	Fast Company Most Innovative Companies - My Epic Gear
Vail Resorts has been named by Newsweek as one of America’s Most Admired Workplaces of 2025. Developed in partnership with Plant-A Insights, this award looked at the “inspirational” and “aspirational” factors and performance of more than 400 companies.
Ranked via an independent survey thanks to a partnership with Newsweek and Statista, the Most Trustworthy Companies list identifies public and private companies across 23 industries, based on the evaluations of 25,000 Americans. Companies are ranked on customer, investor, and employee trust.

Identified based on three dimensions using more than 15 different criteria, the inaugural TIME Magazine’s America’s Best Midsize Companies list recognizes Vail Resorts' efforts to grow and excel in sustainability transparency, employee satisfaction, and revenue growth.

Fast Company’s Most Innovative Companies recognizes the world’s most revolutionary ideas and technologies that promise to transform the world across 58 industries and sectors. For launching a first-of-its-kind ski gear membership program, Vail Resorts is one of the most innovative travel companies of 2024.

WINNER

Skift IDEA AWARDS

EPIC FOR EVERYONE: THE VAIL RESORTS INCLUSIVE ACCESS PROGRAM

Vail Resorts

DEI CHAMPION

VAIL RESORTS®

Skift IDEA Awards - DEI Champion, Epic for Everyone Inclusive Access Programs	National Ski Areas Association Marketing Awards - The Mountains are for Everyone, The Gondola Gallery by Epic	Mountain Travel Symposium Summit Awards - Epic Wellness

Skift is an internationally regarded travel publication, and the IDEA Awards, the travel industry’s most coveted award for excellence in design, creativity, and innovation, once again celebrates the brands and businesses that are redefining the future of travel. The DEI Champion Award project recognizes companies leading the way in fostering positive social change and committed to making a lasting impact beyond travel.
	The Mountains are for Everyone Award recognizes the ski area or resort group that has made inclusion a priority for guests and/or staff. The Gondola Gallery by Epic was recognized for incorporating authentic representation and messaging that make clear the mountains are for everyone.	The MTS Summit Awards presented by United, recognizes programs that focused on corporate responsibility, aligning with United’s “Good Leads the Way” campaign. Nominations were received in the areas of employee advocacy, sustainability, DEI, community service, and more.

2024 Proxy Statement	5

PROXY SUMMARY	Table of Contents
Director Nominees (page 11)
The following table provides summary information about each director nominee. Each director stands for election annually. Detailed information about each director nominee’s background, skill set, and areas of experience can be found beginning on page 11.

				Committee Memberships
Director Nominee	Director Since	Primary Occupation and Experience	Independent	Audit	Comp	N&G	Exec

Reginald Chambers	2024	Executive Vice President and Chief Transformation Officer, Teachers Insurance and Annuity Association of America	Yes	F

Susan L. Decker	2015	CEO and Co-Founder of Raftr and Principal of Deck3 Ventures LLC	Yes		■

Robert A. Katz	1996	Executive Chairperson of the Board and former CEO, Vail Resorts, Inc.	No				■

Iris Knobloch	2024	President, Cannes Film Festival	Yes		■

Kirsten A. Lynch	2021	CEO, Vail Resorts, Inc.	No				■

Nadia N. Rawlinson	2019	Co-Owner and Operating Chairman, WNBA Chicago Sky	Yes		Chair

John Redmond	2008	Former CEO, Allegiant Travel Company	Yes	F

Michele Romanow	2016	Co-Founder and Executive Chairman, Clearco	Yes		■

Hilary Schneider	2010	Strategic Advisor to the Board, Shutterfly, LLC	Yes		■

D. Bruce Sewell♦	2013	Former SVP, General Counsel and Secretary, Apple Inc.	Yes	F		■	■

John F. Sorte	1993	Executive Chairman of Morgan Joseph TriArtisan Group, Inc.	Yes	Chair F		■	■

Peter A. Vaughn	2013	Founding and Managing Director, Vaughn Advisory Group, LLC	Yes	■		Chair

Fiscal 2024 Meetings:				4	3	1	1

Audit – Audit Committee	Comp – Compensation Committee	N&G – Nominating & Governance Committee	Exec – Executive Committee	F – Audit Committee Financial Expert	♦ – Lead Independent Director
The Board held four meetings during fiscal 2024. Each of our then-serving directors attended at least 75% of the meetings held by the Board and Board committees on which he or she served during the fiscal year.

6	2024 Proxy Statement

Table of Contents	PROXY SUMMARY
Board Composition
Our twelve director nominees have an effective mix of skills, experience, background and diversity of perspective.

GLOBAL LEADERSHIP (12/12 nominees) ■ ■ ■ ■ ■ ■ ■ ■ ■ ■ ■ ■	INNOVATION & TECHNOLOGY (8/12 nominees) ■ ■ ■ ■ ■ ■ ■ ■ ■ ■ ■ ■	TRAVEL & LEISURE (7/12 nominees) ■ ■ ■ ■ ■ ■ ■ ■ ■ ■ ■ ■

FINANCIAL EXPERTISE (7/12 nominees) ■ ■ ■ ■ ■ ■ ■ ■ ■ ■ ■ ■	INTERNATIONAL (11/12 nominees) ■ ■ ■ ■ ■ ■ ■ ■ ■ ■ ■ ■	SALES & MARKETING (6/12 nominees) ■ ■ ■ ■ ■ ■ ■ ■ ■ ■ ■ ■

2024 Proxy Statement	7

PROXY SUMMARY	Table of Contents
Executive Compensation Highlights (see page 43)
Under our executive compensation program, a significant portion of the CEO’s (approximately 85%) and other named executive officers’ (approximately 66%) annual target total direct compensation is variable based upon our operating performance and/or our stock price, as shown below:

CEO FISCAL 2024 TOTAL TARGET DIRECT COMPENSATION	OTHER NEO FISCAL 2024 TOTAL TARGET DIRECT COMPENSATION(1)
(1)Excludes compensation for Mr. Shapiro whose departure from the Company as Executive Vice President, General Counsel and Secretary was effective February 23, 2024.
In addition, for fiscal 2024, we engaged in (or refrained from) certain pay practices with respect to our named executive officer compensation program that we believe align with market best practices:

What We Do		What We Don't Do

✓	Annual Advisory Vote to Approve Executive Compensation	✗	No Excessive Perquisites
✓	Independent Compensation Committee	✗	No Tax Gross-Ups on Perquisites, Except for Standard Relocation Benefits
✓	Significant Portion of Executive Compensation Tied to Performance	✗	No Excise Tax Gross-Ups
✓	Significant Portion of Executive Compensation Delivered in the Form of Long-Term Equity-Based Incentives	✗	No Automatic Salary Increases or Guaranteed Bonuses
✓	Market Alignment of Compensation but with Greater Emphasis on At-Risk Compensation	✗	No “Single Trigger” Automatic Payments, Benefits, or Equity Vesting Upon a Change in Control
✓	Independent Compensation Consultant	✗	No Hedging or Pledging
✓	Clawback Policy	✗	No Equity Repricing
✓	Stock Ownership Guidelines	✗	No Pension Plans or SERPs
✓	Use of Tally Sheets
✓	Annual Risk Assessment

8	2024 Proxy Statement

Table of Contents	PROXY SUMMARY
Voting Matters and Board Recommendation
The following table summarizes the proposals to be considered at the annual meeting and the Board’s voting recommendation with respect to each proposal.

Management Proposals		Board Vote Recommendation	Page Reference

1	Election of the twelve directors named in this proxy statement, each for a one-year term expiring in 2025	FOR EACH NOMINEE	11
2	Ratification of PricewaterhouseCoopers LLP as independent registered public accounting firm for fiscal 2025	FOR	80
3	Advisory vote to approve executive compensation	FOR	82
4	Vote to approve the Vail Resorts, Inc. 2024 Omnibus Incentive Plan	FOR	83
Election of Directors (Proposal No. 1)
We are asking stockholders to elect each of our nominees for the Board named in this proxy statement. Our nominees are: Reginald Chambers, Susan L. Decker, Robert A. Katz, Iris Knobloch, Kirsten A. Lynch, Nadia N. Rawlinson, John Redmond, Michele Romanow, Hilary Schneider, D. Bruce Sewell, John F. Sorte, and Peter A. Vaughn. If elected, each director nominee will serve as a director for a one-year term that expires in at the 2025 Annual Meeting of Stockholders.
Ratification of PricewaterhouseCoopers LLP as Independent Auditor (Proposal No. 2)
We are asking stockholders to ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for fiscal 2025. The Audit Committee has selected, and the Board has ratified the selection of, PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for fiscal 2025. Set forth below is information about its fees in fiscal 2024 and fiscal 2023.

Type of fees	2024 ($)	2023 ($)

Audit fees	4,208,000	3,945,000
Tax fees	—	190,000
Other fees	19,000	2,000
Total	4,227,000	4,137,000
Advisory Vote to Approve Executive Compensation (Proposal No. 3)
We are asking stockholders to cast an advisory, non-binding vote to approve compensation awarded to our named executive officers. The primary objective of our executive compensation program is to emphasize pay-for-performance by incentivizing our executive officers and senior management to drive superior results and generate stockholder value. Additional information regarding our executive compensation may be found elsewhere in this proxy statement.
Vote to Approve the Vail Resorts, Inc. 2024 Omnibus Incentive Plan (Proposal No. 4)
We are asking stockholders to cast a vote to approve our 2024 Omnibus Incentive Plan, referred to in this proxy statement as the "2024 Plan." If approved by stockholders at our annual meeting, the 2024 Plan will replace our 2015 Omnibus Incentive Plan as our vehicle for equity compensation awards.

2024 Proxy Statement	9

EXPERIENCE OF A LIFETIME™
PROXY STATEMENT FOR THE
2024 ANNUAL MEETING
OF STOCKHOLDERS

We are providing these proxy materials in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Vail Resorts, Inc. (“we,” “us,” “Vail Resorts,” or the “Company”) to be voted at our annual meeting, which will take place on Wednesday, December 5, 2024 at 9:00 a.m., Mountain Time, via a live virtual stockholder meeting, and at any adjournment or postponement thereof. As a stockholder, you are invited to attend the annual meeting and are requested to vote on the items of business described in this proxy statement
In accordance with the “notice and access” rules and regulations of the Securities and Exchange Commission ("SEC"), instead of mailing a printed copy of our proxy materials to each stockholder of record or beneficial owner, we are furnishing proxy materials, which include our proxy statement and annual report, to our stockholders over the internet. Because you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials, unless you have previously made a permanent election to receive these materials in hard copy or unless you request a printed copy as described below. Instead, the Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review all of the important information contained in the proxy materials. The Notice of Internet Availability of Proxy Materials also instructs you as to how you may submit your proxy. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials.
It is anticipated that the Notice of Internet Availability of Proxy Materials will be mailed, and this proxy statement will be made available, to stockholders on or about October 23, 2024.

10	2024 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS

At the annual meeting, twelve directors will be nominated for election to the Board to serve for the next year and until their respective successors are elected and qualified. The nominees are Mses. Decker, Knobloch, Lynch, Rawlinson, Romanow, and Schneider, and Messrs. Chambers, Katz, Redmond, Sewell, Sorte, and Vaughn. Each of the nominees is currently a director of the Company and all nominees were previously elected by stockholders, except for Ms. Knobloch, who joined the Board on February 6, 2024, and Mr. Chambers, who joined the Board on March 11, 2024. Ms. Knobloch and Mr. Chambers were identified to be directors of the Company by a search firm hired by the Nominating & Governance Committee, and after a thorough review and interview process conducted by such committee, were appointed to be directors of the Company.
The persons named as proxies in the accompanying proxy, who have been designated by the Board, intend to vote, unless otherwise instructed in such proxy, “FOR” the election of Mses. Decker, Knobloch, Lynch, Rawlinson, Romanow, and Schneider, and Messrs. Chambers, Katz, Redmond, Sewell, Sorte, and Vaughn as directors. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee, if any, proposed by the Board. Each person nominated for election has agreed to serve if elected. Our Board has no reason to believe that any nominee will be unable to serve. The proxies solicited by this proxy statement may not be voted for more than twelve nominees.
Information with Respect to Nominees
The Nominating & Governance Committee is committed to maintaining a diverse and independent Board that reflects a broad mix of skills, knowledge, perspective, leadership, age, experience, and diversity among directors in order to ensure that the Board has the ability to perform its oversight function effectively, which we believe enhances oversight abilities of the Company's strategy and operations. The Nominating & Governance Committee has determined that the Board will be comprised of individuals who meet the highest possible personal and professional standards. Our director nominees should have broad experience in management, policymaking and/or finance, relevant industry knowledge, business creativity, and vision. They should also be committed to enhancing stockholder value and should be able to dedicate sufficient time to effectively carry out their duties.
Many factors are considered by the Nominating & Governance Committee when determining the eligibility of candidates for nomination as director. The Nominating & Governance Committee does not have a formal diversity policy; however, in connection with the annual nomination process, the Nominating & Governance Committee considers the diversity of candidates to ensure that the Board is comprised of highly-qualified individuals with a broad range of experiences and backgrounds who can contribute to the Board’s overall effectiveness in carrying out its responsibilities. The Nominating & Governance Committee recognizes that diversity in gender, race, ethnicity, and professional experience enhances the Board’s ability to provide comprehensive oversight and the Nominating & Governance Committee assesses the effectiveness of its efforts at achieving a diverse Board when it annually evaluates the Board’s composition.
The Nominating & Governance Committee considers the following specific characteristics in making its nominations for our Board: independence, wisdom, integrity, understanding and general acceptance of the Company’s corporate philosophy, business or professional knowledge and experience that can bear on the Company’s and the Board’s challenges and deliberations, proven record of accomplishment with excellent organizations, inquiring mind, willingness to speak one’s mind, ability to challenge and stimulate management, future orientation, willingness to commit time and energy, diversity, and international/global experience.
The Nominating & Governance Committee believes it is important to use a broad range of practices to ensure effective board composition and refreshment, with a balance between short-, medium-, and long-tenured directors. The Nominating & Governance Committee nominates new directors from time to time so the Board reflects a broad mix of skills, knowledge, perspective, leadership, age, experience, and diversity among directors in order to ensure that the Board has the ability to perform its oversight function effectively, which we believe enhances oversight abilities of the Company's strategy and operations. The Nominating & Governance Committee does not believe there is a direct correlation between a director's age

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and their ability to contribute effectively to the Board. As such, after reviewing evolving views on board composition and refreshment, and considering input from shareholders, the Board removed the director retirement age from our Corporate Governance Guidelines in 2024.
We were pleased to welcome Iris Knobloch and Reginald Chambers to serve on our Board in 2024. Ms. Knobloch's extensive experience in Europe adds global business expertise to our Board, which is important to our international expansion strategy. Mr. Chambers joined us with a proven track record of driving strong financial performance and business transformation. His extensive financial acumen provides valuable insights as we continue to drive the Company's strategic initiatives. These additions to our Board underscore our commitment to aligning board skills and experiences with our strategic priorities.
At the annual meeting, director nominees will stand for election for one-year terms, expiring at the 2025 Annual Meeting of Stockholders. The following sets forth the name and age of each director, identifies whether the director is currently a member of the Board, lists all other positions and offices, if any, now held by him or her with the Company, and specifies his or her principal occupation during at least the last five years.

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Director Nominee

REGINALD CHAMBERS Executive Vice President and Chief Transformation Officer, Teachers Insurance and Annuity Association of America Independent Age: 48 Director Since: March 2024 Committees: Audit
Business Experience, Other Directorships and Qualifications
Mr. Chambers is an Executive Vice President and the Chief Transformation Officer at the Teachers Insurance and Annuity Association of America ("TIAA"), a financial services organization and private provider of financial retirement services in the academic, research, medical, cultural, and governmental fields since September 2023. From May 2017 to September 2023, he held various senior executive roles at JPMorgan Chase & Co., a financial holding company that offers consumer and commercial banking, investment banking, financial transaction processing, and asset management solutions, including having been Head of Investor Relations for the firm and serving most recently as Chief Financial Officer and Head of Strategy for Commercial Baking. Prior to joining JPMorgan Chase, Mr. Chambers served in the Strategy and Corporate Finance practice at McKinsey & Company, a global management consulting firm, from 2013 to 2017. In 2011, Mr. Chambers was appointed by President Obama as a White House Fellow at the White House National Economic Council, a position he held until 2012. Before serving in the White House, Mr. Chambers was an investor with 3i Group plc, a multinational private equity and venture capital firm based in London, United Kingdom, from 2008 to 2011, serving as Head of North American Infrastructure; and Vice President in the Global Energy Group of the Investment Banking Division of Citigroup Inc., a diversified financial services holding company that provides a broad range of financial services to consumer and corporate customers, from 2006 to 2008. From 2001 to 2006, Mr. Chambers was a corporate lawyer first in Madrid, Spain, with Uria Menendez Abogados, S.L.P., an international Spanish law firm, from 2001 to 2002, and then with Simpson Thacher & Bartlett LLP, an international law firm headquartered in New York City, from 2002 to 2006. Mr. Chambers received his JD from Harvard Law School and an AB in Political Science, Spanish, and Markets & Management from Duke University.
Key Skills and Qualifications:
àLeadership and Finance experience—senior executive at a financial services organization and private provider of financial retirement services (TIAA); formerly held several senior executive roles at a diversified financial services company (JPMorgan Chase); former White House Fellow at the White House National Economic Council (White House); former Vice President at a diversified financial services holding company (Citigroup)
àInternational experience—formerly an international corporate law associate in Madrid, Spain, with a large Spanish law firm (Uria Menendez Abogados); formerly in the Strategy and Corporate Finance practice at a global management consulting firm (McKinsey & Co.); former private equity investor at a multinational private equity and venture capital company headquartered in London, United Kingdom (3i Group plc); former attorney at an international law firm (Simpson Thacher & Bartlett LLP)

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Director Nominee

SUSAN L. DECKER CEO and Co-Founder, Raftr Independent Age: 61 Director Since: September 2015 Committees: Compensation Current Public Directorships: Berkshire Hathaway, Inc. Costco Wholesale Corporation
Business Experience, Other Directorships and Qualifications
Ms. Decker is CEO and co-founder of Raftr, a Community Engagement Platform which was launched in 2021. In addition, Ms. Decker is the principal of Deck3 Ventures LLC, a privately held consulting and advisory firm, a position she has held since 2009. Ms. Decker currently serves on the boards of directors of Berkshire Hathaway Inc. and Costco Wholesale Corporation and of private corporations Automattic, Chime Financial, and Vox Media, Inc. She previously served on the board of directors of Intel Corporation, Pixar, InterPrivate II Acquisition Corp., and Momentive Inc. (formerly SurveyMonkey). During the 2009 - 2010 academic year, Ms. Decker served as Entrepreneur-in-Residence at Harvard Business School. Prior to that, from June 2000 to April 2009, she held various executive management positions at Yahoo! Inc., a global Internet brand, including President (June 2007 to April 2009), head of the Advertiser and Publisher Group (December 2006 to June 2007) and Chief Financial Officer (June 2000 to June 2007). Prior to joining Yahoo!, she spent 14 years with Donaldson, Lufkin & Jenrette ("DLJ"), most recently as Managing Director, global equity research (1998 - 2000), and previously as an equity research analyst, covering publishing and advertising stocks from 1986 to 1998.
Key Skills and Qualifications:
àLeadership and Finance experience—former lead director of an international manufacturer of microprocessors and chipsets (Intel); current principal of corporate advisory firm (Deck3); former president and CFO of large public global technology company (Yahoo!); former entrepreneur-in-residence for leading business school (Harvard); former global director of equity research for an investment bank (DLJ)
àTechnology and International experience—director of a large, diverse multinational conglomerate (Berkshire); director of a financial technology and mobile banking company (Chime); director of a leading global retailer (Costco); former director of an international manufacturer of microprocessors and chipsets company (Intel); leadership positions at large public global technology company (Yahoo!); former director of global equity research for an investment bank (DLJ); former director of a cloud-based software as a service (SaaS) company (Momentive); CEO & co-founder of a community experience platform (Raftr)

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Director Nominee

ROBERT A. KATZ
Executive Chairperson of the Board, Vail Resorts Inc.,
Since November 2021
Chairperson of the Board,
Vail Resorts Inc.,
From March 2009 to November 2021
Age: 57
Director Since:
June 1996
Committees:
Executive
Current Public Directorships:
Yeti Holdings, Inc.

Business Experience, Other Directorships and Qualifications
Mr. Katz is the Executive Chairperson of the Board of Vail Resorts. Mr. Katz served as Chairperson from March 2009 until November 2021, at which point he was appointed as Executive Chairperson. He previously served as Lead Director from June 2003 until his appointment as Chief Executive Officer in February 2006. Mr. Katz served as Chief Executive Officer until November 2021. Mr. Katz has served on the Board of Directors of Vail Resorts since 1996 and has been involved with the Company since 1991. Prior to becoming the Chief Executive Officer, he was associated with Apollo Management L.P., a private equity investment firm, since its founding in 1990. Mr. Katz and his wife are the founders and board members of the Katz Amsterdam Foundation, which works to address systemic injustice and racial and social disparities in mental health, reproductive health, and civic engagement. Mr. Katz currently serves on the board of directors of Yeti Holdings, Inc. and on the Wharton Leadership Advisory Board. He has previously served on numerous private, public and non-profit boards.
Key Skills and Qualifications:
àLeadership, Industry and Marketing experience—professional association with Vail Resorts began in 1991 and has been involved with all major strategic decisions for over three decades; CEO from February 2006 to November 2021 with unique insight and information regarding the Company’s strategy, operations and business, and experience with global branding, development, and strategy, as well a unique historical perspective into the operations and vision for the Company (Vail Resorts)
àFinance experience—former CEO of large public company (Vail Resorts); former senior partner at large private equity investment firm (Apollo)

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Director Nominee

IRIS KNOBLOCH President, Cannes Film Festival Independent Age: 61 Director Since: February 2024 Committees: Compensation Current Public Directorships: Accor SA Deezer SA Lazard, Inc.
Business Experience, Other Directorships and Qualifications
Ms. Knobloch has served as the President of the Cannes Film Festival, an annual film festival, since July 2022. From June 2021 to July 2022, Ms. Knobloch was the Chief Executive Officer and Chairwoman of I2PO SA, a special purpose acquisition company that merged with Deezer SA. Before joining I2PO, Ms. Knobloch was a senior executive with WarnerMedia, an American multinational media and entertainment conglomerate, and its predecessor companies from January 1996 to June 2021, serving most recently as President of WarnerMedia in Frane, Germany, the Benelux, Austria, and Switzerland. Previously, Ms. Knobloch was an attorney with the law firms of Norr, Stiefenhofer & Lutz and with O'Melveny & Myers in Munich, New York, and Los Angeles from 1992 until 1996. Ms. Knobloch has served as Chairwoman of the board of directors at Deezer SA, a French music worldwide streaming service, since July 2022; Vice Chairman and Lead Independent Director of the board of directors of Accor SA, a French multinational hospitality company, since April 2013; and a member of the board of directors of Lazard, Inc., a financial advisory and asset management firm, since April 2018. She was a member of the board of directors of LVMH Moet Hennessy Louis Vuitton SE, a French multinational holding company and conglomerate specializing in luxury goods, from April 2019 to July 2021 and Central European Media Enterprises Ltd, a media and entertainment company that operates television channels in central Europe, from April 2014 to June 2018. Ms. Knobloch served as a member of the supervisory board of Axel Springer SE, a German multinational media company, from April 2018 to December 2019. Ms. Knobloch received her JD from Ludwig-Maximilians-Universitaet and an LLM from New York University.
Key Skills and Qualifications:
àLeadership experience—President of an annual film festival (Cannes Film Festival); former Chief Executive Officer and Chairwoman of a special purpose acquisition company (I2PO); former senior executive with an American multinational media and entertainment conglomerate (WarnerMedia); director of Accor, Deezer, and Lazard; former director of LVMH Moet Hennessy Louis Vuitton, Axel Springer, and Central European Media Enterprises
àIndustry experience—former Chief Executive Officer and Chairwoman of a special purpose acquisition company dedicated to the entertainment and leisure industry (I2PO); director of a French multinational hospitality company that owns, manages, and franchises hotels, resorts, and vacation properties (Accor); former director of a French multinational holding company and conglomerate specializing in luxury goods (LVMH Moet Hennseey Louis Vuitton)
àInternational experience—public company directorships with international operations (Accor, Deezer, Lazard, LVMH Moet Hennessy Louis Vuitton, and Central European Media Enterprises); senior leadership roles in France, Germany, the Benelux, Austria, and Switzerland (Cannes Film Festival, I2PO, and WarnerMedia)

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Director Nominee

KIRSTEN A. LYNCH Chief Executive Officer, Vail Resorts, Inc. Age: 56 Director Since: November 2021 Committees: Executive
Business Experience, Other Directorships and Qualifications
Ms. Lynch has served as Chief Executive Officer and director of Vail Resorts since November 2021, and previously served for ten years as the as Executive Vice President and Chief Marketing Officer. From March 2018 to May 2022, Ms. Lynch served as a director of Stitch Fix, Inc., a publicly traded e-commerce company focused on personalized data-driven fashion. Prior to joining the Company in 2011, Ms. Lynch was with PepsiCo, Inc., where she was Chief Marketing Officer of the Quaker Foods and Snacks Division from 2009 to 2011, leading the brand marketing, consumer insights, and shopper marketing organization. Prior to PepsiCo, Kirsten worked for Kraft Foods for 12 years in various positions including Vice President of Marketing for Kraft Foods’ Cheese and Dairy Business Unit and Senior Marketing Director for Kraft Macaroni & Cheese. Ms. Lynch started her career with Ford Motor Company in marketing and sales.
Key Skills and Qualifications:
àLeadership experience—professional association with Vail Resorts began in 2011; CEO and director of Vail Resorts since November 2021; former executive vice president and Chief Marketing Officer of a large public company (Vail Resorts); former Chief Marketing Officer at multinational food and beverage corporation (PepsiCo); former vice president of marketing for large food manufacturing conglomerate (Kraft); former director at publicly traded e-commerce company (Stitch Fix)
àIndustry and Marketing experience—former Chief Marketing Officer at two major corporations leading brand marketing and consumer insights across the enterprises (Vail Resorts, PepsiCo); multiple marketing positions, including vice president, overseeing various product divisions (Kraft); marketing and sales at multinational automobile manufacturer (Ford)
àFinance experience—current CEO of large public company (Vail Resorts)

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Director Nominee

NADIA N. RAWLINSON Co-Owner and Operating Chairman, WNBA Chicago Sky Independent Age: 45 Director Since: December 2019 Committees: Compensation (Chair)
Business Experience, Other Directorships and Qualifications
Ms. Rawlinson is currently a co-owner and the Operating Chairman of the WNBA franchise Chicago Sky. In her capacity as Operating Chairman, Ms. Rawlinson leads the ownership group and oversees all business operations, strategy, and government relations. Additionally, Ms. Rawlinson is a Venture Advisor at GV, the venture capital arm of Alphabet Inc. With $8 billion under management, GV invests in early-stage consumer, life sciences, enterprise, and frontier technology companies. Before joining GV, she built a robust career in human resources and was the Chief People Officer of Slack Technologies, Inc., a leading channel-based messaging platform, where she was responsible for shaping the future of work and overseeing human resources strategy. From June 2016 to September 2020, she was the Chief Human Resources Officer at Live Nation Entertainment, leading HR for the company’s 35,000 full time and seasonal employees. Ms. Rawlinson also worked as the Chief Human Resources Officer at Rakuten Americas, part of Japan-based Rakuten Group, one of the largest Internet services companies in the world. Early in her career, she operated in both HR and Business leadership roles at Groupon, American Express, and Google. Ms. Rawlinson is currently a director at J.Crew Group, Inc. serving as a member of the compensation committee, and a board member of the international NGO Save the Children. Ms. Rawlinson currently serves on the Stanford University Board of Trustees. Ms. Rawlinson received her BA from Stanford University and MBA from Harvard Business School.
Key Skills and Qualifications:
àLeadership experience—former Chief People Officer of leading channel-based messaging platform (Slack); former Chief Human Resources Officer of a Fortune 500 live music entertainment company (Live Nation); former Chief Human Resources Officer of a large international Internet services company (Rakuten Americas); leadership positions at various technology and financial services companies (Groupon, American Express)
àIndustry and Technology experience—former Chief Human Resources Officer of large international e-commerce and software as a service (SaaS) technology companies (Rakuten Americas, Slack Technologies)
àFinance experience—current Venture Adviser at GV

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Director Nominee

JOHN REDMOND Former CEO, Allegiant Travel Company Independent Age: 66 Director Since: March 2008 Committees: Audit
Business Experience, Other Directorships and Qualifications
Mr. Redmond served as the CEO of Allegiant Travel Company from June 2022 to September 2023, and also served as a director of Allegiant. Before Mr. Redmond’s time as CEO, Mr. Redmond was the President of Allegiant Travel Company from September 2016 to June 2022. Prior to joining Allegiant, Mr. Redmond was the Managing Director and Chief Executive Officer of Echo Entertainment Group Limited, a leading Australian entertainment and gaming company, from January 2013 to April 2014, and previously served as a non-executive director from March 2012 to January 2013. Mr. Redmond was President and Chief Executive Officer of MGM Grand Resorts, LLC, a collection of resort-casino, residential living, and retail developments, and a director of its parent company, MGM Resorts International, from March 2001 to August 2007. He served as Co-Chief Executive Officer and a director of MGM Grand, Inc. from December 1999 to March 2001. Mr. Redmond was President and Chief Operating Officer of Primm Valley Resorts from March 1999 to December 1999 and Senior Vice President of MGM Grand Development, Inc. from August 1996 to February 1999. Prior to 1996, Mr. Redmond was Senior Vice President and Chief Financial Officer of Caesars Palace and Sheraton Desert Inn, having served in various other senior operational and development positions with Caesars World, Inc. Mr. Redmond previously served on the board of directors of Tropicana Las Vegas Hotel and Casino, Inc.
Key Skills and Qualifications:
àLeadership and Finance experience—former CEO of large public entertainment and gaming company (Echo); former senior officer and director of large public entertainment and gaming company (MGM); former CEO and director of leisure travel company (Allegiant)
àIndustry and International experience—former CEO and director of leisure travel company (Allegiant); former CEO of large public entertainment and gaming company (Echo); former senior officer and director of large public entertainment and gaming company (MGM)

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Director Nominee

MICHELE ROMANOW Co-Founder and Executive Chairman, Clearco Independent Age: 39 Director Since: October 2016 Committees: Compensation
Business Experience, Other Directorships and Qualifications
Ms. Romanow is the Co-Founder and Executive Chairman of Clearco (formerly Clearbanc), a technology company changing the way companies raise money by providing fast, affordable growth capital to online brands. She transitioned from CEO to Executive Chairman of Clearco in January 2023. Clearco has invested $5 billion into more than 10,000 companies in 13 countries. Clearco is headquartered in Toronto, Canada. Previously, Ms. Romanow was the Co-Founder of Snap by Groupon (previously SnapSaves), which was founded in March 2012 and acquired by Groupon, Inc. in June 2014. She served as a senior marketing executive for Groupon from June 2014 until March 2016. In February 2011, Ms. Romanow founded Buytopia.ca, a Canadian e-commerce leader. Prior to that, she was Director of Corporate Strategy & Business Improvement for Sears Canada. Ms. Romanow is also one of the venture capitalists on the award-winning CBC series Dragons’ Den. Ms. Romanow is currently a member of the strategic advisory board at Great Gulf, a group of commercial real estate companies, and a member of the advisory board at the Queen's University School of Business. Ms. Romanow was previously a member of the board of directors of Whistler Blackcomb, which was acquired by Vail Resorts in October 2016, SHAD, a Canadian charity for high school students, Freshii Inc., a publicly listed Canadian fast casual restaurant franchise, League of Innovators, a Canadian charity, and BBTV Holdings Inc., a Canadian media and technology company. She holds a Bachelor of Science in Engineering and a Master of Business Administration from Queen’s University.
Key Skills and Qualifications:
àLeadership experience—Co-founder and Executive Chairman of Clearco; former CEO of Clearco; co-founder of SnapSaves (now Snap by Groupon) and former head of marketing of Snap by Groupon; co-founder and former partner of Buytopia.ca; former director of Freshii; former director of Whistler Blackcomb; former director of BBTV
àTechnology and Marketing experience—former senior marketing executive (Groupon); co-founder of three technology companies (Clearco, SnapSaves and Buytopia.ca)

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Director Nominee

HILARY SCHNEIDER Strategic Advisor to the Board, Shutterfly, LLC Independent Age: 63 Director Since: March 2010 Committees: Compensation Current Public Directorships: DigitalOcean, Inc. Sleep Number Corporation
Business Experience, Other Directorships and Qualifications
Ms. Schneider is currently a Strategic Advisor to the Board of Directors of Shutterfly, LLC, a leading digital retailer and manufacturer of personalized products and services. She was Chief Executive Officer and Chair of the Board of Directors of Shutterfly from January 2020 to June 2023. From January 2018 to November 2019 she served as CEO of Wag!, the country's largest on-demand mobile dog walking and dog care service. Prior to that, Ms. Schneider served as the CEO of LifeLock, Inc., a leading provider of identity theft protection, identity risk assessment, and fraud protection services, a position she held from March 2016 until the acquisition of LifeLock by Symantec in February 2017. From September 2012 to February 2016, she served as the President of LifeLock, Inc. From March 2010 to November 2010, Ms. Schneider served as Executive Vice President at Yahoo! Americas. She joined Yahoo! in September 2006 when she led the company’s U.S. region, Global Partner Solutions and Local Markets and Commerce divisions. Prior to joining Yahoo!, she held senior leadership roles at Knight Ridder, Inc., from April 2002 to January 2005, including Chief Executive Officer of Knight Ridder Digital before moving to co-manage the company's overall newspaper and online business. From 2000 to 2002, Ms. Schneider served as President and CEO of Red Herring Communications. She also held numerous roles at Times Mirror from 1990 through 2000, including President and CEO of Times Mirror Interactive and General Manager of the Baltimore Sun. Ms. Schneider serves on the board of directors of DigitalOcean, Inc., a cloud-based service provider, Sleep Number Corporation, a wellness technology company, Getty Images, Inc. a visual media company, Water.org, a non-profit organization, and the American Journalism Project, a local news venture philanthropy. Ms. Schneider was also previously a member of the board of directors of LifeLock, Inc. and SendGrid, Inc.
Key Skills and Qualifications:
àLeadership experience—former CEO of leading digital retailer and personalized products manufacturer (Shutterfly, LLC), former CEO of an on-demand dog walking and dog care company (Wag!), former director, President and CEO of large public identity and fraud protection company (LifeLock); leadership positions at large public global technology company (Yahoo!)
àIndustry and Marketing experience—former president and CEO of large public identity and fraud protection company (LifeLock); leadership positions at large public global technology company (Yahoo!); former director of a SaaS-based multi-channel engagement platform (SendGrid); senior advisor to large private equity investment firm (TPG)

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Director Nominee

D. BRUCE SEWELL
Former Senior Vice President, General Counsel & Secretary,
Apple, Inc.
Independent
Lead Independent Director Since June 2019
Age: 66
Director Since:
January 2013
Committees:
Audit, Executive, Nominating & Governance
Current Public Directorships:
C3.ai, Inc.

Business Experience, Other Directorships and Qualifications
From September 2009 until December 2017, Mr. Sewell was Senior Vice President, General Counsel and Secretary of Apple Inc., overseeing all legal matters for Apple, including corporate governance, intellectual property, litigation, and securities compliance, as well as global security operations, privacy, and encryption. Prior to joining Apple, Mr. Sewell served as Senior Vice President, General Counsel of Intel Corporation from 2005 to 2009. He also served as Intel’s Vice President, General Counsel from 2004 to 2005 and Vice President of Legal and Government Affairs, Deputy General Counsel from 2001 to 2004. Prior to joining Intel in 1995 as a senior attorney, Mr. Sewell was a partner in the law firm of Brown and Bain PC. He currently serves on the board of directors and as chair for the nominating & governance committee of C3.ai, Inc., an enterprise artificial intelligence software company, and serves on the board of Clearco, a privately held growth capital technology company. Mr. Sewell also serves on the board of Village Enterprise, a charitable organization focusing on training and creating sustainable businesses in Africa, and is the President and Director of Friends of Lancaster University in America, a non-profit organization supporting higher education.
Key Skills and Qualifications:
àLeadership and Finance experience—prior General Counsel of a large international public company (Apple); leadership positions at international manufacturer of microprocessors and chipsets (Intel)
àTechnology and International experience—prior General Counsel of international public mobile communication, personal computer, software, and media devices company (Apple); leadership positions at international manufacturer of microprocessors and chipsets (Intel); leadership position at cloud-based enterprise Platform as a Service (PaaS) for deployment of big data, AI & IoT software applications (C3.ai)

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Director Nominee

JOHN F. SORTE Executive Chairman, Morgan Joseph TriArtisan Group, Inc. Independent Age: 77 Director Since: January 1993 Committees: Audit (Chair), Nominating & Governance, Executive
Business Experience, Other Directorships and Qualifications
Mr. Sorte is Executive Chairman of Morgan Joseph TriArtisan Group Inc., a merchant bank. Prior to co-founding Morgan Joseph in 2001, he was President of New Street Advisors L.P. He previously held various positions at Drexel Burnham Lambert, including Head of the Energy Group, Co-head of Investment Banking, and Chief Executive Officer and member of the board of directors. Mr. Sorte started his career as an investment banker at Shearson Hammill. Mr. Sorte also serves on the board of directors of Shorts International Ltd. and previously served on the board of directors of Autotote Corp. and Westpoint Stevens Inc., as well as several private companies and non-profit organizations.
Key Skills and Qualifications:
àLeadership and Finance experience—Executive Chairman of merchant bank (Morgan Joseph); former President of private equity firm (New Street); prior leadership positions at global investment bank (Drexel)
àInternational experience—Executive Chairman of merchant bank with international operations (Morgan Joseph); prior leadership positions at global investment bank (Drexel)

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Director Nominee

PETER A. VAUGHN Founding and Managing Director, Vaughn Advisory Group, LLC Independent Age: 60 Director Since: June 2013 Committees: Audit, Nominating & Governance (Chair)
Business Experience, Other Directorships and Qualifications
Mr. Vaughn is the Founding and Managing Director of the Vaughn Advisory Group, LLC, a privately held company providing advisory and consulting services on global marketing, brand strategy, business strategy, organizational effectiveness, and executive coaching. Since October 2021, he has also served as the Chairman of the Board of Trustees of Vaughn College of Aeronautics and Technology in Queens, New York. From July 2018 to January 2020, Mr. Vaughn served as Chief Experience Officer of Avenues: The World School, a privately held, for-profit global network of independent schools headquartered in New York. From January 2013 through November 2014, he was the Senior Vice President of International Consumer Products and Marketing of the American Express Company, providing strategic marketing leadership for the company’s consumer card-issuing and network businesses in over 160 countries worldwide, with a focus on product line strategy, benefit sourcing and management, product innovation, brand management, communications, and advertising. Previously, he held several senior marketing roles within American Express, including serving as Chief Marketing Officer of Global Network Services from 2011 to January 2013, Senior Vice President of Global Brand Management from 2005 to 2011, Vice President of Marketing for the Travelers Cheque and Prepaid Services Group from 2002 to 2004, Vice President and General Manager of Lending for the Small Business Division in 2001, and Vice President of Acquisition and Advertising for Small Business Services from 1999 to 2001. From 1994 to 1999, he held several positions overseas in the Consumer Services Group of American Express, including Vice President of International Product Development, European Head of Revolving Credit and Lending, and Senior Director of European Product Development. Mr. Vaughn joined American Express in 1992, acting as Director of Marketing for the Consumer Financial Services Group.
Key Skills and Qualifications:
àLeadership and International experience—former senior global marketing positions and senior business leader in multiple business lines at a global, public financial services company (American Express); executive of global school network (Avenues)
àMarketing and Finance experience—principal of privately-held global brand strategy and marketing company (Vaughn Advisory Group); former senior global marketing positions and senior business leader in multiple business lines with operational marketing and profit/loss responsibility at a global, public financial services company (American Express); former senior executive of a global private school network (Avenues)

FOR	The Board of Directors recommends a vote "FOR" the election of each of the nominees named above.

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MANAGEMENT

The Company’s executive officers, as well as additional information with respect to such persons, are set forth below:

Name	Age	Position

Robert A. Katz	57	Executive Chairperson of the Board
Kirsten A. Lynch	56	Chief Executive Officer
Angela A. Korch	45	Executive Vice President and Chief Financial Officer
William C. Rock	59	President - Mountain Division
Julie A. DeCecco	52	Executive Vice President, General Counsel and Chief Public Affairs Officer
Courtney K. Goldstein	46	Executive Vice President, Chief Marketing Officer
Gregory J. Sullivan	53	Executive Vice President, Retail/Rental & Hospitality
For biographical information about Ms. Lynch and Mr. Katz, see “Director Nominees” above.
Angela A. Korch has served as the Company’s Executive Vice President and Chief Financial Officer since December 2022. Ms. Korch rejoined Vail Resorts from CorePower Yoga, where she served as Chief Financial Officer from May 2020 through December 2022. Prior to CorePower Yoga, Ms. Korch spent more than a decade at Vail Resorts in several leadership roles within the Finance Organization, most recently as Vice President of Corporate & Mountain Finance. Prior to Vail Resorts, Angela was an Assistant Portfolio Manager at Muzinich & Company. She earned her MBA in finance from NYU Stern School of Business, is a CFA charter holder, and has a BS degree from Cornell University.
William C. Rock has served as the Company’s President of the Mountain Division since May 2023. Prior thereto, Mr. Rock served as Company’s Executive Vice President of Mountain Operations from June 2021 to May 2023, and from September 2019 until June 2021 served as Senior Vice President and Chief Operating Officer of the Rocky Mountain region with oversight responsibility for Vail Mountain, Beaver Creek, Breckenridge, Keystone, and Crested Butte in Colorado as well as Park City Mountain in Utah. Prior to this role, Mr. Rock was Senior Vice President and Chief Operating Officer of Park City Mountain, a role he began in October 2014. After joining the Company as the Vice President and Chief Operating Officer of Northstar California Resort in 2010, Mr. Rock oversaw operations for the Company’s three resorts in the Tahoe region. Mr. Rock started his career in the mountain resort industry in 1996 at Bristol Mountain in New York as Director of Marketing and subsequently held several leadership roles in the industry.
Julie A. DeCecco has served as the Company’s Executive Vice President, General Counsel, and Secretary since February 2024 and oversees legal, governance, compliance, internal audit, health and safety, and real estate. In October 2024 Ms. DeCecco was appointed Chief Public Affairs Officer, overseeing communications, government and community relations, sustainability and Vail Resorts’ corporate social responsibility platform, EpicPromise. She joined the Company in 2017 as Associate General Counsel and was promoted to Deputy General Counsel in 2018. In these roles, she supported the growth of the mountain division, including the acquisition and legal integration of 30 resorts, led legal support for the Company’s pass portfolio and advance commitment strategies, and was responsible for corporate governance. From 2018 to 2022 Julie also oversaw community relations. Prior to joining the Company, Ms. DeCecco was Vice President, Associate General Counsel at DaVita Inc. and Director, Associate General Counsel at Sun Microsystems Inc. Ms. DeCecco received her JD from the University of Colorado, Boulder, and her BA from UC San Diego.

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MANAGEMENT	Table of Contents
Courtney K. Goldstein has served as the Company’s Executive Vice President, Chief Marketing Officer since April 2024. From August 2013 until April 2024, she served in progressively more senior leadership roles at Comcast Corporation, including Senior Vice President of Consumer Marketing, Growth, and Engagement. During her ten-year tenure she transformed the consumer experience through data-driven performance marketing and she led ecommerce and digital media. Prior to Comcast, Ms. Goldstein worked for American Express for ten years, including as Vice President of Consumer Card Prospect Acquisition & Customer Marketing Strategy. Ms. Goldstein received her MBA from Columbia University and her BS in Economics from The Wharton School of the University of Pennsylvania.

Gregory J. Sullivan has served as the Company's Executive Vice President of Retail/Rental and Hospitality since October 2022. Prior thereto, Mr. Sullivan served as the Company's Senior Vice President of Retail and Hospitality from June 2021 to October 2022. Mr. Sullivan joined the Company in September 2016 as Chief Operating Officer of Rental and Retail. Prior to joining Vail Resorts, Mr. Sullivan was the Senior Vice President of Global Business Transformation at Crocs, Inc. and before that he held numerous roles in a 20-year career with Walmart, culminating as a Division President, overseeing the Southeast Division based in Atlanta. Mr. Sullivan has previously served on the board of directors for SOS Outreach and as a council member of Executive Leadership Development for the American Diabetes Association.

26	2024 Proxy Statement

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

Set forth in the following table is the beneficial ownership of common stock at the close of business on October 8, 2024 for all directors, nominees, named executive officers, and all directors and executive officers as a group as of such date (except as otherwise indicated below).

	Common Stock Beneficially Owned
Name of Beneficial Owner	Shares (#)	Percent of Class (%)(1)

Reginald Chambers	—	*
Susan L. Decker	8,108	*
Robert A. Katz	245,961	*
Iris Knobloch	—	*
Kirsten A. Lynch	41,280(2)	*
Nadia N. Rawlinson	4,361	*
John Redmond	22,573	*
Michele Romanow	7,054	*
Hilary Schneider	15,830	*
D. Bruce Sewell	20,874	*
John F. Sorte	45,111	*
Peter A. Vaughn	8,573	*
Julie A. DeCecco	676	*
Courtney K. Goldstein	—	*
Angela A. Korch	2,187	*
William C. Rock	8,203(3)	*
David T. Shapiro(4)	6,704(5)	*
Greg. J. Sullivan	2,294(6)	*
Directors and current executive officers as a group (17 persons)	433,085(7)	1.2
*     Less than 1.0%.
(1)Applicable percentages are based on 37,462,464 shares outstanding on October 8, 2024, adjusted as required by rules promulgated by the SEC. Unless indicated by footnote, the address for each listed director and executive officer is c/o Vail Resorts, Inc., 390 Interlocken Crescent, Broomfield, Colorado 80021. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as indicated by footnote, the person named in the table has sole voting and investment power with respect to all shares of common stock beneficially owned by them.
The number of shares of common stock outstanding used in calculating the percentage for each listed person includes the restricted share units, or RSUs, and common stock underlying share appreciation rights, or SARs, held by that person that are currently exercisable or are exercisable within 60 days of October 8, 2024, but excludes RSUs and our common stock underlying SARs held by any other person.

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SECURITY OWNERSHIP	Table of Contents
(2)Includes 5,294 shares of common stock underlying 140,299 SARs (assuming a fair market value of $170.36, the closing price of our common stock on October 8, 2024).
(3)Includes 949 shares of common stock underlying 28,067 SARs (assuming a fair market value of $170.36, the closing price of our common stock on October 8, 2024).
(4)Mr. Shapiro is the Company's former Executive Vice President, General Counsel and Secretary. This information is based on the most recently known information made available to the Company, which is as of his departure from the Company effective February 23, 2024.
(5)Common stock beneficially owned is based on the most recent information available to the Company, which is as of Mr. Shapiro's separation from the Company on February 23, 2024.
(6)Includes 243 shares of common stock underlying 20,561 SARs (assuming a fair market value of $170.36, the closing price of our common stock on October 8, 2024).
(7)Includes 6,486 shares of common stock underlying 188,927 SARs (assuming a fair market value of $170.36, the closing price of our common stock on October 8, 2024).

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INFORMATION AS TO CERTAIN STOCKHOLDERS

Set forth below is certain information with respect to the only persons known to the Company to be the beneficial owners of more than five percent of the Company’s voting securities at the close of business on October 8, 2024 (except as otherwise indicated below).

	Common Stock Beneficially Owned
Name of Beneficial Owner	Shares (#)	Percent of Class (%)(1)

Ronald Baron/Baron Capital Management, Inc.(2)	4,920,015	13.1
The Vanguard Group, Inc.(3)	3,798,088	10.1
BlackRock Inc.(4)	3,484,986	9.3
Select Equity Group, L.P.(5)	2,722,916	7.3
APG Asset Management US Inc.(6)	1,946,860	5.2
(1)Applicable percentages are based on 37,462,464 shares outstanding on October 8, 2024.
(2)As reported by Baron Capital Group, Inc. (“BCG”), BAMCO Inc. (“BAMCO”), Baron Capital Management Inc. (“BCM”), Baron Growth Fund (“BGF”) and Ronald Baron and on a joint Schedule 13G/A filed with the SEC on February 14, 2024. BAMCO and BCM are subsidiaries of BCG. BGF is an advisory client of BAMCO. Ronald Baron owns a controlling interest in BCG. The address for the holders is 767 Fifth Avenue, 49th Floor, New York, NY 10153.
(3)As reported by The Vanguard Group on a Schedule 13G/A filed with the SEC on February 12, 2024. The address for the holder is 100 Vanguard Blvd, Malvern, PA 19355.
(4)As reported by BlackRock, Inc. on a Schedule 13G/A filed with the SEC on October 21, 2024. The address for the holder is 50 Hudson Yards, New York, NY 10001.
(5)As reported by Select Equity Group, L.P. (“Select LP”) and George S. Loening, who is the majority owner of Select LP and managing member of its general partner, on a joint Schedule 13G filed with the SEC on February 14, 2024. The address for the holders is 380 Lafayette Street, New York, New York 10003.
(6)As reported by APG Asset Management US Inc. (“APG US”) on a Schedule 13G/A filed with the SEC on February 7, 2024. APG Asset Management, N.V. (“APG NL”) is wholly-owned by APG Groep, N.V. (“APG Groep”) and is the investment manager with respect to the securities to which this statement relates. Pursuant to an Investment Management Agreement, APG NL has delegated its investment and voting power with respect to such securities to APG US, which is its wholly-owned subsidiary. Stichting Pensioenfonds ABP is the majority owner of APG Groep. The address for the holder is 666 3rd Ave, New York, NY 10017.

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CORPORATE GOVERNANCE

Corporate Governance Guidelines
The Board acts as the ultimate decision-making body of the Company, except for those matters reserved to or shared with the Company’s stockholders. The Board is committed to a long-term strategy that drives growth and enhances shareholder value by focusing on areas with significant growth potential and leveraging our capabilities and scale to deliver exceptional experiences for our guests. The Board selects, advises, and oversees our management, who are responsible for the day-to-day operations and administration of the Company. The Board has adopted Corporate Governance Guidelines which, along with the charters of each of the committees of the Board and the Company’s Code of Ethics and Business Conduct, which we refer to as the Code of Ethics, provide the framework for the governance of the Company. A complete copy of the Company’s Corporate Governance Guidelines, the charters of the Board committees and the Code of Ethics for directors, officers, and employees may be found in the “Governance” section of the Company’s website at investors.vailresorts.com.
Board Leadership and Lead Independent Director
Currently, the positions of Chairperson of the Board and Chief Executive Officer of the Company are held by separate persons, with Mr. Katz serving as our Executive Chairperson of the Board and Ms. Lynch serving as Chief Executive Officer. Both Mr. Katz and Ms. Lynch are considered non-independent directors. When the Chairperson of the Board is a non-independent director, the independent directors elect an independent director to serve in a lead capacity. Accordingly, Mr. Sewell serves as our Lead Independent Director, or Lead Director.
The Board believes that two leaders serving as Executive Chairperson and Chief Executive Officer, together with an experienced and engaged Lead Director, is the most appropriate leadership structure for the Board at this time. This structure results in two leaders being directly accountable to the Board and, through the Board, to stockholders.

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Specific duties of the Executive Chairperson and the Leader Director are:

Executive Chairperson of the Board	Lead Director

àAdvising and supporting the CEO and other executives on long-term strategy and key strategic decisions	àPresiding over meetings of the Board at which the Executive Chairperson is not present, including executive sessions of independent directors
àProviding regular feedback to the CEO on their performance	àHaving the authority to call meetings of the independent directors
àEngaging in select key strategic projects and initiatives	àServing as the presiding director for purposes of all rights and duties assigned to the presiding director under the Company’s Bylaws, including the right to call special meetings of the Board
àSetting the agenda for Board meetings with the Lead Director and the CEO	àServing as principal liaison on Board-wide issues between the independent directors and the Executive Chairperson
àHaving the authority to call special meetings of the Board and such other duties assigned to the Chairperson under the Company’s Bylaws	àApproving meeting agendas and meeting schedules for the Board
àServing as a liaison between the Board and Senior Management	àServing as the point of contact for communications from stockholders or other interested parties directed to the Lead Director or the non-management directors or the Board as a group
àMonitor the content, quality, and timeliness of information sent to the Board	àSuch other duties as set forth in the Charter of the Lead Independent Director (attached as Appendix A to the Corporate Governance Guidelines)
àActing as a source of institutional knowledge
àBeing available to the Board and the CEO for additional responsibilities as may be needed
Meetings of the Board
The Board held a total of four meetings during fiscal 2024. Each of our then-serving directors attended at least 75% of the meetings held by the Board and Board committees on which he or she served during the fiscal year. In accordance with our Corporate Governance Guidelines, directors are invited and encouraged to attend our annual meeting of stockholders. All of our then-serving directors attended our 2023 annual meeting of stockholders.
Executive Sessions
The non-management directors’ practice is to meet in executive session following the conclusion of each regularly scheduled quarterly Board meeting to discuss such matters as they deem appropriate and, at least once a year, to review the Compensation Committee’s annual review of the Chief Executive Officer and the Executive Chairperson. These executive sessions are chaired by the Lead Director. Interested parties, including our stockholders, may communicate with the Lead Director and the non-management directors by following the procedures under the heading “Communications with the Board” below.
Director Nominations
The Nominating & Governance Committee considers and recommends candidates for election to the Board. The Nominating & Governance Committee also considers candidates for election to the Board, if any, that are submitted by stockholders. Each member of the Nominating & Governance Committee participates in the review and discussion of director candidates. In addition, members of the Board who are not on the Nominating & Governance Committee may meet with and evaluate the suitability of candidates. In making its selections of candidates to recommend for election, the Nominating & Governance Committee seeks persons who have achieved prominence in their field and who possess significant experience in areas of importance to the Company. The minimum qualifications that the Nominating & Governance Committee believes must be met for a candidate to be nominated include independence, wisdom, integrity, understanding and general acceptance of the Company’s corporate philosophy, business or professional knowledge and experience that can bear on the Company’s and

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CORPORATE GOVERNANCE	Table of Contents
the Board’s challenges and deliberations, proven record of accomplishment with excellent organizations, inquiring mind, willingness to speak one’s mind, ability to challenge and stimulate management, future orientation, willingness to commit time and energy, diversity, and international/global experience.
Stockholders who wish to submit candidates for consideration by the Nominating & Governance Committee for election at an annual or special meeting of stockholders should submit the candidate’s name and qualifications, including the candidate’s consent to serve as a director of the Company if nominated by the Committee and so elected, by mail to: Secretary, Vail Resorts, Inc., 390 Interlocken Crescent, Broomfield, Colorado 80021. The Nominating & Governance Committee applies the same standards in considering candidates submitted by stockholders as it does in evaluating candidates submitted by members of the Board. The Nominating & Governance Committee recommended the nominees for election at this year’s annual meeting.
Determinations Regarding Independence
Under the Company’s Corporate Governance Guidelines, a majority of the Board must be comprised of directors who are independent, as determined based on the independence standards of the New York Stock Exchange's ("NYSE") Listed Company Manual. In accordance with our Corporate Governance Guidelines and the NYSE’s listing standards, the Board has adopted categorical standards of director independence to assist it in making determinations of independence of Board members. These categorical standards of director independence are available in the “Governance” section of the Company’s website under “Governance Documents” at investors.vailresorts.com. The Board has affirmatively determined that each of the nominees, other than Mr. Katz and Ms. Lynch, is “independent” under the NYSE’s listing standards and the categorical standards of director independence adopted by the Board.
Communications with the Board
The Board has adopted a formal process by which interested parties, including our stockholders, may communicate with the Board, the Lead Director, or the non-management directors as a group. Additional information on communicating with our Board is available in the “Governance” section of the Company’s website at investors.vailresorts.com.
Code of Ethics and Business Conduct
The Company has adopted a Code of Ethics that applies to all directors, officers, and employees, including its chief executive officer, chief financial officer, chief accounting officer and controller, or persons performing similar functions. We make the Code of Ethics available to directors, officers, and employees, and convey our expectation that every director, officer, and employee read and understand the Code of Ethics and its application to the performance of each such person’s business responsibilities, including, but not limited to:
àFostering an ethical culture: speaking up, seeking guidance, and voicing concerns, investigations and discipline, and non-retaliation
àRespect in the workplace and workplace conduct: anti-harassment and discrimination, human rights, diversity equity and inclusion, personal information, and health and safety
àFairness and ethics in business dealings: anti-bribery and corruption, antitrust and fair competition, conflicts of interest, and insider trading
àBeing responsible stewards to our communities and environment: community impact, environmental leadership, and political activities and contributions
Our Code of Ethics uses principles-based guidance to alert directors, officers, and employees to potential conflicts of interest. Under the Code of Ethics, a conflict of interest occurs when an individual’s personal, social, financial, or political interests conflict with his or her loyalty to the Company. Our policy under the Code of Ethics provides that even the appearance of a conflict of interest where none actually exists can be damaging and should be avoided. If any person believes a conflict of interest is present in a personal activity, financial transaction, or business dealing involving the Company, then that person is instructed under the Code of Ethics to report such belief to an appropriate individual or department as identified in the Code of Ethics.

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We require our full-time, year-round employees, as well as certain seasonal employees, to complete a Code of Conduct training on an annual basis. This annual requirement includes training on various topics, such as financial integrity, information security, ethical leadership and anti-harassment. In fiscal 2024, the training was completed by 98% of this employee base.
The Code of Ethics is available in the “Governance” section of the Company’s website under “Governance Documents” at investors.vailresorts.com. In the event the Company amends or waives any of the provisions of the Code of Ethics applicable to our chief executive officer, chief financial officer, or chief accounting officer and controller that relates to any element of the definition of “code of ethics” enumerated in Item 406(b) of Regulation S-K under the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), the Company intends to disclose these actions on its website.
Risk Management
The Board believes that oversight of the Company’s overall risk management program is the responsibility of the entire Board and views risk management as an important part of the Company’s overall strategic planning process. The Board has delegated the regular oversight of the elements of the risk management program to the Audit Committee, and the Board receives periodic updates on individual areas of risk from the Audit Committee or members of senior management, as appropriate. The Board also periodically schedules a risk management agenda item for regular Board meetings, during which the Audit Committee or members of senior management report to and inform the Board of its risk management oversight activities. Senior management reports directly to the Audit Committee at each scheduled Audit Committee meeting and additionally as needed on the status of the Company’s risk management program. Specifically, cybersecurity has been identified as a critical part of risk management at the Company. The Company has a dedicated team that is responsible for leading enterprise-wide information security strategy, policy, standards, architecture, and processes. Cybersecurity oversight consists of the Audit Committee receiving at least quarterly updates from the Chief Information Officer regarding major cyber risk areas and recommended actions to address those risks. Information regarding the Company's cybersecurity risk management, strategy, and governance is available in our Annual Report on Form 10-K filed on September 26, 2024.
The Audit Committee has established an internal audit function to provide management and the Board with ongoing assessments of the Company’s risk management processes and systems of internal control. In addition, as part of its responsibilities, the Audit Committee inquires of management and our independent auditors about the Company’s processes for identifying and assessing such risks and exposures and the steps management has taken to minimize such risks and exposures to the Company. The Audit Committee also reviews the Company’s guidelines and policies that govern the processes for identifying and assessing significant risks or exposures and for formulating and implementing steps to minimize such risks and exposures to the Company.
Compensation Risk Assessment
The Compensation Committee, with the assistance of our independent compensation consultant, reviewed the material compensation policies and practices for all employees, including executive officers. The Compensation Committee considered whether the compensation program encouraged excessive risk taking by employees at the expense of long-term Company value. Based upon its assessment, the Compensation Committee believes that the Company’s compensation program, which includes a mix of annual and long-term incentives, cash and equity awards, and retention incentives, does not present risks that are reasonably likely to have a material adverse effect on the Company.
Committees of the Board
The Board has a standing Audit Committee, Compensation Committee, Executive Committee, and Nominating & Governance Committee. The charters for each of these committees, which have been approved by the Board, are available in the “Governance” section of the Company’s website under “Committee Charters” at investors.vailresorts.com. Following is a description of each committee of the Board. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities.

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CORPORATE GOVERNANCE	Table of Contents
The Audit Committee
The Audit Committee is primarily concerned with the effectiveness of the Company’s independent registered public accounting firm, accounting policies and practices, financial reporting, and internal controls. The Audit Committee acts pursuant to its charter, and is authorized and directed, among other things, to:
àappoint, retain, compensate, evaluate, and terminate, as appropriate, the Company’s independent registered public accounting firm;
àapprove all audit engagement fees and terms, as well as all permissible non-audit service engagements with the independent registered public accounting firm;
àdiscuss with management and the independent registered public accounting firm and meet to review the Company’s annual audited financial statements and quarterly financial statements, including reviewing the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s annual and quarterly reports filed with the SEC;
àreview the internal audit plan and evaluate the performance, responsibilities, and staffing of the Company’s internal audit function at least annually;
àreceive and review periodic presentations from the internal audit senior executive regarding the results of completed internal audits and the identification and remediation of weaknesses in the Company’s internal control environment;
àreview reports by the independent registered public accounting firm describing its internal quality control procedures and all relationships between the Company, or individuals in financial reporting oversight roles at the Company, and the independent registered public accounting firm;
àestablish procedures, as required under applicable law, for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters;
àmonitor the rotation of partners of the independent auditors on the Company’s audit engagement team as required by law;
àreview and approve or reject transactions between the Company and any related persons in accordance with the Company’s Related Party Transactions Policy;
àconfer with management and the independent auditors regarding the effectiveness of internal control over financial reporting;
àoversee management’s efforts to monitor compliance with the Company’s programs and policies designed to ensure adherence to applicable laws and regulations and the Company’s Code of Ethics;
àoversee risk management with respect to cybersecurity, including receiving and reviewing quarterly updates from the Company’s Chief Information Officer regarding major cyber risk areas and recommended actions to address such risks, as well as reviewing any other internal reports from management with respect to information technology and cybersecurity issues;
àannually prepare a report as required by the SEC to be included in the Company’s annual proxy statement; and
àdiscuss policies with respect to risk assessment and risk management.
The members of the Audit Committee are Mr. Sorte, Chair, and Messrs. Chambers, Redmond, Sewell, and Vaughn. The Board has determined that each of Messrs. Chambers, Redmond, Sorte, and Sewell qualify as an “audit committee financial expert” as defined in the SEC’s rules and regulations adopted pursuant to the Exchange Act, and that all of the members of the Audit Committee are “independent” as defined by the NYSE’s listing standards and the rules of the SEC applicable to audit committee members. The Audit Committee held four meetings during fiscal 2024.

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AUDIT COMMITTEE REPORT
Management is responsible for the Company’s accounting practices, internal control over financial reporting, the financial reporting process, and preparation of the consolidated financial statements. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board, or the PCAOB. The Audit Committee’s responsibility is to monitor and oversee these processes.
In this context, the Audit Committee has met and held discussions with management and the Company’s independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements for the fiscal year ended July 31, 2024 were prepared in accordance with generally accepted accounting principles. The Audit Committee reviewed and discussed the consolidated financial statements with management and the Company’s independent registered public accounting firm, including a discussion of the quality of the accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements, and management’s assessment of the effectiveness of the Company’s internal control over financial reporting. The Audit Committee further discussed with the Company’s independent registered public accounting firm the matters required to be discussed under the rules adopted by the PCAOB, as well as the Company’s independent registered public accounting firm’s opinion on the effectiveness of the Company’s internal control over financial reporting.
The Company’s independent registered public accounting firm also provided to the Audit Committee the written disclosures and letter required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and the Audit Committee discussed with the Company’s independent registered public accounting firm, and were satisfied with, that firm’s independence from the Company and its management. The Audit Committee has also considered whether the Company’s independent registered public accounting firm’s provision of non‑audit services to the Company is compatible with the auditors’ independence.
The Audit Committee discussed with the Company’s internal auditor and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee meets with the Company’s independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal control over financial reporting, and the overall quality of the Company’s financial reporting. In addition, the Audit Committee meets with the internal auditor, with and without management present, to discuss the results of their examination and evaluation of the Company’s internal control over financial reporting. The Audit Committee has also reviewed and discussed Company policies with respect to risk assessment and risk management.
Based upon the Audit Committee’s discussion with management and the Company’s independent registered public accounting firm referred to above, the Audit Committee recommended to the Board that the Company’s audited financial statements as of and for the fiscal year ended July 31, 2024 be included in the Company’s Annual Report on Form 10‑K for the fiscal year ended July 31, 2024 for filing with the SEC.
Audit Committee
John F. Sorte, Chair
Reginald Chambers
John Redmond
D. Bruce Sewell
Peter A. Vaughn
The Compensation Committee
The Compensation Committee acts pursuant to its charter and is authorized and directed, among other things, to:
àreview and approve corporate goals and objectives relevant to the Chief Executive Officer’s compensation, evaluate the Chief Executive Officer’s performance in light of those goals and objectives (including the Chief Executive Officer’s performance in fostering a culture of ethics and integrity), and, either as a committee or together with the other independent directors (as directed by the Board), determine and approve the Chief Executive Officer’s compensation level based on this evaluation;

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CORPORATE GOVERNANCE	Table of Contents
àreview the performance of, make recommendations (where appropriate) with respect to, and approve the total compensation for the executive officers of the Company other than the CEO, including any proposed severance arrangements or change in control and similar agreements/provisions, and any amendments, supplements, or waivers to the foregoing agreements;
àoversee the Company’s overall compensation structure, policies, and programs for executive officers and employees, including assessing the incentives and risks arising from or related to the Company’s compensation programs and plans, and assessing whether the incentives and risks are appropriate;
àreview and approve the Company’s incentive compensation and equity-based plans and approve changes to such plans, in each case subject, where appropriate, to stockholder or Board approval, and review and approve issuances of equity securities to employees of the Company;
àreview and recommend to the Board annual retainer and meeting fees for non-employee members of the Board and committees of the Board, fix the terms and awards of stock compensation for such members of the Board, and determine the terms, if any, upon which such fees may be deferred;
àproduce a compensation committee report on executive officer compensation as required by the SEC, after the committee reviews and discusses with management the Company’s Compensation Discussion and Analysis, or “CD&A,” and consider whether to recommend that it be included in the Company’s proxy statement or Annual Report; and
àconsider and recommend to the Board the frequency of the Company’s advisory vote on executive compensation.
The members of the Compensation Committee are Ms. Rawlinson, Chair, and Mses. Decker, Knobloch, Romanow, and Schneider. The Board has determined that all members of the Compensation Committee are “independent” as defined by the NYSE’s listing standards. In addition, the Compensation Committee consists of “non-employee directors,” within the meaning of Rule 16b-3 promulgated under the Exchange Act and “outside directors,” within the meaning of regulations promulgated under Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code. The Compensation Committee held three meetings during fiscal 2024.
Compensation Committee Processes and Procedures
The Compensation Committee meets as often as necessary to carry out its responsibilities. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the Chief Executive Officer. The Chief Executive Officer does not participate in and is not present during any deliberations or determinations of the Compensation Committee regarding her compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee sole authority, at the expense of the Company, to retain or to obtain advice from a compensation consultant, legal counsel, or other adviser to assist in the execution of the Compensation Committee’s responsibilities. The Compensation Committee is directly responsible for the appointment, compensation, and oversight of the work of any consultant or adviser retained and has authority to approve the fees and other retention terms. The Compensation Committee expects that it will seek advice from independent compensation consultants as it deems necessary on a periodic basis, but not necessarily annually, in order to determine that the Company’s compensation programs remain appropriate and consistent with industry practices. Prior to the retention of any compensation consultant, legal counsel, or any other external adviser, the Compensation Committee will assess the independence of such adviser from management, taking into consideration all factors relevant to such adviser’s independence, including factors specified in the NYSE listing standards.
During fiscal 2024, the Compensation Committee engaged Aon's Human Capital Solutions Practice, a division of Aon plc. ("Aon"), a multinational, multi-services insurance and consulting firm as its independent compensation consultant. Aon was retained by the Compensation Committee to review the Company’s executive and Board of Director compensation programs including a competitive assessment against peers, to perform a compensation program risk assessment, and to advise on the Company's 2024 Omnibus Equity Plan ("2024 Plan") including share modeling. More details on the 2024 Plan are available in the Proposal 4 section of this proxy statement.
In fiscal 2024, Aon was paid approximately $180,000 for these executive compensation consulting services provided to the Compensation Committee. During fiscal 2024, Aon and its affiliates provided insurance services, health benefits, valuation services, and a pharmacy coalition membership. . The decision to engage Aon and its affiliates for these additional services was made by management as part of the Company’s existing relationship with Aon concerning these services, and was not

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approved, or required to be approved, by the Compensation Committee or the Board. Professional fees for the foregoing additional services in fiscal 2024 were approximately $577,000, or 0.004% of Aon's approximately $14 billion corporate revenues. The individuals at Aon that advise the Compensation Committee on executive compensation matters have no involvement in the other services provided to the Company by Aon and its affiliates, and the individuals at Aon advising the Compensation Committee report directly to, and are overseen by, the Compensation Committee. These individuals have no other relationship with the Company or management. The Compensation Committee has assessed the independence of Aon as required by the NYSE listing standards. The Compensation Committee reviewed its relationship with Aon and considered all relevant factors, and concluded that there are no conflicts of interest raised by the work performed by Aon and its affiliates.
Historically, the Compensation Committee has made adjustments to annual compensation, determined annual cash and equity awards, and established new performance objectives at one or more meetings held during the first quarter of the fiscal year. However, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, at various times as needed throughout the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the fiscal year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the committee by the Chief Executive Officer. The Compensation Committee makes all final determinations regarding these awards, and none of our executive officers, including the Chief Executive Officer, are involved in the determination of their own compensation. In the case of the Chief Executive Officer, the evaluation of her performance is conducted by the Compensation Committee, which determines any adjustments to her compensation as well as awards to be granted. The non-management directors’ practice is to meet in executive session following the Board meeting in September of each year to review and ratify the Compensation Committee’s annual review of the Chief Executive Officer. For all executives and directors, as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels, and recommendations of the Compensation Committee’s compensation consultant, including analyses of executive and director compensation paid at other companies identified by the consultant.
The specific determinations of the Compensation Committee with respect to executive compensation for fiscal 2024 are described in greater detail in the Compensation Discussion & Analysis section of this proxy statement, as well as the narrative disclosure that accompanies the Summary Compensation Table and related tables in the Executive Compensation section of this proxy statement.
Compensation Committee Interlocks and Insider Participation
During fiscal 2024, no Compensation Committee interlocks existed between the Company and any other entity, meaning none of our executive officers currently serves, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers serving as a member of our Board or Compensation Committee. No member of our Compensation Committee has ever been an executive officer or employee of the Company.
COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based upon this review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended July 31, 2024.
Compensation Committee
Nadia N. Rawlinson, Chair
Susan L. Decker
Iris Knobloch
Michele Romanow
Hilary Schneider

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CORPORATE GOVERNANCE	Table of Contents
The Nominating & Governance Committee
The Nominating & Governance Committee acts pursuant to its charter and is authorized and directed to:
àreview the overall composition of the Board and make recommendations to the Board regarding effective Board composition and refreshment, taking into consideration such factors as business or industry experience, financial or risk assessment expertise, the balance of tenure on the Board, gender or racial diversity, experience on other public company boards of directors, and other specific areas of expertise of each Board member;
àactively seek individuals qualified to become Board members for recommendation to the Board;
àretain and terminate any search firm to be used to identify candidates and to approve the search firm’s fees and other retention terms;
àidentify and recommend to the Board director nominees for the next annual meeting of stockholders and members of the Board to serve on the various committees of the Board;
àoversee the evaluation of the performance of the Board, each committee of the Board, and individual directors, and oversee the annual evaluation process, which may include Board self-assessments and/or the periodic engagement of a third party to conduct the evaluation.
àoversee and periodically review the Company's ESG activities, including policies, initiatives, programming, disclosures, reporting, and engagement with key stakeholders related to ESG matters, other than those related to the adequacy and effectiveness of the Company’s applicable internal controls related to such disclosures, which are overseen by the Audit Committee;
àreview and reassess the adequacy of the Corporate Governance Guidelines of the Company and recommend any proposed changes to the Board for approval;
àreview and present to the Board individual director candidates recommended for the committee’s consideration by stockholders and stockholder nominations for director that are made in writing to the Secretary of the Company in compliance with the Company’s Bylaws; and
àreview and present to the Board stockholder proposals.
The members of the Nominating & Governance Committee are Mr. Vaughn, Chair, and Messrs. Sorte and Sewell. The Board has determined that all members of the Nominating & Governance Committee are “independent” as defined by the NYSE’s listing standards. The Nominating & Governance Committee held one meeting during fiscal 2024.
The Executive Committee
The Executive Committee has all powers and rights necessary to exercise the full authority of the Board during the intervals between meetings of the Board in the management of the business and affairs of the Company, subject to certain limitations set forth in the charter of the Executive Committee. For fiscal 2024, the members of the Executive Committee were Messrs. Katz, Sewell, and Sorte and Ms. Lynch. The Executive Committee held multiple discussions and one meeting during fiscal 2024.

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DIRECTOR COMPENSATION

Director Compensation for Fiscal 2024
The following table provides information concerning the compensation of our non-employee directors in fiscal 2024:

Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	All Other Compensation ($)(4)	Total ($)

Reginald Chambers(5)	40,173	121,847	—	162,020
Susan L. Decker(6)	95,564	220,139	—	315,703
Iris Knobloch(7)	47,225	144,828	—	192,053
Nadia N. Rawlinson(8)	107,677	220,139	—	327,816
John Redmond(9)	100,564	220,139	—	320,703
Michele Romanow(10)	95,564	220,139	13,455	329,158
Hilary Schneider(11)	95,564	220,139	—	315,703
D. Bruce Sewell(12)	165,760	220,139	12,857	398,756
John F. Sorte(13)	140,863	220,139	10,700	371,702
Peter A. Vaughn(14)	114,593	220,139	13,637	348,369
(1)Mr. Katz and Ms. Lynch are also named executive officers and their compensation is included in the Summary Compensation Table in the “Executive Compensation” section of this proxy statement. Neither Mr. Katz nor Ms. Lynch receive any additional compensation for their service on the Board.
(2)Consists of non-employee director annual retainers, and, if applicable, lead director fees, committee chair fees, and committee member fees. Cash compensation paid to each director in fiscal 2024 was as follows:

		Committees
Name	Board of Directors Board Service ($)	Audit Committee Service ($)	Compensation Committee Service ($)	Nominating & Governance Committee Service ($)	Executive Committee Service ($)	Total ($)

Reginald Chambers	33,314	6,859	—	—	—	40,173
Susan L. Decker	83,451	—	12,113	—	—	95,564
Iris Knobloch	42,188	—	5,037	—	—	47,225
Nadia N. Rawlinson	83,451	—	24,226	—	—	107,677
John Redmond	83,451	17,113	—	—	—	100,564
Michele Romanow	83,451	—	12,113	—	—	95,564
Hilary Schneider	83,451	—	12,113	—	—	95,564
D. Bruce Sewell	123,451	17,113	—	15,196	10,000	165,760
John F. Sorte	83,451	33,451	3,961	10,000	10,000	140,863
Peter A. Vaughn	83,451	17,113	—	14,029	—	114,593

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DIRECTOR COMPENSATION	Table of Contents
(3)The amounts in this column represent the aggregate grant date fair value of RSUs granted during fiscal 2024 computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718.
(4)All other compensation for fiscal 2024 includes the following:

Name	Charitable Donations ($)(a)	Company-paid Lodging, Ski School Privileges and Discretionary Spending on Goods and Services ($)(b)	Total ($)

Reginald Chambers	—	—	—
Susan L. Decker	—	—	—
Iris Knobloch	—	—	—
Nadia N. Rawlinson	—	—	—
John Redmond	—	—	—
Michele Romanow	—	13,455	13,455
Hilary Schneider	—	—	—
D. Bruce Sewell	—	12,857	12,857
John F. Sorte	—	10,700	10,700
Peter A. Vaughn	2,765	10,872	13,637
(a)Represents the value of vacation packages donated to charity on behalf of a director under the Company’s charitable donations program. See below under “Limited Director Perquisites and Personal Benefits” for a description of this program.
(b)Represents the amounts reported during fiscal 2024 that were used by a director towards lodging, ski school privileges and discretionary spending on services or goods at our properties for personal use under the Company’s Perquisite Fund Program. See below under “Limited Director Perquisites and Personal Benefits” for a description of this program. In accordance with SEC rules, the value of these benefits is measured on the basis of the estimated aggregate incremental cost to the Company for providing these benefits, and perquisites and personal benefits are not reported for any director for whom such amounts were less than $10,000 in the aggregate for the fiscal year.
(5)As of July 31, 2024, Mr. Chambers held 564 unvested RSUs.
(6)As of July 31, 2024, Ms. Decker held 1,031 unvested RSUs.
(7)As of July 31, 2024, Ms. Knobloch held 678 unvested RSUs.
(8)As of July 31, 2024, Ms. Rawlinson held 1,031 unvested RSUs.
(9)As of July 31, 2024, Mr. Redmond held and 1,031 unvested RSUs.
(10)As of July 31, 2024, Ms. Romanow held 1,031 unvested RSUs.
(11)As of July 31, 2024, Ms. Schneider held 1,031 unvested RSUs.
(12)As of July 31, 2024, Mr. Sewell held 1,031 unvested RSUs.
(13)As of July 31, 2024, Mr. Sorte held 1,031 unvested RSUs.
(14)As of July 31, 2024, Mr. Vaughn held 1,031 unvested RSUs.
Director Cash Compensation
All of our non-employee directors receive annual cash fees, payable in quarterly installments. The annual cash retainer for each Board member is $85,000 and no additional per meeting fees are paid. In addition, the Lead Director of the Board receives an additional $40,000 per year. The Chairperson of the Audit Committee receives an additional $35,000 per year and each other Audit Committee member receives an additional $17,500 per year. The Chairperson of the Compensation Committee receives an additional $25,000 per year and each other Compensation Committee member receives an additional $12,500. The Chairperson of the Nominating & Governance Committee receives an additional $20,000 per year and each other Nominating & Governance Committee member receives an additional $10,000 each per year. Members of the Executive Committee receive an additional $10,000 per year. A non-executive Chairperson of the Board would receive an additional annual retainer of $50,000, but we currently have an Executive Chairperson, and he is not entitled to this retainer.
All directors received reimbursement of their reasonable travel expenses in connection with their service.

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Table of Contents	DIRECTOR COMPENSATION
Director Equity Compensation
The Company provides its non-employee directors with an annual grant of restricted share units (“RSUs”) as determined each year by the Compensation Committee. The RSUs vest on the first anniversary of the grant date. For fiscal 2024, each non-employee director received RSUs with a grant date value of $220,139, consisting of 1,031 RSUs granted on September 29, 2023, with the exception of Mr. Chambers and Ms. Knobloch, who were appointed to the Board during the fiscal year and accordingly had their annual grants of RSUs prorated based on the remaining service time in the fiscal year. The aggregate grant date fair value of these RSUs is set forth under the “Stock Awards” column of the Director Compensation Table and described in footnote 3 above.
Limited Director Perquisites and Personal Benefits
Non-employee directors receive benefits consisting of lodging, ski school privileges, and discretionary spending on services or goods at our resorts for personal use in accordance with the terms of the Company’s Director Perquisite Fund Program. Each director is entitled to an annual $40,000 allowance to be used at the Company’s resorts in accordance with such program, under which directors may draw against the account to pay for services or goods at the market rate. Unused funds in each director’s account at the end of each fiscal year are forfeited. In accordance with SEC rules, the value of these benefits is measured on the basis of the estimated aggregate incremental cost to the Company. For this purpose, perquisites do not include benefits generally available on a non-discriminatory basis to all of our employees, such as skiing privileges.
In addition, each year we allow each director to designate one charity as the recipient of a vacation package with a retail value of no more than $4,000 and to include only the same array of services that are eligible under the Company's Director Perquisite Fund Program. We also require that the package be given as part of a public event, dinner, or auction and that the Company receive appropriate credit and marketing presence.
Stock Ownership Guidelines for Non-Employee Directors
Each non-employee director must own shares of our common stock equal to the greater of five times his or her annual cash retainer for Board service or $375,000 in value within five years of the date such director is elected or appointed to the Board. Directors are not permitted to sell any shares of common stock (except to pay the exercise price of a particular equity grant, if any, or taxes generated as a result of equity grants) until such time as the ownership guidelines have been satisfied and then only to the extent that such sales do not reduce such director’s ownership below the threshold requirement. Shares of common stock, stock owned in a directed retirement plan or IRA, and the intrinsic value of vested equity grants count as stock ownership for purposes of these guidelines.

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TRANSACTIONS WITH RELATED PERSONS

Related Party Transactions Policy and Procedures
We have adopted a written Related Party Transactions Policy that sets forth the Company’s policies and procedures regarding the identification, review, consideration and approval of “related party transactions.” For purposes of our policy only, a “related party transaction” is a transaction, contract, agreement, understanding, loan, advance, or guarantee (or any series of similar transactions or arrangements) in which the Company and any “related person” are participants involving an amount that exceeds $120,000. Transactions involving compensation for services provided to the Company solely in their capacity as an officer or director by a related person are not covered by this policy. A related person is any executive officer, director, or more than 5% stockholder of the Company, or any immediate family member of an executive officer or director, including any entity in which such persons are an officer or 10% or greater equity holder.
Under the policy, where a transaction has been identified as a related party transaction, management must present information regarding the proposed related party transaction to the Chairperson of the Audit Committee, the full Audit Committee or the Board for consideration and approval, depending upon the size of the transaction involved. In considering related party transactions, the Audit Committee takes into account the fairness of the proposed transaction to the Company and whether the terms of such transaction are at least as favorable to the Company as it would receive or be likely to receive from an unrelated third party in a comparable or substantially comparable transaction.
To ensure that our existing procedures are successful in identifying related party transactions, the Company distributed questionnaires to its directors and executive officers shortly following the end of the fiscal year which included, among other things, inquiries about any transactions they have entered into with us.
During fiscal 2024 and through the date of this proxy statement, there were no related party transactions under the relevant standards described above.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis
This Compensation Discussion and Analysis ("CD&A") describes our executive compensation program, the various components of our program and the compensation-related decisions made for fiscal 2024 with respect to our named executive officers (“NEOs”). For purposes of this CD&A and the compensation tables and narratives that follow, the NEOs for fiscal 2024 were:
àKirsten A. Lynch, Chief Executive Officer
àRobert A. Katz, Executive Chairperson and Former Chief Executive Officer
àAngela A. Korch, Executive Vice President and Chief Financial Officer
àWilliam C. Rock, President – Mountain Division
àDavid T. Shapiro, Former Executive Vice President, General Counsel and Secretary(1)
àGregory J. Sullivan, Executive Vice President, Retail/Rental and Hospitality
(1)Effective February 23, 2024, Mr. Shapiro left the Company. Effective February 15, 2024, the Company appointed Julie A. DeCecco, the Company’s then Vice President, Deputy General Counsel, as Executive Vice President, General Counsel. Ms. DeCecco has been with the Company since 2017, and has served as the Deputy General Counsel since 2018. She was not an NEO for fiscal 2024.
Company Performance Highlights
àOur fiscal 2024 net revenue was $2,885.2 million, a decrease of $4.2 million, or 0.1%, compared to fiscal 2023. Net income attributable to Vail Resorts, Inc. was $230.4 million for fiscal 2024 compared to net income attributable to Vail Resorts, Inc. of $268.1 million in fiscal 2023. The decrease was primarily due to: (i) an increase in our provision for income taxes; (ii) decreased Resort Reported EBITDA; (iii) an increase in interest expense due to an increase in variable interest rates associated with the unhedged portion of our term loan borrowings under our U.S. credit agreement during fiscal 2024; and (iv) an increase in depreciation and amortization expense, primarily due to capital projects recently completed at our resorts and assets acquired at Crans-Montana. Resort Reported EBITDA was $825.1 million for fiscal 2024, a decrease of $9.7 million, or 1.2%, compared to fiscal 2023.
àThrough September 20, 2024, our North American ski season pass sales decreased approximately 3% in units and increased approximately 3% in sales dollars as compared to the prior year through September 22, 2023.
àThe Company announced a two-year resource efficiency transformation plan including scaled operations, global shared services, and expanded workforce management to create organizational effectiveness and scale for operating leverage as the Company expands and grows globally. The Company expects to achieve $100 million in annualized savings by the end of fiscal 2026 before one-time costs, with approximately $27 million realized in fiscal 2025 before $15 million of one-time costs.
àWe have continued to demonstrate the stability and strength of our business model and to execute on our long-term business strategies, including:
•In May 2024, we closed on our purchase of a majority stake in Crans-Montana Mountain Resort in Switzerland, the Company's second strategic investment to operate a ski resort in Europe as a part of our continued focus to expand our network of resort offerings.
•We increased our quarterly dividend by approximately 8% during fiscal 2024 to $2.22 per share. We also returned capital to our shareholders through our share repurchase program.

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EXECUTIVE COMPENSATION	Table of Contents
•We plan to complete our calendar year 2024 capital plan of $189 million to $194 million, excluding incremental capital investments in premium fleet and fulfillment infrastructure to support the official launch of My Epic Gear for the 2024/2025 winter season, growth capital investments at Andermatt-Sedrun, reimbursable capital, and investments at Crans-Montana Mountain Resort.
•We continue to be disciplined stewards of our capital and remain committed to continuous investment in our people, strategic, high-return capital projects, strategic acquisition opportunities, and returning capital to our stockholders through our quarterly dividend and share repurchase program.
Executive Summary of our Compensation Program
Our executive compensation program is designed to align the interests of our executives with those of our shareholders by linking a significant portion of their compensation to the achievement of specific performance goals. The program is intended to reward our executive officers for sustained, high-level performance over the short and long-term as demonstrated by measurable, company-wide performance metrics and individual contributions that are consistent with our overall growth strategy and achievement of goals. We compensate our executive officers with a combination of cash compensation (in the form of base salary and annual cash incentive compensation) and equity awards, as well as a modest amount of benefits and perquisites. Our compensation program has been structured to enhance our ability to achieve our short-term and long-term strategic goals and to retain and motivate our executive officers and senior management to achieve such goals.
Our Executive Compensation Program Emphasizes Pay-for-Performance
The Compensation Committee sets rigorous performance targets that are aligned with our strategic objectives and emphasize pay-for-performance by incentivizing our executive officers to drive superior results and long-term stockholder value. We accomplish this objective in the following ways:
àAnnual Incentive Awards. Our Management Incentive Plan (“MIP”), which provides for the award of annual cash incentive compensation, referred to in this CD&A as a “MIP award,” is intended to focus our executive officers on the key corporate financial metrics that we believe drive our best results. The Compensation Committee selected Resort Reported EBITDA (earnings before interest, taxes, depreciation, and amortization, as reported for our Mountain and Lodging segments combined) as the primary performance metric for the MIP. The NEOs’ annual cash incentive fluctuates with our performance and the achievement of our annual goals as established by the Compensation Committee.
àLong-Term Equity Awards. A significant portion of our NEOs’ total annual compensation opportunity is in the form of long-term equity incentive compensation, including share appreciation rights (“SARs”) and restricted share units (“RSUs”), which generally vest ratably over three years. Value for each of SARs and RSUs fluctuates with our stock price, and SARs only have value if the share price exceeds the exercise price. Consistent with our pay-for-performance philosophy and to align the interests of our CEO with our stockholders, the Compensation Committee made approximately 50% of our CEO’s annual equity grant in the form of SARs with an exercise price that is 10% greater than the closing price of our common stock on the grant date (“Premium SARs”). For fiscal 2024, the Compensation Committee granted Ms. Lynch long-term equity value consisting of approximately 50% Premium SARs and 50% time-based vesting RSUs.
àHigh Percentage of Compensation is Variable or “At-Risk.” A significant percentage of our NEOs’ compensation is tied to incentives or appreciation in our stock price, and as executive officers attain greater levels of responsibility, the percentage of their total target compensation that is variable or “at-risk” increases, and the percentage that is fixed decreases. Our commitment to emphasizing variable and “at-risk” compensation is illustrated by the following charts for fiscal 2024:

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Table of Contents	EXECUTIVE COMPENSATION

CEO FISCAL 2024 TOTAL TARGET DIRECT COMPENSATION	OTHER NEO FISCAL 2024 TOTAL TARGET DIRECT COMPENSATION(1)
(1)Excludes compensation for Mr. Shapiro.
Our Executive Compensation Program is Supported by Our Stockholders
At our annual meeting of stockholders held on December 6, 2023, approximately 96% of the votes cast on the advisory vote to approve executive compensation were in support of the program. This reflected strong stockholder support of our executive compensation program and its emphasis on pay-for-performance. The Compensation Committee considered this support in deciding to maintain our current executive compensation program this year.

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EXECUTIVE COMPENSATION	Table of Contents
Effective Corporate Governance Reinforces Our Executive Compensation Program
The following features of our executive compensation program are evidence of our commitment to good corporate governance practices:

What We Do	What We Don't Do

✓Annual Advisory Vote to Approve Executive Compensation. We provide our stockholders with an annual opportunity to vote on an advisory basis to approve the compensation paid to our NEOs as disclosed in this proxy statement.
✓Independent Compensation Committee. Our executive compensation program is reviewed annually by the Compensation Committee, which consists solely of independent directors and makes all final determinations regarding the compensation of our NEOs.
✓Significant Portion of Executive Compensation Is Variable and At-Risk. A significant portion of our NEOs’ compensation is comprised of elements of variable and at-risk compensation that are tied to defined corporate and individual performance goals or stock price performance. Our three-year average at-risk compensation is approximately 83.6% of our CEO’s total compensation and approximately 65.6% of our other NEOs’ total compensation. In addition, approximately 50% of the long-term equity incentives granted to our CEO each fiscal year consist of Premium SARs that have an exercise price that is 10% greater than the closing price of our common stock on the grant date.
✓Significant Portion of Executive Compensation Delivered in the Form of Long-Term Equity-Based Incentives. A significant portion of our NEOs’ compensation is comprised of long-term equity incentive awards, consisting of SARs and RSUs, which generally vest over three years. In the last three fiscal years, approximately 74.3% of our CEO’s and 61.7% of other NEOs’ total compensation as reported in the Summary Compensation Table, has on average been in the form of long-term equity-based incentives.
✓Market Alignment of Compensation but with Greater Emphasis on At-Risk Compensation. To attract and retain talented executive officers, we align targeted compensation opportunity with comparable levels to our peer group, but we generally make at-risk compensation a more significant component.

✗No Excessive Perquisites. We provide our executive officers with limited perquisites, which are generally limited to credit at our owned and operated properties and which are designed to incentivize our executive officers to visit and use our resorts in order to make informed decisions regarding our business and the guest experience and provide relevant feedback concerning our properties and services.
✗No Tax Gross-Ups on Perquisites, except for Standard Relocation Benefits. We do not pay tax gross-ups on the limited perquisites that our executive officers receive, except in the case of standard relocation benefits available to all similarly situated employees.
✗No Excise Tax Gross-Ups. We do not pay excise tax gross-ups in connection with the change in control arrangements provided to our executive officers.
✗No Automatic Salary Increases or Guaranteed Bonuses. We do not guarantee annual salary increases or bonuses for any NEO and no employment with any NEO contains such provisions.
✗No “Single Trigger” Automatic Cash Payments, Benefits or Equity Vesting Upon a Change in Control. The change in control arrangements provided to our executive officers require a termination event (including a termination by the executive for “good reason”) following a change in control before any cash-based payments or benefits are triggered. Additionally, our CEO’s potential cash severance is two times her base salary plus prior year bonus. For equity awards granted in fiscal 2021 and beyond, in the event of a change in control, equity will only have accelerated vesting if an award is not assumed or replaced or in the event of a termination without cause within 12 months of a change in control event.

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Table of Contents	EXECUTIVE COMPENSATION

What We Do	What We Don't Do

✓Independent Compensation Consultant. The Compensation Committee periodically retains and receives advice from an independent compensation consultant.
✓Clawback Policy. The Compensation Committee has adopted a clawback policy that, in the event of a financial restatement, allows us to recoup cash or equity-based incentive compensation from executive officers that was paid based on the misstated financial information.
✓Stock Ownership Guidelines. Our executive officers are subject to meaningful stock ownership guidelines, requiring that they hold a meaningful amount of our common stock, which helps to align their interests with those of our stockholders. Additionally, until the applicable guideline is achieved for an executive, he or she is required to retain at least 75% of the net shares received from vesting of RSUs or exercise of SARs. All of our NEOs are in compliance with this policy.
✓Use of Tally Sheets. The Compensation Committee uses tally sheets that provide information as to all compensation that is potentially available to our NEOs when evaluating executive compensation.
✓Annual Risk Assessment. The Compensation Committee, with the assistance of our independent compensation consultant, annually conducts a compensation risk assessment and, for fiscal 2024, determined that the Company’s compensation policies and practices, or components thereof, do not create risks that are reasonably likely to have a material adverse effect on the Company.

✗No Hedging or Pledging. Under our Insider Trading Compliance Program, senior level employees, including our executive officers, as well as our directors, are prohibited from conducting short sales or using derivatives or other instruments designed to hedge against the risk of ownership of our securities or otherwise offset any decrease in the market value of our securities, including put and call options and collar transactions. The Insider Trading Compliance Program also prohibits directors and senior level employees, including our executive officers, from pledging shares of the Company’s stock or holding them in a margin account as collateral for a loan.
✗No Equity Repricing. We expressly prohibit the repricing of underwater SARs without stockholder approval.
✗No Pension Plans or SERPs. We do not provide our executive officers with tax-qualified defined benefit pension plans or supplemental executive retirement plans.

Key Objectives of Our Executive Compensation Program
Our executive compensation program focuses on the following three key objectives:
àEmphasizing Pay-for-Performance. Emphasize pay-for-performance by tying annual and long-term compensation incentives to achievement of specified performance objectives or overall stock performance.
àAttracting, Retaining, and Motivating. Attract, retain, and motivate talented executives who will determine our long-term success. We have structured our executive compensation program to be competitive with compensation paid by companies in the same market for executive talent.
àRewarding Contributions and Creating Long-Term Value. We have structured our compensation program to recognize and reward contributions of all employees, including executive officers, in achieving strategic goals and business objectives, while aligning the program with stockholder interests.

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EXECUTIVE COMPENSATION	Table of Contents
Compensation Decision Process
Role of the Compensation Committee
The Compensation Committee is responsible for determining the compensation of our executive officers, including our NEOs. In appropriate circumstances, such as when new market data supports a market adjustment, the Compensation Committee, in its sole discretion, considers the recommendations of our CEO in setting executive compensation, including the compensation of the other NEOs. The Compensation Committee, however, makes all final determinations regarding these awards (subject to any matters requiring approval by the Board and/or our stockholders), and no executive officer is involved in the deliberations or the determination with respect to his or her own compensation. The non-management directors’ practice is to meet in executive session following the Board meeting in September of each year to review and ratify the Compensation Committee’s annual review of the CEO.
Role of Management
For executive officers other than herself, our CEO makes pay recommendations to the Compensation Committee based on competitive market data and an assessment of individual performance. Her recommendations to the Compensation Committee establish appropriate and market-competitive compensation opportunities for our executive officers, consistent with our overall pay philosophy. The Compensation Committee reviews and discusses the recommendations, in conjunction with the Compensation Committee’s independent compensation consultant, in making compensation decisions or recommendations to the full Board. No executive officer participates directly in the final deliberations or determinations regarding his or her own compensation package.
Role of the Independent Compensation Consultant
The Compensation Committee retains the services of Aon as its independent compensation consultant in accordance with the Compensation Committee’s charter. Aon reports directly to the Compensation Committee. The Compensation Committee retains sole authority to hire or terminate Aon, approves its professional fees, determines the nature and scope of its services, and evaluates its performance. Upon request, a representative of Aon attends Compensation Committee meetings and communicates with the Compensation Committee chair between meetings. The Compensation Committee makes all final decisions regarding executive compensation.
Aon’s specific compensation consultation roles include, but are not limited to, the following:
àadvising the Compensation Committee on director and executive compensation trends and regulatory developments;
àdeveloping a peer group of companies for determining competitive compensation rates;
àproviding a total compensation study for executives and independent non-employee board members against peer companies;
àproviding advice to the Compensation Committee on corporate governance best practices, as well as any other areas of concern or risk;
àserving as a resource to the Compensation Committee chair for meeting agendas and supporting materials in advance of each meeting;
àreviewing and commenting on proxy statement disclosure items, including preparation of the CD&A and the Company's 2024 Omnibus Equity Plan; and
àadvising the Compensation Committee on management’s pay recommendations.
The Compensation Committee has assessed the independence of Aon as required by the NYSE listing standards. The Compensation Committee reviewed its relationship with Aon and considered all relevant factors, including those set forth in Rule 10C-1(b)(4)(i) through (vi) of the Exchange Act. Based on this review, the Compensation Committee concluded that there are no conflicts of interest raised by the work performed by Aon.

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Role of Peer Companies and Competitive Market Data
To achieve our executive compensation objectives, the Compensation Committee periodically analyzes market data and evaluates individual executive performance with a goal of setting compensation at levels the Compensation Committee believes, based on its general business and industry knowledge and experience, are comparable with executives in other companies operating in the leisure, travel, gaming, and hospitality industries, which we refer to as our “peer group.” We face a somewhat unique challenge in establishing a peer group because few publicly-traded companies participate in more than one of our operating segments. Thus, when evaluating executive compensation, the Compensation Committee includes in our peer group a variety of leisure, travel, gaming, and hospitality companies with whom we may compete for executive talent.
The following peer group development criteria were used to assist with peer group development for the fiscal 2024 pay study:
àIndustries: similar to the Company in the leisure, travel, gaming, and hospitality industries;
àCompany size: approximately 0.4 times to 3 times the Company's annual revenues, with a secondary focus on market cap;
àPeers: companies using the Company in their compensation peer group;
àPeers of peers: companies used in the peer groups of potential peer companies; and
àCompetitors: companies that compete with the Company for business and management talent.
When performing its annual executive compensation review, the Compensation Committee has sole authority to engage an independent compensation consultant to assist in obtaining market data and analyzing the competitive nature of our compensation programs. In August 2023, the Compensation Committee engaged Aon to conduct a competitive market study to assist with fiscal 2024 pay decisions. The study included market data from Aon’s proprietary global compensation survey for similar-sized companies, and proxy disclosures for publicly-traded peer companies from the leisure, travel, gaming, and hospitality industries, as approved by the Compensation Committee. Our peer group approved by the Compensation Committee to assist with fiscal 2024 compensation decisions included:

Boyd Gaming Corporation Cedar Fair, L.P. Choice Hotels International Churchill Downs Inc. Hilton Grand Vacations Hyatt Hotels Corporation Marriott Vacations Worldwide Norwegian Cruise Line Holdings Ltd	PENN Entertainment, Inc. Red Rock Resorts Inc. Royal Caribbean Cruises Ltd. Six Flags Entertainment Corporation Travel + Leisure Co. Wyndham Hotels & Resorts, Inc. Wynn Resorts Ltd.

At the time of Compensation Committee’s review, the 25th percentile of our fiscal 2024 peer group had a market cap of $3,733,000,000 and annual revenue of $1,737,000,000, the median of our fiscal 2024 peer group had a market cap of $5,522,000,000 and annual revenue of $3,567,000,000, and the 75th percentile of our fiscal 2024 peer group had a market cap of $8,242,000,000 and annual revenue of $4,750,000,000. Royal Caribbean Cruises Ltd. was added to the fiscal 2024 peer group because of their common use as part of the compensation peer group of our peers, strong brand, and comparable annual revenues.
The Compensation Committee uses competitive compensation data from the annual total compensation study of peer companies and survey data to inform its decisions about overall compensation opportunities and specific compensation elements. Additionally, the Compensation Committee uses multiple reference points when establishing targeted compensation levels. The Compensation Committee does not benchmark specific compensation elements or total compensation to any specific percentile relative to the peer companies or the broader United States market. Instead, the

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Compensation Committee applies judgment and discretion in establishing targeted pay levels, taking into account not only competitive market data, but also factors such as Company, business and individual performance, scope of responsibility, critical needs and skill sets, leadership potential, and succession planning. The Compensation Committee also evaluates the compensation programs of other companies which, while not in the peer set, have similar characteristics of the Company’s business model, complexity, and sophistication.
Role of Tally Sheets and Company-Specific Factors
In addition to considering market data with respect to executive compensation practices of companies within our peer group, the Compensation Committee takes into account individual performance, our retention needs, our relative performance, and our own strategic goals. We also conduct an annual review of the aggregate level of our executive compensation program as part of our annual budget review and annual performance review processes, which includes determining the operating metrics and non-financial elements used to measure our performance and to compensate our executive officers.
The Compensation Committee, in conjunction with data and recommendations provided by our independent compensation consultant in any given year, also annually analyzes tally sheets prepared for each NEO. These tally sheets present the dollar amount of each component of the NEO’s compensation, including current cash compensation (base salary and the MIP award for the applicable fiscal year), perquisites and the value of equity awards previously granted to the NEO as of the applicable fiscal year end, as well as the amounts that would have been payable to the NEO if employment had been terminated under various scenarios as of the end of the most recently completed fiscal year. The Compensation Committee uses these tally sheets, which provide substantially the same information as is provided in the tables included in this proxy statement, together with peer group data, primarily for purposes of analyzing our NEOs’ total compensation and determining whether it is appropriate to adjust the compensation mix for our NEOs on a going-forward basis. In its most recent review of tally sheets, the Compensation Committee determined that total compensation amounts for our NEOs remained consistent with our executive compensation philosophy and objectives.
Determination of CEO Compensation
At its second regularly scheduled meeting of the fiscal year, the Compensation Committee reviews and evaluates CEO performance, and determines performance achievement levels, for the prior fiscal year. The Committee also reviews competitive compensation data. Following review and discussion of the Company's financial performance at the first regularly scheduled Board meeting of the fiscal year, the Committee approves the CEO’s compensation.
Elements of Compensation
Our executive compensation program consists of the following elements, which are reviewed annually by the Compensation Committee and may be adjusted to align with market standards:

Compensation Element	Objective	Key Features

Base Salary	To attract and retain executives with a proven track record of performance
àBased primarily on the scope of an executive officer’s responsibilities, taking into account individual performance and experience, competitive market compensation for similar positions, as well as seniority of the individual, our ability to replace the individual, the impact the individual’s loss would have on the Company, and other factors which may be deemed to be relevant by the Compensation Committee.
àNo guaranteed increases to base salary.

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Compensation Element	Objective	Key Features

Annual MIP Award	To motivate achievement of annual financial, operational, and strategic goals and achievement of individual annual performance objectives
àFor each fiscal year, Company performance drives the overall funding of the MIP. Additionally, individual MIP payments are subject to an individual performance multiplier for all NEOs, except for Ms. Lynch whose award is based solely on the funded amount of target MIP determined by Company performance because, unlike other NEOs, she is responsible for all aspects of Company performance, and Mr. Katz, who is not eligible for an MIP award.
àMIP awards are paid in cash only.

Equity Incentive Awards	To motivate and reward executive officers to achieve multi-year strategic goals, align interests with shareholders, and to deliver sustained long-term value to shareholders, as well as to attract and retain executive officers
àEquity awards are granted under our stockholder-approved 2015 Omnibus Incentive Plan, referred to in this proxy statement as the 2015 Plan.
àFor fiscal 2024, we granted time-based vesting RSUs and SARs to provide a balanced portfolio of potential wealth accumulation and alignment to our shareholders’ long-term investment interests. Value in both programs fluctuates with our stock price, and SARs only have value if the share price exceeds the exercise price.
àSARs are granted with an exercise price of no less than the closing price of our common stock on the grant date. For Ms. Lynch, we grant Premium SARs with the exercise price set 10% higher than the fair market value on the grant date. Shareholders realize a 10% return before Ms. Lynch may recognize personal gains.
àFor equity awards granted in fiscal 2021 and beyond, in the event of a change in control, equity vesting will only accelerate if an award is not assumed or replaced or in the event of a “double trigger” termination without cause within 12 months of a change in control event. Accordingly, no outstanding unvested awards provide for accelerated vesting if such awards are assumed or replaced, or in the event of a termination without cause.

Limited Perquisites	To incentivize executives to use the Company’s services in order to help them in their performance by allowing them to evaluate our resorts and services based upon firsthand knowledge
àIncludes our Perquisite Fund Program, under which certain of our senior management, receive an annual allowance, based on executive level, to be used at the Company’s owned or operated resorts. Executives may draw against the account to pay for services or goods, at the market rate for the applicable resort or services. Amounts used by executives are taxed as ordinary income, like other compensation. Unused funds at the end of each fiscal year are forfeited.
àAll Company employees enjoy skiing privileges, including our executives.

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2024 Compensation Decisions
The Compensation Committee approved the following fiscal 2024 compensation program for Ms. Lynch:
àAnnual base salary of $1,091,800;
àAnnual MIP target equal to 100% of her base salary, subject to the terms and conditions of the Company’s MIP;
àAnnual equity target of approximately $4,913,100 comprised of 50% RSUs and 50% Premium SARs at a 10% premium to market, which vest in three equal installments beginning on the first anniversary of the grant date; and
àParticipation in the Perquisite Fund Program with an annual allowance of $80,000 per year to be used at the Company’s owned or operated resorts.
For fiscal 2024, the Compensation Committee approved a salary of $1,091,800 for Mr. Katz, our Executive Chairperson, and target equity awards under the 2015 Plan of approximately $1,091,800. The equity awards were comprised of 50% RSUs and 50% SARs, each of which vest in three equal installments beginning on the first anniversary of the grant date. Mr. Katz is not eligible to participate in the Company’s MIP.
Base Salary. The Compensation Committee generally reviews and adjusts base salaries annually at its September committee meeting, with new salaries effective as of the following pay period.
Fiscal 2024 approved salaries reflect a recognition of individual performance, a thorough review of competitive market data from the Aon executive compensation study, and the overall growth and results of the Company in fiscal 2024.

Name	Fiscal 2023 Approved Base Salary ($)	Fiscal 2024 Approved Base Salary ($)	% Change Approved Base Salary (%)

Kirsten A. Lynch	1,060,000	1,091,800	3.0
Robert A. Katz	1,060,000	1,091,800	3.0
Angela A. Korch	550,000	590,000	7.3
William C. Rock	500,000	515,000	3.0
David T. Shapiro(1)	609,500	627,785	3.0
Gregory J. Sullivan	427,869	440,705	3.0
(1)Mr. Shapiro's 2024 fiscal year salary reflects his approved full year base salary. Mr. Shapiro's actual salary through the date of his departure from the Company on February 23, 2024 was $371,443.
Annual MIP Awards. Certain of our NEOs were eligible to receive an annual MIP award for fiscal 2024 based upon the Company’s performance and for all NEOs other than Ms. Lynch, the NEO’s individual performance during fiscal 2024. As Executive Chairperson, Mr. Katz is not eligible to participate in the MIP.
Annual Funding of the MIP. The Compensation Committee has established Resort Reported EBITDA as the primary performance measure to determine MIP funding. The Compensation Committee bases the Resort Reported EBITDA target on the target set by our Board annually when approving the Company’s financial budget. In setting the performance measures and goals, the Compensation Committee considers our past performance, broader economic trends that may impact us in the upcoming year, and our historical performance against MIP targets.
Please see pages 44, 45, and 54 of our Annual Report on Form 10-K filed on September 26, 2024 for information regarding our use of the non-GAAP financial measures discussed in this CD&A. For a reconciliation of the differences between Resort Reported EBITDA and the most directly comparable GAAP financial measures, see Appendix A of this proxy statement.
Resort Reported EBITDA Target. For fiscal 2024, the Resort Reported EBITDA target was set at $940 million, which was based upon our approved budget for fiscal 2024. This target excludes (i) any EBITDA and related closing, acquisition, and integration related expenses associated with any acquisitions completed or signed during fiscal 2024 (including Crans-Montana Mountain Resort), (ii) the impact of any exercises of SARs by the CEO or Executive Chairperson during the fiscal year (of which there were none for fiscal 2024), and (iii) the impact of any currency fluctuations on the Company’s results.

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The Compensation Committee established the performance measure at the beginning of the fiscal year with the expectation that the target level of performance of these goals would require significant effort and substantial progress toward our strategic plan goals in light of the business environment at that time.
The following table summarizes funding opportunity from threshold to maximum performance.
MIP Funding for Resort Reported EBITDA

Percentage of Target Performance Achieved (%)	Percentage of Annual Target Funding Level Available under the MIP (%)	Fiscal 2024 Resort Reported EBITDA Value ($)

Less than 80%	0%	Less than $752.0 million
80%	15%	$752.0 million
90%	25%	$846.0 million
95%	50%	$893.0 million
100%	100%	$940.0 million
110%	175%	$1,034.0 million
120% or greater	200%	$1,128.0 million or greater
In the event our Resort Reported EBITDA for any fiscal year exceeds the specified threshold level, then the MIP is funded at the appropriate level and each NEO is eligible to receive an MIP award. For achievement between annual target funding level percentages, the payout is determined by linear interpolation.
Target Annual MIP Awards. The NEOs’ target MIP awards as a percentage of their base salaries was determined based on a combination of competitive market data for each NEOs' role and the role’s ability to influence our performance. For fiscal 2024, except as noted in the table below, each NEO was eligible for an annual MIP award based on a percentage of annual base salary. The following table sets forth the target annual MIP awards as a percentage of base salary approved by the Compensation Committee at the start of the fiscal year for each of fiscal 2024 and 2023, and the percentage change in the target from fiscal 2024 to 2023.

Name	2023 Target Annual MIP Award as Percentage of Base Salary (%)	2024 Target Annual MIP Award as Percentage of Base Salary (%)	% Change (%)

Kirsten A. Lynch	100%	100%	—
Robert A. Katz(1)	—	—	—
Angela A. Korch	75%	75%	—
William C. Rock	75%	75%	—
David T. Shapiro(2)	50%	—	N/A
Gregory J. Sullivan	50%	50%	—
(1)As Executive Chairperson, Mr. Katz is not eligible for an MIP award.
(2)Mr. Shapiro was not eligible for an MIP award for fiscal 2024 due to his departure from the Company on February 23, 2024.

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The table below sets forth the threshold, target and maximum awards payable under the MIP for each NEO in fiscal 2024 who was eligible for an award at the time that the Committee established the NEO’s opportunity:

Name	Threshold ($)	Target ($)	Maximum ($)

Kirsten A. Lynch	—	1,091,800	2,183,600
Robert A. Katz(1)	—	—	—
Angela A. Korch	—	442,500	1,150,500
William C. Rock	—	386,250	1,004,250
David T. Shapiro(2)	—	—	—
Gregory J. Sullivan	—	220,353	572,917
(1)As Executive Chairperson, Mr. Katz is not eligible for an MIP award.
(2)Mr. Shapiro was not eligible for an MIP award for fiscal 2024 due to his departure from the Company on February 23, 2024.
Individual MIP Award Determination. Once funding was established for fiscal 2024, the actual MIP award paid to each NEO was determined by individual performance achievements against their individual performance objectives. In the case of Ms. Lynch, her award is based solely on the funded amount of target MIP determined by Company performance because, unlike other NEOs, she is responsible for all aspects of Company performance. This structure reflects our objective to incentivize individual performance, while at the same time requiring that overall Company performance standards are met before MIP funding can occur. Mr. Katz was not eligible to participate in the MIP and Mr. Shapiro was ineligible for a MIP award for fiscal 2024 due to his departure from the Company.
Achievement of individual performance objectives can result in the NEO receiving a MIP award equal to 0%, 50%, 100%, 120%, or 130% of the funded amount (i.e., the amount achieved based on Company performance) (subject to availability of funds under the MIP) and subject to further adjustments at the discretion of the Compensation Committee. Individual performance objectives vary depending upon our strategic plan and each NEO’s individual responsibilities are established at the beginning of each fiscal year, with the expectation in fiscal 2024 that the target level of performance of these objectives would require significant effort and substantial progress toward the goals of our strategic plan in light of the current business environment. As a result, the Committee believed that there was a moderate likelihood that the NEO’s would satisfy his or her respective performance objectives in fiscal 2024. The maximum payout opportunity for individual plan participants other than the CEO is 260% of target (assumes maximum Resort Reported EBITDA funding of 200% and maximum individual performance funding at 130%).
Example. An executive whose MIP award funding is 100% based on Resort Reported EBITDA, earning $300,000 annually with a target MIP award of 50% of base salary, would have an available MIP award funding of $150,000 (“Target Funding Amount”) for 100% achievement of Resort Reported EBITDA (100% times 50% salary target times 100% funding based on Resort Reported EBITDA achievement). If Company performance resulted in Resort Reported EBITDA of achievement of 90%, the MIP award funding would be equal to 25% of the Target Funding Amount (as set forth in the table above), or $37,000 (“Actual Funding Amount”). However, because the executive’s total MIP award is also subject to the achievement of individual performance objectives, an executive’s ultimate total MIP award is equal to an individual performance multiplier of 0%, 50%, 100%, 120%, or 130% of the Actual Funding Amount based on individual performance (subject to availability of funds under the MIP). Accordingly, if the executive achieved 120% of individual performance, the ultimate MIP award payout would be $45,000 (Actual Funding Amount of $37,500 multiplied by 120% for individual performance).
Fiscal 2024 Results. In fiscal 2024, we met 88.74% of the Resort Reported EBITDA target, which resulted in a funding level at 23.74% of the target funding level for that component of the funding calculation. Based upon these results and individual performance, and noting that individual performance achievement was 100% for each NEO's respective Actual Funding Amount, the Compensation Committee determined the final MIP award amounts as follows (which is equal to 23.74% of target for each eligible individual):

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Name	2024 Base Salary ($)	2024 Target Annual MIP Award as Percentage of Base Salary (%)	2024 Target Annual Award MIP Payout ($) (a)	2024 Resort Reported EBITDA MIP Award Funding (%) (b)	2024 Individual Performance Modifier (%) (c)	2024 MIP Award ($) (a * b * c)

Kirsten A. Lynch	1,091,800	100	1,091,800	23.74	n/a(1)	259,193
Robert A. Katz(2)	1,091,800	—	—	—	—	—
Angela A. Korch	590,000	75	442,500	23.74	100	105,050
William C. Rock	515,000	75	386,250	23.74	100	91,696
David T. Shapiro(3)	627,785	—	—	—	—	—
Gregory J. Sullivan	440,705	50	220,353	23.74	100	52,312
(1)Ms. Lynch’s award does not include an individual performance component because, unlike other NEOs, she is responsible for all aspects of Company performance.
(2)As Executive Chairperson, Mr. Katz is not eligible for an MIP award.
(3)Mr. Shapiro was not eligible for an MIP award for fiscal 2024 due to his departure from the Company on February 23, 2024.
Long-Term Equity Incentives
Our long-term equity incentive award program is designed to promote long-term Company performance and align each executive’s interests with stockholder interest, to reward the achievement of long-term goals, and to promote stability and corporate loyalty among our executives. The Compensation Committee bases awards of long-term equity compensation on a number of factors, including competitive market practices as determined by our peer group analysis, the information provided by our independent compensation consultant, the amount of cash compensation that is currently paid to each NEO, each NEO’s level of responsibility, our retention objectives, and our pay-for-performance philosophy. In general, the Compensation Committee makes long-term equity award determinations for executive officers in September of each year and typically consults with our CEO in determining the size of grants to each NEO, other than herself, although the Compensation Committee makes all final determinations. The non-management directors’ practice is to meet in executive session following the Board meeting in September of each year to review and ratify the Compensation Committee’s annual review of the CEO. In fiscal 2024, the Compensation Committee granted long-term equity incentive awards under the stockholder-approved 2015 Plan.
For fiscal 2024, the Compensation Committee awarded each NEO an equity value based on individual achievements and performance. The Compensation Committee granted Ms. Lynch her long-term equity for fiscal 2024 as approximately 50% RSU value and approximately 50% Premium SAR value. To further promote retention, the RSUs and SARs granted in fiscal 2024 vest in equal annual installments over a three-year period commencing on the first anniversary date of the grant. As the awards are inherently tied to the value of our common stock, we consider a vesting schedule based upon continued service appropriate to meet the desire for both retention and variable, at-risk pay.
The Compensation Committee has structured the mix of long-term and short-term equity awards and the relative weight assigned to each type to motivate performance against long-term targets, stock price appreciation over the long term and to encourage ownership and retention while aligning executive officers’ interests with those of our stockholders. The RSUs are complementary to the SARs because they have upside potential, but deliver some value even during periods of market or stock price underperformance, providing a retention incentive and reinforcing an ownership culture and commitment to the Company.

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The table below shows the number and grant date fair value of the equity awards granted to our NEOs in fiscal 2024.

Name	RSU Value ($)	RSUs Granted(1) (#)	SAR Value ($)	SARs Granted (#)

Kirsten A. Lynch	2,456,356	12,008	2,456,542	44,111
Robert A. Katz	545,766	2,668	545,895	8,849
Angela A. Korch	733,552	3,586	733,741	11,894
William C. Rock	514,878	2,517	514,988	8,348
David T. Shapiro(2)	891,063	4,356	891,050	14,444
Gregory J. Sullivan	225,834	1,104	225,970	3,663
(1)The grant-date fair value of RSUs is determined based on the Company's closing market stock price on the date of grant, reduced by the present value of estimated dividends to be paid on the underlying shares that will not be paid on such RSUs during the requisite service period, discounted at the appropriate risk-free interest rate.
(2)Mr. Shapiro's fiscal 2024 equity awards were forfeited upon his separation from the Company on February 23, 2024.
Other Executive Compensation Policies and Practices
Perquisites and Other Benefits
We provide the NEOs with certain health and welfare benefits, relocation program benefits, and a tax-qualified 401(k) plan in the same manner that such benefits have been made available to other salaried employees of the Company. We also pay premiums for supplemental life insurance and disability insurance on behalf of our NEOs that are consistent with those provided to similarly situated executives at other companies.
Under our Executive Perquisite Fund Program, we offer the NEOs a specified allowance at our owned and operated properties to incentivize our executive officers to visit and use our resorts in order to make informed decisions regarding our business and the guest experience and provide relevant feedback concerning our properties and services. Executives may draw against the credit to pay for services or goods at the market rate, such as towards lodging, ski school privileges, and discretionary spending on services or goods at our properties for personal use. Amounts of the fund used by the NEO are taxed as ordinary income, like other compensation. In addition, the Company also provided each NEO with access to one or more of our private clubs through our quality assessment program, for which the Company incurs no incremental costs.
The Compensation Committee reviews perquisites in the tally sheets for both appropriateness and effectiveness. However, the value of any perquisites provided to any of the NEOs is a limited portion of any officer’s compensation.
Clawback Policy
Our clawback policy requires the Company to recoup incentive-based compensation that was paid to executive officers based on financial statements that were subsequently restated. The policy provides that in the event the Company is required to prepare an accounting restatement due to material noncompliance with financial reporting requirements, and regardless of whether the executive officer contributed to the cause of the noncompliance, our Board will review all MIP awards and equity awards made to executive officers during the three-year period prior to the restatement on the basis of having met or exceeded specific performance targets. If such payments would have been lower had they been calculated based on such restated results, our Board will recoup the amounts received in excess of the amount that would have been paid based on the restated results. The policy is designed to ensure accountability and to reinforce our commitment to ethical conduct and financial integrity. It covers both cash and equity-based incentives and applies to current and former executives. The Compensation Committee has the authority to determine the amount of compensation to be recovered and the method of recovery.
The Company reviews its clawback policy periodically to ensure compliance with applicable law, NYSE listing standards, and corporate governance best practices. The foregoing summary of the clawback policy does not purport to be complete and is qualified in its entirety by reference to the full text of the clawback policy attached as Exhibit 97.1 to the Company's Annual Report on Form 10-K filed on September 26, 2024.

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Insider Trading Policy
We have adopted the Vail Resorts Inc. Insider Trading Compliance Program (the “Insider Trading Policy”), which governs the purchase, sale, and other dispositions of our securities by all of our directors, officers, and employees, as well as their family members and other persons who live with them, and any corporations, limited liability companies, partnerships, trusts, or other entities over which they exert influence or control. The Insider Trading Policy is designed to promote compliance with insider trading laws, rules and regulations, as well as the rules and regulations of the NYSE. It prohibits those who are subject to the policy from trading securities of any company, including the Company, while in possession of material non-public information, and from buying, selling, or gifting Company securities even if not in possession of such information during certain trading blackout periods, subject to limited exceptions. It also prohibits those who are subject to the policy from effecting short sales of Company securities and from engaging in hedging transactions and purchasing or selling derivative securities, such as puts and calls, relating to Company securities. The Insider Trading Policy also imposes additional trading restrictions applicable to our directors, executive officers and Insiders (as defined therein). The foregoing summary of the Insider Trading Policy does not purport to be complete and is qualified in its entirety by reference to the full text of the Insider Trading Policy attached as Exhibit 19.1 to the Company's Annual Report on Form 10-K filed on September 26, 2024.
Stock Ownership Guidelines for Executives
Consistent with our objective of encouraging executive stock ownership to create long-term stockholder value by aligning the interests of our executives with our stockholders, the Company has adopted executive stock ownership guidelines. Under the guidelines, our executive officers are expected to hold shares of our common stock equal to multiples of their base salaries as follows:

Title	Multiple of Base Salary

Executive Chairperson	6x
Chief Executive Officer	6x
Chief Financial Officer	3x
Presidents	3x
Executive Vice Presidents	2x
Until an executive achieves the required level of ownership, he or she is required to retain at least 75% of the net shares received as a result of the vesting of RSUs or restricted stock or the exercise of SARs. Net shares are those that remain after shares are netted to pay any applicable exercise price and/or statutory tax withholdings. Shares of common stock, stock owned in a directed retirement plan or IRA, and the intrinsic value of vested equity grants count as stock ownership for purposes of these guidelines.
Policy Prohibiting Hedging and Pledging Transactions
Our Insider Trading Policy prohibits directors and senior level employees, including our executive officers, from engaging in hedging transactions designed to offset decreases in the market value of the Company’s securities, including engaging in short sales or investing in other derivatives of the Company’s securities, including put and call options and collar transactions. The Insider Trading Policy also prohibits directors and senior level employees, including our executive officers, from pledging shares of the Company’s stock or holding them in a margin account as collateral for a loan. The foregoing summary of the Insider Trading Policy does not purport to be complete and is qualified in its entirety by reference to the full text of the Insider Trading Policy attached as Exhibit 19.1 to the Company's Annual Report on Form 10-K filed on September 26, 2024. For additional information on our Insider Trading Policy, see “—Insider Trading Policy” above.

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Summary Compensation Table for Fiscal 2024
The following table summarizes the total compensation paid or earned by the NEOs for each of the last three fiscal years during which the officer was a NEO:

Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option/Share Appreciation Right Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)

Kirsten A. Lynch Chief Executive Officer	2024	1,086,908	—	2,456,356	2,456,542	259,193	29,587	6,288,586
	2023	1,050,769	—	2,384,820	2,384,996	331,250	43,467	6,195,302
	2022	885,999	—	2,249,991	2,249,981	1,188,300	35,357	6,609,628
Robert A. Katz Executive Chairperson and Former Chief Executive Officer	2024	1,086,908	—	545,766	545,895	—	23,501	2,202,070
	2023	1,050,769	—	529,894	529,965	—	23,051	2,133,679
	2022	1,000,320	—	499,847	499,986	—	22,301	2,022,454
Angela A. Korch Executive Vice President and Chief Financial Officer	2024	583,846	—	733,552	733,741	105,050	27,007	2,183,196
	2023	323,654	—	647,366	347,561	86367	22,099	1,427,047
William C. Rock President - Mountain Division	2024	512,692	—	514,878	514,988	91,696	18,593	1,652,847
David T. Shapiro Former Executive Vice President, General Counsel and Secretary	2024	371,443	—	891,063	891,050	—	9,078	2,162,634
	2023	604,192	—	865,093	865,091	95,234	30,209	2,459,819
	2022	564,539	—	768,786	768,912	341,636	27,561	2,471,434
Gregory J. Sullivan Executive Vice President, Retail/Rental and Hospitality	2024	438,730	—	225,834	225,970	52,312	32,869	975,715
(1)Amounts shown reflect salary earned during the fiscal year, which differ from base salaries in that year based in part on the timing of previous year annual adjustments, mid-year promotions, service period, and other adjustments in any given year.
(2)Awards consist of RSUs. The amounts represent the aggregate grant date fair value of RSUs granted during the applicable fiscal year computed in accordance with FASB ASC Topic 718, and do not represent cash payments made to individuals or amounts realized, or amounts that may be realized. Assumptions used in the calculation of these amounts are included in note 14 to our audited financial statements for fiscal 2024, which are included in our Annual Report.
(3)Awards consist of SARs. The amounts represent the aggregate grant date fair value of SARs granted during the applicable fiscal year computed in accordance with FASB ASC Topic 718, and do not represent cash payments made to individuals or amounts realized, or amounts that may be realized. Assumptions used in the calculation of these amounts are included in note 14 to our audited financial statements for fiscal 2024, which are included in our Annual Report.
(4)In September 2024, pursuant to the MIP, as more fully described in the CD&A and based upon the attainment of performance targets previously established by the Compensation Committee under the MIP, the Compensation Committee approved fiscal 2024 MIP awards for the NEOs other than Messrs. Katz and Shapiro. Such amounts were paid in October 2024.

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(5)All other compensation for fiscal 2024 includes the following:

Name	Fiscal Year	Company Contributions Under 401(k) Savings Plan ($)(a)	Company-paid Supplemental Life Insurance Premiums ($)(b)	Company-paid Supplemental Disability Insurance Premiums ($)(c)	Company-paid Lodging, Ski School Privileges and Discretionary Spending on Goods and Services ($)(d)	Total ($)

Kirsten A. Lynch	2024	10,350	900	5,533	12,804	29,587
Robert A. Katz	2024	10,350	7,295	5,856	—	23,501
Angela A. Korch	2024	10,212	900	3,165	12,730	27,007
William C. Rock	2024	10,730	900	6,963	—	18,593
David T. Shapiro	2024	3,260	525	5,293	—	9,078
Gregory J. Sullivan	2024	9,741	900	6,316	15,912	32,869
(a)Consists of Company contributions to the NEO’s accounts in the Company’s tax-qualified 401(k) plan.
(b)Consists of premiums paid on behalf of the NEO for supplemental life insurance.
(c)Consists of premiums paid on behalf of the NEO for supplemental disability insurance.
(d)In fiscal 2024, our NEOs were entitled to participate in our Executive Perquisite Fund Program, under which certain of the Company’s officers receive an annual allowance based on officer level to be used at the Company’s resorts. For fiscal 2024, annual allowances for NEOs were as follows: CEO and Executive Chairperson —$80,0000; Chief Financial Officer and President – Mountain Division—$50,000; Executive Vice President (excluding the Chief Financial Officer) —$40,000; and Senior Vice President—$30,000. Executives may draw against the account to pay for services or goods at the market rate. Amounts of the fund used by the NEO are taxed as ordinary income, like other compensation. The amounts reported include the amounts used by the NEO towards lodging, ski school privileges and discretionary spending on services or goods at our properties for personal use. In accordance with SEC rules, the value of these benefits is measured on the basis of the estimated aggregate incremental cost to the Company for providing these benefits, and perquisites and personal benefits are not reported for any NEO for whom such amounts were less than $10,000 in the aggregate for the fiscal year. In fiscal 2024, the Company also provided each NEO with access to one or more of our private clubs through our quality assessment program, for which the Company incurred no incremental costs. NEOs are responsible for the payment of their individual, non-business related expenditures incurred at such clubs, although these expenses would qualify for reimbursement under the Company’s Executive Perquisite Fund Program if within the NEO’s allowance under that program.

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Grants of Plan-Based Awards in Fiscal 2024
The following table shows certain information regarding grants of plan-based awards to the NEOs during fiscal 2024:

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(#)(6)	All Other Option/SAR Awards: Number of Securities Underlying Options/ SARs (#)(7)	Exercise or Base Price of Option/ SAR Awards ($/Sh)	Grant Date Fair Value of Stock and Option Name Awards ($)(8)
Name	Grant Date(1)	Threshold ($)(3)	Target ($)(4)	Maximum ($)(5)

Kirsten A. Lynch		—	1,091,800	2,183,600	—	—	—	—
	9/29/2023	—	—	—	12,008	—	n/a	2,456,356
	9/29/2023	—	—	—	—	44,111	244.08	2,456,542
Robert A. Katz		—	—	—	—	—	—	—
	9/29/2023	—	—	—	2,668	—	n/a	545,766
	9/29/2023	—	—	—	—	8,849	221.89	545,895
Angela A. Korch		—	442,500	1,150,500	—	—	—	—
	9/29/2023	—	—	—	3,586	—	n/a	733,552
	9/29/2023	—	—	—	—	11,894	221.89	733,741
William C. Rock		—	386,250	1,004,250	—	—	—	—
	9/29/2023	—	—	—	2,517	—	n/a	514,878
	9/29/2023	—	—	—	—	8,348	221.89	514,988
David T. Shapiro		—	—	—	—	—	—	—
	9/29/2023	—	—	—	4,356	—	n/a	891,063
	9/29/2023	—	—	—	—	14,444	221.89	891,050
Gregory J. Sullivan		—	220,353	572,917	—	—	—	—
	9/29/2023	—	—	—	1,104	—	n/a	255,834
	9/29/2023	—	—	—	—	3,663	221.89	255,970
(1)With respect to equity awards, such awards were approved by the Compensation Committee of the Board on September 27, 2023, with a grant date of September 29, 2023, which is the first business day after the public release of earnings for the previous fiscal year.
(2)The estimated possible payouts are based on the parameters applicable to each NEO at the time the Compensation Committee established the relevant performance goals in writing at the beginning of fiscal 2024, as more fully described in the CD&A section of this proxy statement. The actual earned and subsequently paid amounts are reported in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column. As the Executive Chairperson, Mr. Katz was not eligible to receive an MIP award in fiscal 2024.
(3)The Threshold amount is based on the MIP’s minimum target funding level based upon no achievement of Resort Reported EBITDA targets for fiscal 2024, with the resulting funding applied to the NEO’s target percentage of base salary and then paid out at the 50% threshold level for individual performance (other than for Ms. Lynch, whose MIP awards are tied entirely to corporate performance).
(4)The Target amount is based on the MIP’s target funding level of 100% upon achievement by the Company of 100% of certain Resort Reported EBITDA targets for fiscal 2024, with the resulting funding applied to the NEO’s target percentage of base salary and then paid out at the 100% target level for individual performance (other than for Ms. Lynch, whose MIP awards are tied entirely to corporate performance).
(5)The Maximum amount is based on the MIP’s maximum funding level of 200% upon achievement by the Company of at least 120% of certain Resort Reported EBITDA targets for fiscal 2024, with the resulting funding applied to the NEO’s target percentage of base salary and then paid out at the 130% maximum level for individual performance (other than for Ms. Lynch, whose MIP awards are tied entirely to corporate performance).

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(6)Represents RSUs that vest in three equal annual installments beginning on the first anniversary of the grant date. The grants were made pursuant to the 2015 Plan.
(7)Represents SARs that vest in three equal annual installments beginning on the first anniversary of the grant date. The exercise price of each SAR is equal to the closing price of our common stock on the grant date, except in the case of the SARs award value granted to Ms. Lynch for which the exercise price was 110% of the closing price of our common stock on the grant date. Upon the exercise of a SAR, the actual number of shares the Company will issue to the NEO is equal the quotient of (i) the product of (x) the excess of the per share fair market value of our common stock on the date of exercise over the exercise price, multiplied by (y) the number of SARs exercised, divided by (ii) the per share fair market value of our common stock on the date of exercise, less any shares withheld to cover payment of applicable tax withholding obligations. The grants were made pursuant to the 2015 Plan.
(8)The amounts shown represent the aggregate fair value of the award calculated as of the grant date in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in note 14 to our audited financial statements for fiscal 2024, which are included in our Annual Report.
Employment Agreements
The Company has an employment agreement with Ms. Lynch, which was approved by the Compensation Committee. No other NEO had an employment agreement with the Company at fiscal year-end.
Kirsten A. Lynch, Chief Executive Officer
The Company entered into an employment agreement with Ms. Lynch on November 1, 2021. The employment agreement has an initial term through October 31, 2024 and provides for automatic renewal for successive one year periods if neither party provides written notice of non-renewal to the other party not less than 60 days prior to the then-current scheduled expiration date. Under the employment agreement, the initial base salary is set at $1,000,000.00, subject to annual adjustments by the Compensation Committee, though in no case may the base salary be reduced at any time below the then-current level without Ms. Lynch’s consent. Pursuant to the employment agreement, Ms. Lynch also participates in the Company’s MIP, as more fully described in the CD&A. Under the employment agreement, if the Company achieves specified performance targets for the year under the MIP, Ms. Lynch’s “target opportunity” will be no less than 100% of her base salary.
Ms. Lynch receives other benefits and perquisites on the same terms as afforded to senior executives generally, including customary health, disability, and insurance benefits, and participation in the Company’s Executive Perquisite Fund Program.
The employment agreement also provides for certain payments in connection with the termination of Ms. Lynch under certain circumstances, as more fully described under the heading “Potential Payments Upon Termination or Change in Control” below.
Ms. Lynch’s employment agreement contains customary provisions for non-competition and non-solicitation of the Company’s managerial employees that become effective as of the date of Ms. Lynch’s termination of employment and that continue for two years thereafter. Ms. Lynch is also subject to a permanent covenant to maintain confidentiality of the Company’s confidential information.

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Outstanding Equity Awards at Fiscal 2024 Year-End
The following table shows certain information regarding outstanding equity awards held by the NEOs as of July 31, 2024:

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options / SARs Exercisable (#)(1)	Number of Securities Underlying Unexercised Options / SARs Unexercisable (#)(1)(2)	Option / SAR Exercise Price ($)(3)	Option / SAR Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(4)(5)	Market Value of Shares or Units of Stock That Have Not Vested ($)(6)

Kirsten A. Lynch	13,169 (SARs)	—	107.42	9/25/2025	—	—
	7,458 (SARs)	—	160.56	9/23/2026	—	—
	6,851 (SARs)	—	228.04	9/27/2027	—	—
	7,137 (SARs)	—	286.13	9/27/2028	—	—
	12,364 (SARs)	—	236.15	9/25/2029	—	—
	13,765 (SARs)	—	225.26	9/25/2030	—	—
	8,161 (SARs)	—	247.79	9/25/2030	—	—
	16,850 (SARs)	8,425 (SARs)	387.04	9/24/2031	—	—
	15,708 (SARs)	31,417 (SARs)	234.91	9/29/2032	—	—
	—	44,111 (SARs)	244.08	9/29/2033	—	—
	—	—	—	—	2,209	402,060
	—	—	—	—	8,068	1,468,457
	—	—	—	—	12,008	2,185,576
Robert A. Katz	18,527 (SARs)	—	107.42	9/25/2025	—	—
	42,385 (SARs)	—	134.28	9/25/2025	—	—
	45,528 (SARs)	—	200.70	9/23/2026	—	—
	14,814 (SARs)	—	285.05	9/27/2027	—	—
	11,727 (SARs)	—	357.66	9/27/2028	—	—
	22,827 (SARs)	—	295.19	9/25/2029	—	—
	21,371 (SARs)	—	247.79	9/25/2030	—	—
	19,156 (SARs)	—	247.79	9/25/2030	—	—
	3,371 (SARs)	1,686 (SARs)	351.85	9/24/2031	—	—
	3,121 (SARs)	6,244 (SARs)	213.55	9/29/2032	—	—
	—	8,849 (SARs)	221.89	9/29/2033	—	—
	—	—	—	—	491	89,367
	—	—	—	—	1,793	326,344
	—	—	—	—	2,668	485,603

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	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options / SARs Exercisable (#)(1)	Number of Securities Underlying Unexercised Options / SARs Unexercisable (#)(1)(2)	Option / SAR Exercise Price ($)(3)	Option / SAR Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(4)(5)	Market Value of Shares or Units of Stock That Have Not Vested ($)(6)

Angela A. Korch	1,666 (SARs)	3,334 (SARs)	262.31	2/01/2033	—	—
	—	11,894 (SARs)	221.89	9/29/2033	—	—
	—	—	—	—	1,762	320,702
	—	—	—	—	3,586	652,688
William C. Rock	2,112 (SARs)	—	107.42	9/25/2025	—	—
	2,946 (SARs)	—	160.56	9/23/2026	—	—
	3,041 (SARs)	—	228.04	9/27/2027	—	—
	2,475 (SARs)	—	286.13	9/27/2028	—	—
	4,288 (SARs)	—	236.15	9/25/2029	—	—
	4,774 (SARs)	—	225.26	9/25/2030	—	—
	1,685 (SARs)	843 (SARs)	351.85	9/24/2031	—	—
	1,560 (SARs)	3,122 (SARs)	213.55	9/29/2032	—	—
	—	8,348 (SARs)	221.89	9/29/2033	—	—
	—	—	—	—	246	44,774
	—	—	—	—	896	163,081
	—	—	—	—	2,517	458,119
David T. Shapiro	—	—	—	—	—	—
Gregory J. Sullivan	3,260 (SARs)	—	157.62	11/01/2016	—	—
	2,202 (SARs)	—	228.04	9/27/2027	—	—
	1,792 (SARs)	—	286.13	9/27/2028	—	—
	3,599 (SARs)	—	236.15	9/25/2029	—	—
	4,007 (SARs)	—	225.26	9/25/2030	—	—
	1,264 (SARs)	632 (SARs)	351.85	9/24/2031	—	—
	1,292 (SARs)	2,585 (SARs)	213.55	9/29/2032	—	—
	—	3,663 (SARs)	221.89	9/29/2033	—	—
	—	—	—	—	184	33,490
	—	—	—	—	742	135,051
	—	—	—	—	1,104	200,939
(1)Represents exercisable or unexercisable SARs that vest in three equal annual installments beginning on the first anniversary of the grant date, except for the Premium SARs granted to Mr. Katz and Ms. Lynch on September 25, 2020 which vested in full on the first anniversary of the grant date. Upon the exercise of a SAR, the actual number of shares the Company will issue to the NEO is equal to the quotient of (i) the product of (x) the excess of the per share fair market value of our common stock on the date of exercise over the exercise price, multiplied by (y) the number of SARs exercised, divided by (ii) the per share fair market value of our common stock on the date of exercise, less any shares withheld to cover payment of applicable tax withholding obligations.

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(2)The grant dates and vesting dates of each unexercisable SAR award as of July 31, 2024 are as follows:

Name	Number of Unexercisble SARs	Grant Date	Vesting Schedule of Original Total Grant	Vesting Date (date award is vested in full)

Kirsten A. Lynch	8,425	September 24, 2021	Equal annual installments over a three-year period beginning on anniversary of the grant date.	September 24, 2024
	31,417	September 29, 2022	Equal annual installments over a three-year period beginning on anniversary of the grant date.	September 29, 2025
	44,111	September 29, 2023	Equal annual installments over a three-year period beginning on anniversary of the grant date.	September 29, 2026
Robert A. Katz	1,686	September 24, 2021	Equal annual installments over a three-year period beginning on anniversary of the grant date.	September 24, 2024
	6,244	September 29, 2022	Equal annual installments over a three-year period beginning on anniversary of the grant date.	September 29, 2025
	8,849	September 29, 2023	Equal annual installments over a three-year period beginning on anniversary of the grant date.	September 29, 2026
Angela A. Korch	3,334	February 1, 2023	Equal annual installments over a three-year period beginning on anniversary of the grant date.	February 1, 2026
	11,894	September 29, 2023	Equal annual installments over a three-year period beginning on anniversary of the grant date.	September 29, 2026
William C. Rock	843	September 24, 2021	Equal annual installments over a three-year period beginning on anniversary of the grant date.	September 24, 2024
	3,122	September 29, 2022	Equal annual installments over a three-year period beginning on anniversary of the grant date.	September 29, 2025
	8,348	September 29, 2023	Equal annual installments over a three-year period beginning on anniversary of the grant date.	September 29, 2026
David T. Shapiro	—	—	—	—
Gregory J. Sullivan	632	September 24, 2021	Equal annual installments over a three-year period beginning on anniversary of the grant date.	September 24, 2024
	2,585	September 29, 2022	Equal annual installments over a three-year period beginning on anniversary of the grant date.	September 29, 2025
	3,663	September 29, 2023	Equal annual installments over a three-year period beginning on anniversary of the grant date.	September 29, 2026
(3)The exercise price of each SAR is equal to the closing price of our common stock on the grant date, except for: the Premium SARs granted to Ms. Lynch with an exercise price of $387.04, $234.91, and $244.08, which is equal to 110% of the closing price of our common stock on the grant date; the Premium SARs granted to Mr. Katz with exercise prices of $134.28, $200.70, $285.05, $357.66, and $295.19, which are equal to 125% of the closing price of our common stock on the grant date; and the Premium SARs granted to Mr. Katz and Ms. Lynch on September 25, 2020, with an exercise price of $247.79, which is equal to 110% of the closing price of our common stock on the grant date.
(4)Represents unvested RSUs that, unless otherwise specifically noted in footnote 5 below, vest in three equal annual installments beginning on the first anniversary of the grant date.

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(5)The grant dates and vesting dates of RSUs that have not vested as of July 31, 2024 are as follows:

Name	Number of Unexercisble RSUs	Grant Date	Vesting Schedule of Original Total Grant	Vesting Date (date award is vested in full)

Kirsten A. Lynch	2,209	September 24, 2021	Equal annual installments over a three-year period beginning on anniversary of the grant date.	September 24, 2024
	8,068	September 29, 2022	Equal annual installments over a three-year period beginning on anniversary of the grant date.	September 29, 2025
	12,008	September 29, 2023	Equal annual installments over a three-year period beginning on anniversary of the grant date.	September 29, 2026
Robert A. Katz	491	September 24, 2021	Equal annual installments over a three-year period beginning on anniversary of the grant date.	September 24, 2024
	1,793	September 29, 2022	Equal annual installments over a three-year period beginning on anniversary of the grant date.	September 29, 2025
	2,668	September 29, 2023	Equal annual installments over a three-year period beginning on anniversary of the grant date.	September 29, 2026
Angela A. Korch	1,762	February 1, 2023	Equal annual installments over a three-year period beginning on anniversary of the grant date.	February 1, 2026
	3,586	September 29, 2023	Equal annual installments over a three-year period beginning on anniversary of the grant date.	September 29, 2026
William C. Rock	246	September 24, 2021	Equal annual installments over a three-year period beginning on anniversary of the grant date.	September 24, 2024
	896	September 29, 2022	Equal annual installments over a three-year period beginning on anniversary of the grant date.	September 29, 2025
	2,517	September 29, 2023	Equal annual installments over a three-year period beginning on anniversary of the grant date.	September 29, 2026
David T. Shapiro	—	—	—	—
Gregory J. Sullivan	184	September 24, 2021	Equal annual installments over a three-year period beginning on anniversary of the grant date.	September 24, 2024
	742	September 29, 2022	Equal annual installments over a three-year period beginning on anniversary of the grant date.	September 29, 2025
	1,104	September 29, 2023	Equal annual installments over a three-year period beginning on anniversary of the grant date.	September 29, 2026
(a)The fair market value of these unvested RSU awards was determined based on the closing price of our common stock of $182.01 per share on July 31, 2024, multiplied by the number of units.

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Option Exercises and Stock Vested in Fiscal 2024
The following table shows for fiscal 2024 certain information regarding SAR exercises and stock vested during the last fiscal year with respect to the NEOs:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)(2)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(3)

Kirsten A. Lynch	—	—	7,378	1,710,831
Robert A. Katz	—	—	2,952	699,525
Angela A. Korch	—	—	880	195,404
William C. Rock	—	—	807	186,988
David T. Shapiro	5,095	82,845	3,050	711,475
Gregory J. Sullivan	—	—	651	150,623
(1)Represents the aggregate number of shares acquired on vesting or exercise, as applicable. The amounts shown do not reflect amounts withheld by the Company to satisfy tax withholding requirements or to satisfy the exercise price.
(2)The aggregate dollar value realized upon the exercise of options/SARs was computed by multiplying the difference between the market price of the Company’s common stock on the exercise date and the exercise price for the award by the number of awards exercised.
(3)The aggregate dollar value realized on the vesting of RSUs was computed by multiplying the closing price of the Company’s common stock on the vesting date by the number of shares vested. As the vesting dates fell on a Saturday or Sunday, the most recent business date closing price was used.
Policies and Practices Related to the Grant of Certain Equity Awards
At each September meeting, it is the Compensation Committee’s long-standing practice to review our results for the previous fiscal year, review the Company’s financial plan and strategy for the upcoming fiscal year, and based on those reviews approve the granting of equity awards for the upcoming fiscal year. SARs are granted with an exercise price equal to or higher than the closing market price of our common stock on the grant date. We take into account the timing of our disclosure of material nonpublic information and the Compensation Committee generally approves annual awards on the date of the regularly scheduled first fiscal quarter Board meeting in September, with the grant date being the first business day after the public release of earnings for the previous fiscal year. Accordingly, we do not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. Other than grants made in connection with hiring, promotions, or to replace certain new hire grants once they vest and/or are exercised, equity awards are granted to NEOs at the same time that equity awards are granted to all other employees who are eligible for such awards. Consistent with this practice, during fiscal 2024 and the first quarter of fiscal 2025, the Compensation Committee awarded SARs to our NEOs in the period beginning four business days before our filing of a periodic report on Form 10-K or Form 10-Q or the filing or furnishing of a current report on Form 8-K that disclosed material nonpublic information (other than a current report on Form 8-K disclosing a material new stock option award under Item 5.02(e) of such Form 8-K), and ending one business day after the filing or furnishing of such report (the “Designated Periods”). Pursuant to SEC Rules, we are providing the following information relating to SARs awarded to NEOs in the Designated Periods occurring during fiscal year 2024:

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Name	Grant Date	Number of Securities Underlying the Award	Exercise Price of the Award ($/Sh)	Grant Date Fair Value of the Award ($)
Percentage Change in the Closing Market Price of the Securities Underlying the Award Between the Trading Day Ending Immediately Prior to the Disclosure of Material Nonpublic Information and the Trading Day Beginning Immediately Following the Disclosure of Material Nonpublic Information
(%)

Kirsten A. Lynch	9/29/2023	44,111	244.08	2,456,542	(6.0)
Robert A. Katz	9/29/2023	8,849	221.89	545,895	(6.0)
Angela A. Korch	9/29/2023	11,894	221.89	733,741	(6.0)
William C. Rock	9/29/2023	8,348	221.89	514,988	(6.0)
David T. Shapiro	9/29/2023	14,444	221.89	891,050	(6.0)
Gregory J. Sullivan	9/29/2023	3,663	221.89	225,970	(6.0)
Pension Benefits
The Company does not provide pension benefits or a defined contribution plan to the NEOs other than the Company’s tax-qualified 401(k) plan.
Nonqualified Deferred Compensation for Fiscal 2024
Although the Company maintains certain deferred compensation arrangements, none of the NEOs participated in such arrangements in fiscal 2024 or otherwise had any earned or awarded benefit under any such deferred compensation arrangement for any prior fiscal year.
Potential Payments Upon Termination or Change-in-Control
The employment agreement with Ms. Lynch and the Company’s executive severance policy, which applies to Messrs. Katz, Rock, and Sullivan and Ms. Korch, require us to provide certain compensation in the event of certain terminations of employment or upon a change in control of the Company. In addition, the forms of equity award agreements used with all of our employees provide for the full acceleration of vesting of outstanding SARs, restricted stock, and RSUs upon a change in control of the Company if (i) the successor corporation does not assume or substitute such award or (ii) the executive’s employment is terminated without Cause within the 12-month period following the change in control of the Company. In accordance with the employment agreement with Ms. Lynch, if she breaches the post-employment non-competition or non-solicitation covenants to which she is subject, then she must promptly reimburse the Company for any severance payments received from, or payable by, the Company.
Under the terms of the Company's executive severance policy, the Company may terminate the executive at any time with or without Cause. If the executive’s employment is terminated without Cause or terminated by the executive for Good Reason in connection with or outside of a Change in Control (each, as defined below), then the executive will be entitled, in exchange for a signed release, to receive compensation in the amounts and under the circumstances described below. The amount of severance received under the Company's executive severance policy varies according to the executive’s grade and title. In general, covered executive employees are entitled to receive the following severance amounts under the Company's executive severance policy in the event of termination of employment of the covered executive by the Company without Cause or termination of employment by a covered executive for Good Reason: (i) for qualifying terminations occurring without a change in control, the covered executive is entitled to one year of base salary (two years of base salary in the case of the CEO), (ii) for qualifying terminations following a change in control, (A) the CEO is entitled to receive two years of base salary plus an amount equal to the most recent bonus paid to the CEO, (B) executive vice presidents, senior executive vice presidents, and division presidents are each entitled to receive one year of base salary plus an amount equal to the most recent bonus paid to the executive and (C) vice presidents and senior vice presidents are entitled to receive one year of base salary.

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Under the terms of the Company's executive severance policy and Ms. Lynch’s employment agreement, “Cause” is generally defined as (i) any conduct related to the Company involving gross negligence, gross mismanagement, or the unauthorized disclosure of confidential information or trade secrets; (ii) dishonesty or a violation of the Company’s Code of Ethics and Business Conduct that has or reasonably could be expected to result in a detrimental impact on the reputation, goodwill, or business position of any of the Companies; (iii) gross obstruction of business operations or illegal or disreputable conduct by executive that impairs or reasonably could be expected to impair the reputation, goodwill, or business position of any of the Companies, and any acts that violate any policy of the Company relating to discrimination or harassment; (iv) commission of a felony or a crime involving moral turpitude or the entrance of a plea of guilty or nolo contendere to a felony or a crime involving moral turpitude; or (v) any action involving a material breach of the terms of the employment agreement including material inattention to or material neglect of duties that executive has not have remedied within 30 days after receiving written notice from the Board specifying the details thereof.
“Good Reason” is defined under the terms of the Company's executive severance policy as (i) the Company has decreased the executive’s then current base salary, (ii) the executive is directed to relocate their principal office more than 50 miles without their consent, and/or (iii) the Company has effected a material diminution in the executive’s reporting responsibilities, authority, or duties as in effect immediately prior to such change; provided, however, that executive does not have the right to terminate executive’s employment agreement for Good Reason unless: (A) executive has provided notice to the Company of any of the foregoing conditions within 90 days of the initial existence of the condition; (B) the Company has been given at least 30 days after receiving such notice to cure such condition (other than if Good Reason is due to a Change in Control); and (C) executive actually terminates employment within six months following the initial existence of the condition.
“Good Reason” is defined under the terms of Ms. Lynch’s employment agreement as (i) the Company has breached its obligations under the employment agreement in any material respect, (ii) the Company has decreased executive’s then current base salary, (iii) executive is directed to relocate executive’s principal office more than 30 miles from Interlocken Business Park without consent, and/or (iv) the Company has effected a material diminution in executive’s reporting responsibilities, authority, or duties as in effect immediately prior to such change; provided, however, that executive does not have the right to terminate executive’s employment agreement for Good Reason unless: (A) executive has provided notice to the Company of any of the foregoing conditions within 90 days of the initial existence of the condition; (B) the Company has been given at least 30 days after receiving such notice to cure such condition (other than if Good Reason is due to a Change in Control); and (C) executive actually terminates employment within six months following the initial existence of the condition.
“Change in Control” is defined under the terms of the Company's executive severance policy and Ms. Lynch's employment agreement as an event or series of events by which: (A) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent, or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of 35% or more of the equity securities of the Company entitled to vote for members of the Board or equivalent governing body of the Company on a fully-diluted basis; or (B) during any period of twenty four consecutive months, a majority of the members of the Board or other equivalent governing body of the Company cease to be composed of individuals (1) who were members of that Board or equivalent governing body on the first day of such period, (2) whose election or nomination to that Board or equivalent governing body was approved by individuals referred to in clause (1) above constituting at the time of such election or nomination at least a majority of that Board or equivalent governing body, or (3) whose election or nomination to that Board or other equivalent governing body was approved by individuals referred to in clauses (1) and (2) above constituting at the time of such election or nomination at least a majority of that Board or equivalent governing body (excluding, in the case of both clause (2) and clause (3), any individual whose initial nomination for, or assumption of office as, a member of that Board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the Board); or (C) any person or two or more persons acting in concert shall have acquired, by contract or otherwise, control over the equity securities of the Company entitled to vote for members of the Board or equivalent governing body of the Company on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right) representing 51% or more of the combined voting power of such securities; or (D)the Company sells or transfers (other than by mortgage or pledge) all or substantially all of its properties and assets to, another “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act).

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The amounts shown in the tables below are estimates of the value of the payments and benefits each of our NEOs.
Kirsten A. Lynch, Chief Executive Officer
Ms. Lynch’s employment agreement provides that upon (i) the giving of notice of non-renewal of the agreement by the Company or termination of employment by the Company without Cause or (ii) termination of employment by Ms. Lynch for Good Reason, Ms. Lynch is entitled to receive certain benefits (so long as she has executed a release in connection with her termination). In the event of a termination for Cause, Ms. Lynch will only be entitled to receive her then-current salary though the date of such termination. In the event of a termination without Cause or resignation for Good Reason, Ms. Lynch will be entitled to receive (i) her then current salary through the effective date of the termination, (ii) a pro-rated bonus for the portion of the Company’s fiscal year though the effective date of her termination, which pro-rated bonus is to be based on applying the level of achievement of her and the Company’s performance targets, and (iii) two years of her then current salary, payable in a lump sum. If, within twelve months of the consummation of a Change in Control of the Company, (i) the Company terminates Ms. Lynch without Cause or gives notice of non-renewal of her agreement, or (ii) Ms. Lynch terminates her employment for Good Reason, Ms. Lynch is entitled to receive (so long as she has executed a release in connection with her termination): (a) her then current salary through the effective date of the termination, (b) a pro-rated bonus for the portion of the Company’s fiscal year though the effective date of her termination, which pro-rated bonus is to be based on applying the level of achievement of her and the Company’s performance targets, and (c) two years of her then current salary, payable in a lump sum, plus an amount equal to the cash bonus paid to Ms. Lynch in the prior calendar year, payable no later than two and a half months following the calendar year in which her termination occurs.
The following table describes the estimated potential compensation to Ms. Lynch upon a qualifying termination assuming the termination occurred on July 31, 2024:

Executive Benefits and Payments(1)	Termination without Cause or Resignation for Good Reason ($)	Termination without Cause or Resignation for Good Reason following Change in Control ($)(2)

Base Salary	2,183,600	2,183,600
SAR/RSU Acceleration	4,056,093	4,056,093
MIP Award	1,091,800	1,423,050
Health Insurance	36,449	—
Total	7,367,942	7,662,743
(1)Assumes the following: (a) base salary equal to $1,091,800 is in effect as of the assumed termination or change in control date of July 31, 2024; (b) executive’s unvested RSUs and SARs at July 31,2024 would be subject to accelerated vesting on that date (when the closing price per share of our common stock was $182.01) (see footnote 2); and (c) all Company targets under the MIP are met and executive’s pro rata MIP award payable as of the termination date is the target amount indicated under Non-Equity Incentive Plan Awards in the Grants of Plan-Based Awards Table above.
(2)Benefits triggered upon termination without Cause or resignation for Good Reason would apply in the same manner following a change in control pursuant to the Company’s executive severance policy when the new owners are bound by the terms of the executive severance policy. In the event of a change in control, equity will only have accelerated vesting if an award is not assumed or replaced or in the event of a termination without Cause within 12 months of a change in control event.

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EXECUTIVE COMPENSATION	Table of Contents
Robert A. Katz, Executive Chairperson and Former Chief Executive Officer
Mr. Katz’s became subject to the Company's executive severance policy when his employment agreement was terminated upon his departure from the Chief Executive Officer position on November 1, 2021.
The following table describes the estimated potential compensation to Mr. Katz upon a qualifying termination assuming the termination occurred on July 31, 2024:

Executive Benefits and Payments(1)	Termination without Cause or Resignation for Good Reason ($)	Termination without Cause or Resignation for Good Reason following Change in Control ($)(2)

Base Salary	1,091,800	1,091,800
SAR/RSU Acceleration	—	901,314
MIP Award	—	—
Health Insurance	—	—
Total	1,091,800	1,993,114
(1)Assumes the following: (a) base salary equal to $1,091,800 is in effect as of the assumed termination or change in control date of July 31, 2024 and (b) executive’s unvested RSUs and SARs at July 31, 2024 would be subject to accelerated vesting on that date (when the closing price per share of our common stock was $182.01) (see footnote 2).
(2)Benefits triggered upon termination without cause or resignation for Good Reason would apply in the same manner following a change in control pursuant to the Company’s executive severance policy when the new owners are bound by the terms of the executive severance policy. For equity awards granted in fiscal 2021 and beyond, in the event of a change in control, equity will only have accelerated vesting if an award is not assumed or replaced or in the event of a termination without cause within 12 months of a change in control event.
Angela A. Korch, Executive Vice President and Chief Financial Officer
The following table describes the estimated potential compensation to Ms. Korch upon a qualifying termination assuming the termination occurred on July 31, 2024:

Executive Benefits and Payments(1)	Termination without Cause or Resignation for Good Reason ($)	Termination without Cause or Resignation for Good Reason following Change in Control ($)(2)

Base Salary	590,000	590,000
SAR/RSU Acceleration	—	973,389
MIP Award	—	105,050
Health Insurance	—	—
Total	590,000	1,668,439
(1)Assumes the following: (a) base salary equal to $590,000 is in effect as of the assumed termination or change in control date of July 31, 2024; and (b) executive’s unvested SARs and RSUs at July 31, 2024 would be subject to accelerated vesting on that date (when the closing price per share of our common stock was $182.01) (see footnote 2).
(2)Benefits triggered upon termination without cause or resignation for Good Reason would apply in the same manner following a change in control pursuant to the Company’s executive severance policy when the new owners are bound by the terms of the executive severance policy. For equity awards granted in fiscal 2021 and beyond, in the event of a change in control, equity will only have accelerated vesting if an award is not assumed or replaced or in the event of a termination without cause within 12 months of a change in control event.

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William C. Rock, President - Mountain Division
The following table describes the estimated potential compensation to Mr. Rock upon a qualifying termination assuming the termination occurred on July 31, 2024:

Executive Benefits and Payments(1)	Termination without Cause or Resignation for Good Reason ($)	Termination without Cause or Resignation for Good Reason following Change in Control ($)(2)

Base Salary	515,000	515,000
SAR/RSU Acceleration	—	665,975
MIP Award	—	91,696
Health Insurance	—	—
Total	515,000	1,272,671
(1)Assumes the following: (a) base salary equal to $515,000 is in effect as of the assumed termination or change in control date of July 31, 2024; and (b) executive’s unvested SARs and RSUs at July 31, 2024 would be subject to accelerated vesting on that date (when the closing price per share of our common stock was $182.01) (see footnote 2).
(2)Benefits triggered upon termination without cause or resignation for Good Reason would apply in the same manner following a change in control pursuant to the Company’s executive severance policy when the new owners are bound by the terms of the executive severance policy. For equity awards granted in fiscal 2021 and beyond, in the event of a change in control, equity will only have accelerated vesting if an award is not assumed or replaced or in the event of a termination without cause within 12 months of a change in control event.
David T. Shapiro, Former Executive Vice President, General Counsel and Secretary
Effective upon Mr. Shapiro’s voluntary resignation from the company on February 23, 2024, he is no longer eligible for a termination payment, as reflected in the following table.

Executive Benefits and Payments(1)	Termination without Cause or Resignation for Good Reason ($)	Termination without Cause or Resignation for Good Reason following Change in Control ($)(2)

Base Salary	—	—
SAR/RSU Acceleration	—	—
MIP Award	—	—
Health Insurance	—	—
Total	—	—
(1)Effective upon Mr. Shapiro’s voluntary resignation from the company on February 23, 2024, he is no longer eligible for a termination payment.

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EXECUTIVE COMPENSATION	Table of Contents
Gregory J. Sullivan, Executive Vice President, Retail/Rental and Hospitality
The following table describes the estimated potential compensation to Mr. Sullivan upon a qualifying termination assuming the termination occurred on July 31, 2024:

Executive Benefits and Payments(1)	Termination without Cause or Resignation for Good Reason ($)	Termination without Cause or Resignation for Good Reason following Change in Control ($)(2)

Base Salary	440,705	440,705
SAR/RSU Acceleration	—	369,480
MIP Award	—	52,312
Health Insurance	—	—
Total	440,705	862,497
(1)Assumes the following: (a) base salary equal to $440,705 is in effect as of the assumed termination or change in control date of July 31, 2024; and (b) executive’s unvested SARs and RSUs at July 31, 2024 would be subject to accelerated vesting on that date (when the closing price per share of our common stock was $182.01) (see footnote 2).
(2)Benefits triggered upon termination without cause or resignation for Good Reason would apply in the same manner following a change in control pursuant to the Company’s executive severance policy when the new owners are bound by the terms of the executive severance policy. For equity awards granted in fiscal 2021 and beyond, in the event of a change in control, equity will only have accelerated vesting if an award is not assumed or replaced or in the event of a termination without cause within 12 months of a change in control event.
Securities Authorized for Issuance Under Equity Compensation Plans
The following table summarizes the Company’s equity compensation plans as of July 31, 2024:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)(2) (# in thousands)	Weighted average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (# in thousands)

	(a)	(b)	(c)
Equity compensation plans approved by security holders	945	232.81	1,767
Equity compensation plans not approved by security holders	—	—	—
Total	945	232.81	1,767
(1)Includes 194,000 RSUs that are not included in the calculation of the Weighted-Average Exercise Price in column (b).
(2)Includes the gross number of shares underlying outstanding SARs. Upon the exercise of a SAR, the actual number of shares we will issue to the participant is equal the quotient of (i) the product of (x) the excess of the per share fair market value of our common stock on the date of exercise over the exercise price, multiplied by (y) the number of SARs exercised, divided by (ii) the per share fair market value of our common stock on the date of exercise, less any shares withheld to cover payment of applicable tax withholding obligations.

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Pay Ratio Disclosure
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K (we refer to the statute and the regulation collectively as the “pay ratio rule”), we are providing the ratio of the annual total compensation of our CEO, to the annual total compensation of our median employee. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with the pay ratio rule.
We determined our median employee as of July 31, 2024, which is the last day of our fiscal 2024. On July 31, 2024, we had 16,021 employees, approximately 7,600 of which were year-round employees and 8,300 of which were seasonal employees.
To identify the “median employee” for the purposes of this disclosure, we analyzed the compensation that we paid to each of those individuals for the 12-month period ending on July 31, 2024. We considered each employee’s “compensation” to consist of (i) the employee’s total gross earnings for a 12-month period ending on July 31, 2024 or June 30, 2024 in the case of Australian employees, plus (ii) the estimated amount of the Company’s contributions for that period to the retirement plans in which the employee participates based upon the employee’s deferral elections on the date identified. For our Canadian employees, the rate of pay was converted using the conversion rate CAD$1.0000 to USD$0.7243 as of July 31, 2024. For our Australian employees, the rate of pay was converted using the conversion rate of AUD$1.0000 to USD$0.6540 as of July 31, 2024. For our Swiss employees, the rate of pay was converted using the conversion rate CHF$1.0000 to USD$1.1392 as of July 31, 2024. No cost-of-living adjustments were made.
Total Annual Compensation of our CEO in fiscal 2024 was $6,288,586 and was based on the compensation reportable in the Summary Compensation Table according to applicable instructions and interpretations. When compared to the total annual compensation for our median employee of $29,019, this results in a pay ratio of 217:1.
The nature of our operations requires the use of many seasonal and part-time employees who do not work year-round, and accordingly, we are providing a supplemental disclosure annualizing the compensation of such employees. To identify the “median employee” for purposes of this supplemental disclosure, we analyzed the compensation that we paid to each of those individuals for the 12-month period ending on July 31, 2024. We considered each employee’s “compensation” to consist of (i) the employee’s total gross earnings for the 12-month period ending July 31, 2024 or June 30, 2024 in the case of Australian employees, plus (ii) the estimated amount of the Company’s contributions for that period to the retirement plans in which the employee participates. The compensation for seasonal or part-time employees who were not employed by us for the entire 12-month period was annualized to reflect compensation for a comparable period (or 2,080 hours worked during the year). The same Canadian dollar, Australian dollar and Swiss franc currency conversion rates as stated above were used for this supplemental disclosure. No cost of living adjustments were made.
Using the total annual compensation of our CEO in fiscal 2024 of $6,288,586 when compared to the total annualized compensation for the median employee selected for this supplemental disclosure as of July 31, 2024 of $56,109, results in a pay ratio of 112:1.

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PAY VERSUS PERFORMANCE

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Item 402(v) of Regulation S-K, we are providing the following disclosure regarding the relationship between executive compensation actually paid (as defined by SEC rule) for each person serving as our principal executive officer (“PEO”) and our other NEOs on an average basis (Non-PEO NEOs) and certain Company financial performance metrics for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown. For further information concerning the Company’s variable pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, please see “Compensation Discussion and Analysis” beginning on page 43.

							Value of Initial Fixed $100 Investment based on:(4)

Year	Summary Compensation Table Total for Robert A. Katz ($)(1)	Summary Compensation Table Total for Kirsten A. Lynch ($)(1)	Compensation Actually Paid to Robert A. Katz ($)(1),(2),(3)	Compensation Actually Paid to Kirsten A. Lynch ($)(1),(2),(3)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(1)	Average Compensation Actually Paid to Non-PEO NEOs ($)(1),(2),(3)	TSR ($)	Peer Group TSR ($)	Net Income ($ in millions)	Resort Reported EBITDA ($ in millions)(5)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)
2024	—	6,288,586	—	1,736,532	1,835,292	516,440	104.32	163.63	246.3	825.1
2023	—	6,195,302	—	7,161,467	1,648,434	1,079,735	129.51	157.45	285.1	834.8
2022	2,022,454	6,609,628	1,866,128	4,684,527	2,275,391	1,588,826	126.04	119.65	368.3	836.9
2021	3,814,789	—	8,379,431	—	2,116,605	4,304,689	158.93	146.93	124.5	544.7
(1)Robert A. Katz was our PEO from August 1, 2020 to November 1, 2021. Kirsten Lynch was our PEO from November 1, 2021 to the present. The individuals comprising the Non-PEO NEOs for each year presented are listed below.

2021	2022	2023	2024

Michael Z. Barkin	Michael Z. Barkin	Michael Z. Barkin	Robert A. Katz
Patricia A. Campbell	Ryan Bennett	Ryan Bennett	Angela A. Korch
Kirsten A. Lynch	David T. Shapiro	Robert A. Katz	William C. Rock
James C. O'Donnell	James C. O'Donnell	Angela A. Korch	David T. Shapiro
David T. Shapiro		James C. O'Donnell	Gregory J. Sullivan
David T. Shapiro
(2)The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the amounts reported in the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.
(3)Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEOs and the Non-PEO NEOs computed in accordance with Item 402(v) of Regulation S-K as set forth below. Adjusted equity values are calculated in accordance with FASB ASC Topic 718. The same valuation methodologies to create the underlying assumptions were used to calculate the fair values of equity awards as those disclosed at the time of grant. Amounts in the Exclusion of Stock Awards and Option Awards column are the totals from the Stock Awards and Option Awards columns set forth in the Summary Compensation Table. The Company did not have a defined benefit pension plan in the covered years, so no pension adjustments were made.

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Table of Contents	PAY VERSUS PERFORMANCE

Year	Summary Compensation Table Total for Kirsten A. Lynch ($)	Exclusion of Stock Awards and Option Awards for Kirsten A. Lynch ($)	Inclusion of Adjusted Equity Values for Kirsten A. Lynch ($)	Total Compensation Actually Paid to Kirsten A. Lynch ($)

2024	6,288,586	(4,912,898)	360,844	1,736,532
2023	6,195,302	(4,769,816)	5,735,981	7,161,467
2022	6,609,628	(4,499,972)	2,574,871	4,684,527

Year	Summary Compensation Table Total for Robert A. Katz ($)	Exclusion of Stock Awards and Option Awards for Robert A. Katz ($)	Inclusion of Adjusted Equity Values for Robert A. Katz ($)	Total Compensation Actually Paid to Robert A. Katz ($)

2022	2,022,454	(999,833)	843,507	1,866,128
2021	3,814,789	(2,971,795)	7,536,437	8,379,431

Year	Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards and Option Awards for Non-PEO NEOs ($)	Average Inclusion of Adjusted Equity Values for Non-PEO NEOs ($)	Total Average Compensation Actually Paid to Non-PEO NEOs ($)

2024	1,835,292	(1,164,547)	(154,305)	516,440
2023	1,648,434	(977,487)	408,788	1,079,735
2022	2,275,391	(1,331,959)	645,394	1,588,826
2021	2,116,605	(1,495,765)	3,683,849	4,304,689
The amounts in the Inclusion of Adjusted Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Kirsten A. Lynch ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Kirsten A. Lynch ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Kirsten A. Lynch ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Kirsten A. Lynch ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Kirsten A. Lynch ($)	Total - Inclusion of Adjusted Equity Values for Kirsten A. Lynch ($)

2024	3,138,755	(2,258,375)	—	(519,536)	—	360,844
2023	6,048,457	6,587	—	(319,063)	—	5,735,981
2022	2,575,970	(845,576)	—	844,477	—	2,574,871

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Robert A. Katz ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Robert A. Katz ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Robert A. Katz ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Robert A. Katz ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Robert A. Katz ($)	Total - Inclusion of Adjusted Equity Values for Robert A. Katz ($)

2022	570,565	(1,250,375)	—	1,523,317	—	843,507
2021	5,624,664	1,541,752	—	370,021	—	7,536,437

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PAY VERSUS PERFORMANCE	Table of Contents

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Total - Average Inclusion of Adjusted Equity Values for Non-PEO NEOs ($)

2024	524,212	(233,159)	—	(94,818)	(350,540)	(154,305)
2023	900,201	(189)	—	(150,012)	(341,212)	408,788
2022	760,099	(494,312)	—	379,607	—	645,394
2021	2,633,281	873,537	—	177,031	—	3,683,849
(4)The Peer Group Total Shareholder Return (“TSR”) set forth in this table utilizes the Dow Jones U.S. Travel & Leisure Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended July 31, 2024. The comparison assumes $100 was invested for the period starting July 31, 2020, through the end of the listed year in the Company and in the Dow Jones U.S. Travel and Leisure Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.
(5)We determined Resort Reported EBITDA to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEOs and Non-PEO NEOs in 2024. Resort Reported EBITDA is a non-GAAP financial measure, calculated as earnings before interest, taxes, depreciation, and amortization, as reported for our Mountain and Lodging segments combined. For a reconciliation of the differences between Resort Reported EBITDA and the most directly comparable GAAP financial measure, see Appendix A of this proxy statement. This performance measure may not have been the most important financial performance measure in prior years and we may determine a different financial performance measure to be the most important financial performance measure in future years.

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Relationship Between PEOs and Non-PEO NEO Compensation Actually Paid and Company TSR
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and the cumulative TSR over the four most recently completed fiscal years for the Company and the Dow Jones U.S. Travel & Leisure Index.

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PAY VERSUS PERFORMANCE	Table of Contents
Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Income
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Net Income during the four most recently completed fiscal years.

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Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Resort Reported EBITDA
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Resort Reported EBITDA during the four most recently completed fiscal years.
Tabular List of Most Important Financial Performance Measures
Resort Reported EBITDA was the only financial performance measure that the Company used to link Compensation Actually Paid to our PEO and Non-PEO NEOs for 2024 to Company Performance.

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PROPOSAL 2. RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Selection of Independent Registered Public Accounting Firm
The Audit Committee has selected, and the Board has ratified the selection of, PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for fiscal 2024, and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. PricewaterhouseCoopers LLP has been the Company’s independent registered public accounting firm since 2002. PricewaterhouseCoopers LLP expects to have a representative at the Annual Meeting who will have the opportunity to make a statement and who will be available to answer appropriate questions.
Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm. However, the Audit Committee is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers LLP. It is understood that even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a new independent accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company and its stockholders.
Fees Billed to Vail Resorts by PricewaterhouseCoopers LLP During Fiscal 2024 and Fiscal 2023
àAudit Fees. Audit fees (including expenses) billed (or billable) to the Company by PricewaterhouseCoopers LLP for the audit of our annual financial statements included in our Form 10-K and the review of the financial statements included in our Forms 10-Q with respect to fiscal 2024 and fiscal 2023 were $4,208,000 and $3,945,000, respectively. For both fiscal years, such fees included fees for PricewaterhouseCoopers LLP’s examination of the effectiveness of the Company’s internal control over financial reporting.
àAudit-Related Fees. There were no audit-related fees billed by PricewaterhouseCoopers LLP with respect to fiscal 2024 and fiscal 2023.
àTax Fees. Tax fees billed (or billable) by PricewaterhouseCoopers LLP with respect to fiscal 2024 and fiscal 2023 were $0 and $190,000, respectively. Such fees were related to tax services provided to the Company in connection with international tax compliance.
àAll Other Fees. All other fees (including expenses) billed by PricewaterhouseCoopers LLP with respect to fiscal 2024 and fiscal 2023 were $19,000 and $2,000, respectively. Such fees were related to software licensing fees for technical research tools, and agreed-upon procedures related to our 6.50% Notes issued in May 2024.
The Audit Committee determined that the provision of services other than audit services by PricewaterhouseCoopers LLP was compatible with maintaining PricewaterhouseCoopers LLP’s independence.

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The Audit Committee has the sole authority to approve all audit engagement fees and terms and pre-approve all audit and permissible non-audit services provided by the Company’s independent registered public accounting firm. The Audit Committee has delegated authority to the Chair of the Audit Committee to pre-approve services between Audit Committee meetings, which must be reported to the full Audit Committee at its next meeting. Fees for permissible non-audit services that are not pre-approved must be less than 5% of total fees paid. For fiscal 2024 and fiscal 2023, all of the fees included under the headings “Tax Fees” and “All Other Fees” above were pre-approved by the Audit Committee.

FOR
The Board recommends that you vote "FOR" the ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting form for the fiscal year ending
July 31, 2025.

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PROPOSAL 3. ADVISORY VOTE
TO APPROVE EXECUTIVE COMPENSATION

As required by Section 14A of the Exchange Act, we are asking stockholders to approve an advisory resolution, commonly referred to as a “say-on-pay” resolution, approving our executive compensation as reported in this proxy statement. As described in the CD&A section of this proxy statement, our executive compensation program is designed to incentivize achievement of short and long-term Company and individual performance. We believe this compensation approach aligns the interests of our executive officers with those of our stockholders.
The Compensation Committee has structured our executive compensation program to achieve the following key objectives:
àEmphasizing Pay-for-Performance. Emphasize pay-for-performance by tying annual and long-term compensation incentives to achievement of specified performance objectives or overall stock performance.
àAttracting, Retaining and Motivating. Attract, retain, and motivate talented executives who will determine our long-term success through a program competitive with compensation paid by companies in the same market for executive talent.
àRewarding Contributions and Creating Long-Term Value. Recognize and reward contributions of all employees, including executive officers, in achieving strategic goals and business objectives, while aligning the program with stockholder interests.
We encourage stockholders to read the CD&A (as well as the other tables and narrative disclosures included in this proxy statement), which describes in more detail how our executive compensation program operates and is designed to achieve our compensation objectives, including through the use of annual incentive awards, long-term equity awards, a high percentage of compensation that is variable or “at-risk,” and performance-based stock awards for our CEO. The Compensation Committee and the Board believe that the policies and procedures articulated in the CD&A are effective in achieving our goals and that the compensation of our named executive officers reported in this proxy statement has supported and contributed to the Company’s recent and long-term success and is aligned with the interests of our stockholders.
At the 2023 Annual Meeting, we submitted a “say-on-pay” resolution to our stockholders. Our stockholders approved this proposal with approximately 96% of the votes cast on the proposal voting in favor of the resolution. Because our Board views the annual advisory vote as a good corporate governance practice, and because at our 2023 Annual Meeting approximately 99% of the votes cast on the frequency proposal were in favor of an annual advisory vote, we are again asking stockholders to approve the compensation of our NEOs as disclosed in this proxy statement.
Accordingly, the Board unanimously recommends that stockholders approve the following advisory resolution at the Annual Meeting:
“RESOLVED, that the compensation paid to the named executive officers of Vail Resorts, Inc., as disclosed pursuant to the rules of the Securities and Exchange Commission, including the CD&A, compensation tables and related narrative discussion, is hereby APPROVED.”
Although this vote is advisory and is not binding on the Company, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions.

FOR	The Board recommends that you vote "FOR" the approval of executive compensation.

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PROPOSAL 4. VOTE TO APPROVE THE VAIL RESORTS, INC. 2024 OMNIBUS INCENTIVE PLAN

The Board is seeking stockholder approval of the Vail Resorts, Inc. 2024 Omnibus Incentive Plan (the "2024 Plan"). The Board believes the adoption of the 2024 Plan is in the best interests of stockholders and the Company because cash- and equity-based awards help to attract, motivate, and retain talented employees, directors, and other service providers, align employee and stockholder interests, link employee compensation with performance, and maintain a culture based upon employee stock ownership.
Stockholder approval of the 2024 Plan is necessary in order for the Company to (i) meet the NYSE stockholder approval requirements, and (ii) meet stockholder approval requirements for the grant of stock options that qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Capitalized terms herein will have the meanings ascribed to them in the 2024 Plan.
Background
On September 25, 2024, upon the recommendation and approval of the Company’s Compensation Committee (the “Compensation Committee”), the Board adopted the 2024 Plan, subject to stockholder approval. The 2024 Plan will become effective upon approval by the Company's stockholders (the "Effective Date"). The 2024 Plan is intended to replace the Company's existing equity compensation plan, the Vail Resorts, Inc. 2015 Omnibus Incentive Plan ("2015 Plan"), which replaced the Amended and Restated 2002 Long-Term Incentive and Share Award Plan ("2002 Plan") in its entirety. Upon the effectiveness of the 2015 Plan, no additional awards were available for grant issuances under the 2002 Plan. If the Company's stockholders approve the 2024 Plan, from and after the Effective Date, no additional awards will be granted under the 2015 Plan after the date of such approval. Outstanding awards under the 2015 Plan and 2002 Plan, however, will continue to be governed by their applicable plan and the respective agreements under which they were granted. If the Company's stockholders do not approve the 2024 Plan, the 2015 Plan will continue in effect until its stated expiration date of December 4, 2025, unless the 2015 Plan is otherwise amended or a new plan is approved by the Compensation Committee and stockholders in the interim. We estimate that, based on the number of shares that will be available for issuance under the 2015 Plan (absent shareholder approval of the 2024 Plan), we will have sufficient shares available under the 2015 Plan to continue making awards for approximately one and a half years from the date of the 2024 Annual Meeting of Stockholders based on our historical usage, stock price assumptions, and expected practices at such time. As of October 8, 2024, there were a total of 1,096,721 shares of common stock available for issuance under the 2015 Plan, and awards (net of canceled or expired awards) covering an aggregate of 3,319,331 shares of common stock had been granted under the terms of the 2015 Plan. The per share closing price of the Company's common stock on October 8, 2024 was $170.36. The Company will limit additional grants under the 2015 Plan between October 8, 2024, and through the 2024 Annual Meeting of Stockholders to be held on December 5, 2024 to no more than 50,000 shares in total. As of October 8, 2024, there were outstanding awards of 895,240 share appreciation rights ("SARs"), which have a weighted-average exercise price of $227.40 per share and a weighted-average remaining term of 7.2 years; and 265,266 restricted share units under the 2015 Plan and 2002 Plan. If approved, the 2024 Plan will replace the 2015 Plan in its entirety and shares under the 2015 Plan will no longer remain available for grant as of the Effective Date.
The 2024 Plan provides for the grant of awards of options (nonqualified stock options or incentive stock options), SARs, restricted shares, restricted share units, performance shares, performance units, performance cash awards, dividend equivalent rights, and other share-based awards (each, an "Award" and collectively, the "Awards"). Subject to adjustment as provided in the 2024 Plan, the maximum number of shares of stock reserved for issuance under the 2024 Plan will be 1,500,000 shares. The number of shares, if any, that are subject to Awards issued under the 2015 Plan or 2002 Plan that are forfeited, canceled, terminated, or surrendered on or after the Effective Date shall be extinguished and unavailable for

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Awards under the 2002 Plan, 2015 Plan, or 2024 Plan. Therefore, only 1,500,000 shares will be issuable under the 2024 Plan as of the Effective Date. Awards under the 2024 Plan that are forfeited, canceled, terminated, exchanged, or surrendered, or such Award is settled in cash or otherwise terminates without a distribution of shares to the participant, any shares counted against the number of shares reserved and available under the 2024 Plan with respect to such Award will, to the extent of any such forfeiture, settlement, termination, cancellation, exchange, or surrender, again be available for Awards under the 2024 Plan.
The following summary of the 2024 Plan is qualified in its entirety by reference to the full text of the 2024 Plan, a copy of which is attached as Appendix B to this proxy statement.
Key Features of the 2024 Plan
The Board believes the 2024 Plan contains several features that are consistent with protecting the interests of stockholders and sound corporate governance practices, including the following:
à1:1 share count approach. The number of shares subject to an Award will be counted against the share limit as one share for every one share subject to such Award.
àNo automatic share replenishment or "evergreen" provision. There is no evergreen feature pursuant to which the shares authorized for issuance under the 2024 Plan can be automatically replenished.
àNo discounted options or SARs. Stock options and SARs may not be granted with an exercise or grant price lower than the fair market value of the underlying shares on the date of grant.
àNo repricing of options or SARs without stockholder approval. The 2024 Plan prohibits the direct or indirect repricing of stock options or SARs without prior stockholder approval.
àNo liberal share counting or "recycling" of shares from exercised stock options or SARs. Shares withheld by or delivered to the Company to satisfy the exercise or grant price of stock options and SARs or tax withholding obligations upon such exercise will not be available for future grants.
àNo dividend equivalents on unvested Awards. Dividend equivalents may not be paid on unvested Awards.
àDividends paid on unvested restricted shares are held in escrow and subject to forfeiture until fully vested. Any dividends paid on unvested restricted shares are subject to the same restrictions as the restricted shares and will be held in escrow and subject to forfeiture until such time as the restricted shares become fully vested.
àIncentive-based Awards subject to clawback policy. Incentive-based Awards granted under the 2024 Plan are subject to the Company's clawback policy.
àNo excise tax gross-ups on change in control. The 2024 Plan does not provide for any excise tax gross-ups.
àNo “Single Trigger” Change in Control Provision. No automatic vesting of outstanding Awards upon the occurrence of only a change in control. Instead, outstanding Awards may be assumed, exchanged, or otherwise continued following the change in control, and outstanding Awards will only vest if (i) they are not assumed, exchanged or otherwise continued and terminate in connection with the change in control, or (ii) the terms of the individual Awards require accelerated vesting, or (iii) the holder of the Award is terminated from service to the Company.
àNo transferability. Awards generally may not be transferred, except by will or the laws of descent and distribution, unless the transfer is approved by the Compensation Committee and is for no consideration.
àIndependent administration. Members of the committee administering the 2024 Plan are non-employee, independent, and outside directors.
Background for Requested Share Authorization
The number of shares of common stock reserved for issuance under the 2024 Plan was determined after consideration of a number of factors, including (i) the Company's historical equity grant practices, including its "burn rate", which is below the industry and Russell 3000 index thresholds established by certain major proxy advisory firms; and (ii) expected dilution to existing stockholders. We are seeking to include 1,500,000 shares of common stock under the 2024 Plan since no new Awards will be granted under the 2015 Plan on or following the Effective Date. Nonetheless, outstanding Awards previously

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granted under the 2015 Plan shall continue unaffected and shall continue to be governed by the terms of the 2015 Plan. These 1,500,000 shares under the 2024 Plan will enable us to grant equity compensation at a level that allows us to continue to attract and retain employees in the competitive labor markets in which we compete.
Description of the 2024 Plan
Purpose
The 2024 Plan is intended to advance the interests of the Company and its stockholders by providing a means to attract, retain, and motivate employees, consultants, and directors of the Company upon whose judgment, initiative, and efforts the continued success, growth, and development of the Company is dependent.
Eligibility and Term
Any employee or consultant (including any former employee serving as a consultant) of the Company, a subsidiary, or an affiliate, and any director of the Company, in each case as the Committee (as defined below) determines and designates from time to time, is eligible to receive Awards under the 2024 Plan. As of October 8, 2024, approximately 12,900 employees, and all of the Company's non-employee directors, are eligible to participate in the 2024 Plan. The 2024 Plan will become effective as of the Effective Date and will terminate on the first to occur of (i) the date that is ten years after the Effective Date, or (ii) the date determined in accordance with the Board's authority to amend, alter, suspend, discontinue, or terminate the 2024 Plan.
Administration
The 2024 Plan will be administered by the Compensation Committee or a subcommittee thereof, or such other Board committee as designated by the Board to administer the 2024 Plan (the "Committee"). The Committee will consist of not fewer than two directors of the Company, each of whom will be (i) a "non-employee director" within the meaning of Rule 16b-3 of the Exchange Act, and (ii) an independent director in accordance with the rules of any stock exchange on which the Company's shares are listed.
The Committee may (subject to express limitations in the 2024 Plan), among other things:
àselect persons eligible for Awards;
àdetermine the type of Awards, number of shares to which an Award may relate, terms and conditions of any Award, and all other matters to be determined in connection with an Award;
àdetermine whether, to what extent, and when an Award may be settled, or the exercise price of an Award may be paid, in cash, shares, other Awards, or other property;
àdetermine whether, to what extent, and when cash, shares, other Awards, or other property payable with respect to an Award will be deferred;
àprescribe the form of each award agreement;
àadopt, amend, suspend, waive, and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the 2024 Plan;
àcorrect any defect or supply any omission or reconcile any inconsistency in the 2024 Plan and construe and interpret the 2024 Plan and any Award, rules and regulations, award agreement, or other instrument under the 2024 Plan;
àaccelerate the exercisability or vesting of all or any portion of any Award or extend the period during which an Award is exercisable; and
àmake all other decisions and determinations as may be required under the terms of the 2024 Plan or as the Committee may deem necessary or advisable for the administration of the 2024 Plan.
The Committee may also determine whether, to what extent, and when an Award may be canceled, forfeited, exchanged, or surrendered, and the Committee may waive any conditions or rights under, amend, modify or supplement the terms of, or amend, alter, suspend, discontinue, or terminate an Award, but the Committee may not, except in connection with a

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corporate transaction involving the Company (i) amend the terms of outstanding options or SARs to reduce the exercise price of such outstanding options or SARs, (ii) exchange outstanding options or SARs for options or SARs with an exercise price that is less than the exercise price of the original options or SARs, or (iii) cancel outstanding options or SARs with exercise prices above the current fair market value of a share in exchange for cash or other securities, in each case, unless such action is subject to and approved by the Company's stockholders. To the extent permitted by Rule 16b-3 of the Exchange Act and applicable laws, the Committee may delegate its authority with respect to the 2024 Plan and Awards to other members of the Board or officers or managers of the Company or any subsidiary or affiliate.
Minimum Vesting Period. Except with respect to a maximum of five percent of the shares of stock reserved under the 2024 Plan, as may be adjusted pursuant to the terms of the 2024 Plan, and except in connection with a Change in Control (as defined below), no Award will provide for vesting which is any more rapid than vesting on the one year anniversary of the grant date or, with respect to Awards that vest upon the attainment of performance goals, a performance period that is less than twelve months.
Shares Available for Issuance
Subject to adjustment as provided in the 2024 Plan, the maximum number of shares of stock reserved for issuance under the 2024 Plan will be 1,500,000 shares. From and after the Effective Date, no Awards shall be granted under the 2015 Plan or 2002 Plan; however, any Award under those plans shall continue to be subject to the terms and conditions of their applicable plan. The number of shares, if any, that are subject to Awards issued under the 2015 Plan or 2002 Plan that are forfeited, canceled, terminated, or surrendered on or after the Effective Date shall be extinguished and unavailable for Awards under the 2002 Plan, 2015 Plan, or 2024 Plan. Therefore, only 1,500,000 shares will be issuable under the 2024 Plan as of the Effective Date. Any or all of the shares of stock reserved for issuance under the 2024 Plan will be available for issuance pursuant to incentive stock options.
The Committee will have the right to cause the Company to substitute or assume Awards in connection with mergers, reorganizations, separations, or other transactions. In connection with any dividend in shares, recapitalization, share split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or share exchange, or other similar corporate transaction or event, the Committee will make equitable changes or adjustments that it deems appropriate in order to prevent dilution or enlargement of the rights of participants under the 2024 Plan, and adjust any or all of (i) the number and kind of shares that may be issued under the 2024 Plan; (ii) the number and kind of shares, other securities or other consideration issued or issuable with respect to outstanding Awards; or (iii) the exercise price, grant price or purchase price relating to any Awards.
Shares of stock covered by an Award (any option, SAR, restricted share, restricted share unit, performance share, performance unit, performance cash award, dividend equivalent, other share-based Award, other cash Award, or any other Award granted to an Eligible Person under the 2024 Plan), will be counted as used as of the grant date to calculate the number of shares of stock available for issuance. Any shares of stock subject to Awards will be counted against the share reserve as one share of stock for every one share of stock subject to such Award. The number of shares subject to an Award of SARs will be counted against the share reserve as one share for every one share subject to an Award, regardless of the number of shares of stock actually issued to settle such SARs upon the exercise of the SARs. The target number of shares of stock issuable under a performance share or performance unit will be counted against the share reserve as of the grant date, but such number will be adjusted to reflect the actual number of shares of stock issued upon settlement of the performance shares or performance units, as applicable, to the extent different from such target number of shares. Awards that do not entitle a participant to receive or purchase shares and Awards that are settled in cash will not be counted against the share reserve.
If any Awards issued under the 2015 Plan or 2002 Plan are forfeited, canceled, terminated, exchanged, or surrendered, or any such Award is settled in cash or otherwise terminates without a distribution of shares to the participant, then the number of shares counted against the share reserve with respect to such Award will, to the extent of such forfeiture, settlement, termination, cancellation, exchange, or surrender, be extinguished and unavailable for Awards under the under the 2002 Plan, 2015 Plan, or 2024 Plan. Upon the Effective Date, Awards under the 2024 Plan that are forfeited, canceled, terminated, exchanged, or surrendered, or such Award is settled in cash or otherwise terminates without a distribution of shares to the participant, any shares counted against the number of shares reserved and available under the 2024 Plan with respect to such Award will, to the extent of any such forfeiture, settlement, termination, cancellation, exchange, or surrender, again be available for Awards under the 2024 Plan. Therefore, only 1,500,000 shares will be issuable under the 2024 Plan as of the Effective Date.

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The number of shares of stock available for issuance under the 2024 Plan will not be increased by the number of shares (i) tendered, withheld, or subject to an Award granted under the 2024 Plan surrendered in connection with the purchase of shares upon exercise of an option; (ii) that were not issued upon the net settlement or net exercise of a share-settled SAR granted under the 2024 Plan; (iii) deducted or delivered from payment of an Award granted under the 2024 Plan in connection with the Company's tax withholding obligations; or (iv) purchased by the Company with proceeds from option exercises.
The maximum number of shares of stock subject to options or SARs that can be granted under the 2024 Plan in any one calendar year to any person, other than non-employee directors, is 1,000,000. The maximum number of shares of stock subject to performance shares, performance units, restricted shares, or restricted share units that can be granted under the 2024 Plan in any one calendar year to any person, other than non-employee directors, is 200,000. The maximum amount that may be paid as a cash-denominated performance share or performance unit (whether or not cash-settled), or as a performance cash award, for a performance period to any participant is $12,000,000. The maximum fair market value of shares of stock that may be granted under the 2024 Plan in any one calendar year to any non-employee director is $600,000.
Types of Awards
Under the 2024 Plan, the Committee may award options (nonqualified stock options or incentive stock options), SARs, restricted shares, restricted share units, performance shares, performance units, performance cash awards, dividend equivalent rights, and other share-based awards.
Options. An option is a right to purchase shares of the Company's common stock. The exercise price of each option will be determined by the Committee, provided that the exercise price per share will be at least the fair market value of one share of stock on the grant date. If a participant is a ten percent stockholder, then the exercise price of an option granted to such participant that is intended to be an incentive stock option will be not less than 110% of the fair market value of one share of stock on the grant date. Subject to certain limitations set forth in the 2024 Plan, each option granted under the 2024 Plan will become vested and/or exercisable at such times and under such conditions as determined by the Committee. The Committee will determine the time or times at which the option may be exercisable, the methods by which the exercise price may be paid or deemed paid (including broker-assisted exercise arrangements), the form of such payments (including cash, shares of stock, or other property), and the methods by which the shares of stock will be delivered or deemed delivered. The term of each option will be determined by the Committee, but it will not be longer than ten years from the date of grant; provided that, in the event that a participant is a ten percent stockholder, an option granted to such participant that is intended to be an incentive stock option will not be exercisable after five years from the date of grant. Options granted to participants who are foreign nationals or employed outside of the United States may have a term longer than ten years.
Share Appreciation Rights ("SARs"). The holder of a SAR will be entitled to receive, upon exercise thereof, an amount measured by the difference between (i) the fair market value of one share of stock on the date the SAR is exercised (or, if the Committee determines, the fair market value of one share of stock at any time during a specified period before or after the date of exercise), over (ii) the SAR exercise price as determined by the Committee as of the date of grant (which will not be less than the fair market value per share on the date of grant). The Committee will determine, on the date of grant or thereafter, the time or times at which a SAR may be exercised in whole or in part (which will not be more than ten years after the date of grant of the SAR), method of exercise, method of settlement, form of consideration payable in settlement (which may be cash, shares or other property), method by which shares of stock will be delivered or deemed delivered, whether or not a SAR will be in tandem with any other Award, and any other terms and conditions of any SAR. Unless the Committee determines otherwise, a SAR granted in tandem with any nonqualified stock option may be granted at the time of grant of the related nonqualified stock option or at any time thereafter, and a SAR granted in tandem with any incentive stock option may only be granted at the time of grant of the related incentive stock option.
Restricted Shares. Restricted shares are shares of the Company's common stock subject to certain restrictions and a risk of forfeiture. Awards of restricted shares will be subject to such restrictions as imposed by the Committee (including the achievement of performance criteria). Unless provided otherwise in an award agreement, holders of restricted shares will have all the rights of stockholders, including the right to vote restricted shares and the right to receive any dividends thereon; provided, however, that any dividends will be subject to the same restrictions as the restricted shares and will be held in escrow and subject to forfeiture until such time as the restricted shares become fully vested. Dividends paid on vested restricted shares will either be paid on the dividend payment date or deferred to such date determined by the Committee and will be paid in cash or in unrestricted shares having a fair market value equal to the amount of the dividends. Any dividends paid on unvested restricted shares will be subject to the same restrictions as the restricted shares and will be

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held in escrow and subject to forfeiture until such time as the restricted shares become fully vested. Shares distributed in connection with a share split or share dividend, and other property distributed as a dividend, will be subject to restrictions and a risk of forfeiture to the same extent as the restricted shares with respect to which such shares or other property have been distributed. Restricted shares may be evidenced in a manner as the Committee determines. If the certificates representing the restricted shares are registered in the name of the participant, then the certificates will bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such restricted shares and the Company will retain physical possession of the certificate.
Upon the termination of a participant's service during the restricted period, any restricted shares held by such participant to which all applicable restrictions and conditions have not lapsed will be deemed forfeited unless the Committee provides otherwise by rule or regulation or in an award agreement or the Committee determines otherwise in any individual case. Upon the forfeiture of restricted shares, any accrued but unpaid dividends or dividend equivalent rights that are at the time subject to restrictions will also be forfeited.
Restricted Share Units. A restricted share unit is a right to receive shares of the Company's common stock or cash at the end of a specified deferral period. Awards of restricted share units will be subject to such restrictions (including the achievement of performance criteria) as imposed by the Committee. Upon expiration of the deferral period specified by the Committee (or, if permitted by the Committee, the deferral period elected by the holder), holders of restricted share units will have the right to receive shares of stock or cash in settlement of such units. Upon the termination of a participant's service during the deferral period, any restricted share units held by such participant to which all applicable restrictions and conditions have not lapsed will be deemed forfeited unless the Committee provides otherwise by rule or regulation or in an award agreement or the Committee determines otherwise in any individual case.
Performance Shares, Performance Units, and Performance Cash Awards. The right of a participant to exercise or to receive a grant or settlement of any performance share, performance unit, or performance cash award, and the timing thereof, will be subject to such performance objectives as specified by the Committee. The performance period for performance shares, performance units, and performance cash awards will be a period of one or more years, as determined by the Committee.
At the beginning of a performance period, the Committee will determine for each participant or group of participant with respect to that performance period (i) the range of number of shares, if any, in the case of performance shares; (ii) the range of dollar values, if any, in the case of performance units; or (iii) the range of cash awards, if any, in the case of performance cash awards, in each case which may be fixed or may vary in accordance with such performance or other criteria specified by the Committee and which will be paid to a participant as an Award if the relevant measure of Company performance for the performance period is met. The Committee may revise a performance objective during the course of a performance period if a significant event occurs that the Committee expects to have a substantial effect on such performance objective during the period.
Upon the termination of a participant's service during a performance period, performance shares, performance units, and performance cash awards for which the performance period was prescribed will be forfeited unless the Committee provides otherwise by rule or regulation or in an award agreement or determines otherwise in any individual case. Each performance share or performance unit may be paid in whole shares of stock, cash, or a combination of shares and cash, and each performance share or performance unit may be paid either as a lump sum payment or in installments, in each case as determined by the Committee. Each performance cash award will be paid in cash, commencing as soon as practicable after the end of the relevant performance period.
Dividend Equivalents. A dividend equivalent is a right to receive cash, shares of stock, or other property equal in value to dividends paid with respect to a specified number of shares. Dividend equivalents may be awarded on a free-standing basis or in connection with another Award, and may be paid out currently or on a deferred basis. The Committee may provide that dividend equivalents may be paid or distributed when accrued or may be deemed to be reinvested in additional shares of stock or other investment vehicles specified by the Committee. Dividend equivalents (other than freestanding dividend equivalents) are subject to all conditions and restrictions of the underlying Awards to which they relate. Dividend equivalents may not be awarded in connection with, or related to, any unvested Awards or Awards of options or SARs.
Other Share-Based Awards. The Committee may, subject to applicable laws and the terms of the 2024 Plan, grant other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of stock, as deemed by the Committee to be consistent with the purposes of the 2024 Plan, including unrestricted shares, other rights convertible or exchangeable into shares of stock, purchase rights for shares of stock, Awards with value

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and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the performance of specified subsidiaries or affiliates. The Committee will determine the terms and conditions of such Awards at the time of grant or thereafter.
Recoupment. Any Award granted pursuant to the 2024 Plan will be subject to mandatory repayment by the participant to the Company (i) to the extent set forth in the 2024 Plan or an award agreement; or (ii) to the extent the participant is, or in the future becomes, subject to (a) the Company's or an affiliate's "clawback" or recoupment policy that is adopted to comply with the requirements of any applicable laws, rules or regulations, or otherwise, or (b) any applicable laws which impose mandatory recoupment, under circumstances set forth in such applicable laws.
Change in Control. Except as otherwise provided in the applicable award agreement, in another agreement with the participant, or as otherwise set forth in writing, upon the occurrence of a Change in Control (as defined below) the following provisions will apply to outstanding Awards:
àThe surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of any participant, assume or continue the Company’s rights and obligations under each or any Award or portion thereof outstanding immediately prior to the Change in Control or substitute for each or any such outstanding Award or portion thereof a substantially equivalent award with respect to the Acquiror’s stock, as applicable; and
àIn the discretion of the Compensation Committee, outstanding Awards which are not assumed, substituted for, or otherwise continued by the Acquiror shall accelerate and become fully vested and exercisable (as applicable) effective immediately prior to, but contingent upon, the consummation of the Change in Control; provided, however, that any Award which has its vesting conditions based on performance goals that vests pursuant to this sentence shall only become vested based on (i) 100% of target levels, or (ii) actual results measured against the performance goals as of the Change in Control, and thereafter, all Awards shall terminate to the extent not exercised or settled as of the date of the Change in Control.
A Change in Control under the 2024 Plan means the occurrence of any of the following:
àany person or group (within the meaning of Section 13(d) or 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting it its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the beneficial owner (within the meaning of Rule 13d-3and 13d-5 promulgated under the Exchange Act), directly or indirectly, of 35% or more of the equity securities of the Company entitled to vote for members of the Board or equivalent governing body of the Company on a fully-diluted basis, except for any person or group who becomes the beneficial owner in connection with a merger or consolidation of the Company, with any other corporation immediately following which the individuals who comprise the Board immediately prior thereto, constitute a least a majority of the Board of the surviving entity; or
àduring any period of twelve consecutive months, a majority of the members of the Board or other equivalent governing body of the Company cease to be composed of individuals (i) who were members of that Board on the first day of such period, (ii) whose election or nomination to that Board was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that Board or equivalent governing body, or (iii) whose election or nomination to that Board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that Board or equivalent governing body (excluding, in the case of both clause (b) and clause (c), any individual whose initial nomination for, or assumption of office as, a member of that Board occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the Board); or
àany person or persons acting in concert acquire, by contract or otherwise, control over the equity securities of the Company entitled to vote for members of the Board or equivalent governing body of the Company on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right) representing 51% or more of the combined voting power of such securities; or

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àthe consummation of a merger, reorganization, consolidation, or similar transaction involving the Company; provided, however, a Change in Control shall not be deemed to have occurred (i) if such merger, reorganization, consolidation or similar transaction would result in all or a portion of the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) either directly or indirectly more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger, reorganization, consolidation, or similar transaction; or (ii) if following the merger, reorganization, consolidation, or similar transaction, the members of the Board prior to such merger, reorganization, consolidation, or similar transaction constitute at least a majority of the Board of the Company or the entity that directly or indirectly controls the Company after such merger, reorganization, consolidation, or similar transaction; or
àthe Company sells or transfers (other than by mortgage or pledge) all or substantially all of its properties and assets to, another person or group (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act).
Transferability
Unless otherwise set forth by the Committee in an award agreement, Awards (except for vested shares) are nontransferable by a participant, except by will or by the laws of descent and distribution (except pursuant to a beneficiary designation) and will be exercisable during the lifetime of a participant only by such person or such person's guardian or legal representative. A participant's rights under the 2024 Plan may not be pledged, mortgaged, hypothecated, or otherwise encumbered and will not be subject to claims of the person's creditors.
Amendments
The Board may amend, alter, suspend, discontinue, or terminate the 2024 Plan, provided that any amendment, alteration, suspension, discontinuation, or termination of the 2024 Plan will not materially and adversely affect the rights of a participant without the consent of the affected participant. The Committee may (i) waive any conditions or rights under, (ii) amend, modify, or supplement the terms of, or (iii) amend, alter, suspend, discontinue, or terminate any Award, in each case prospectively or retrospectively; provided that no amendment, alteration, suspension, discontinuation, or termination of any Award may materially and adversely affect the rights of any participant under the Award without the consent of such participant.
Federal Income Tax Consequences
The federal income tax consequences of Awards under the 2024 Plan for participants and the Company will depend on the type of Award granted. The following description of tax consequences is intended only for the general information of stockholders. This discussion is general in nature; we have not taken into account a number of considerations which may apply in light of the circumstances of a particular participant. A participant in the 2024 Plan should not rely on this description and instead should consult his or her own tax advisor.
Options. Under current law, the grant of an option generally will have no federal income tax consequences for the participant or the Company. Upon the exercise of an option, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the stock on the exercise date over the exercise price. Generally, the Company will be entitled to a deduction equal to the amount of ordinary income recognized by the participant and at the time the participant recognizes such income for tax purposes, if the Company complies with applicable reporting requirements.
Incentive Stock Options. Under current law, the grant of an incentive stock option will not be a taxable event for the participant or for the Company. In addition, a participant generally will not recognize taxable income upon exercise of an incentive stock option. A participant's alternative minimum taxable income, however, will be increased by the amount by which the aggregate fair market value of the shares of the stock underlying the option, which is generally determined as of the date of exercise, exceeds the aggregate exercise price of the option. Any gain realized upon a disposition of the shares of stock received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain if the participant holds the shares for at least two years after the date of grant and for at least one year after the date of exercise (the "holding period requirement"). The Company will not be entitled to any income tax deduction with respect to the exercise of an incentive stock option, except as discussed below.

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For the exercise of an incentive stock option to qualify for the foregoing tax treatment, the participant generally must be an employee of the Company or a subsidiary from the date the option is granted through a date within three months before the date of exercise of the option. If all of the foregoing requirements are met except the holding period requirement mentioned above, the participant will recognize ordinary income upon the disposition of the shares of stock in an amount generally equal to the excess of the fair market value of the shares of stock at the time the incentive stock option was exercised over the option exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain.
The Company will generally be allowed an income tax deduction to the extent the participant recognizes ordinary income, subject to the Company's compliance with certain reporting requirements.
Share Appreciation Rights ("SARs"). Under current law, the grant of a SAR generally will have no federal income tax consequences for the participant. Upon the exercise of a SAR, the participant will recognize ordinary income equal to the amount measured by the difference between (i) the fair market value of one share of stock on the date the SAR is exercised over (ii) the SAR exercise price as determined by the Committee as of the date of grant. Generally, the Company will be entitled to a deduction equal to the amount of ordinary income recognized by the participant and at the time the participant recognizes such income for tax purposes, if the Company complies with applicable reporting requirements.
Restricted Shares. Under current law, the grant of restricted shares generally will have no federal income tax consequences to the participant or the Company. The participant will generally recognize ordinary income on the date the Award vests, in an amount equal to the value of the shares of stock on the vesting date. Under Section 83 of the Code, a participant may elect to recognize income on the date of grant rather than the date of vesting in an amount equal to the fair market value of the shares of stock on the date of grant (less the purchase price for such shares of stock, if any). Generally, the Company will be entitled to a deduction equal to the amount of ordinary income recognized by the participant and at the time the participant recognizes such income for tax purposes if the Company complies with applicable reporting requirements.
Restricted Share Units, Performance Shares, Performance Units, and Performance Cash Awards. Under current law, the grant of a restricted share unit Award, performance share, performance unit, or performance cash award generally will have no federal income tax consequences to the participant or the Company. The participant generally will recognize ordinary income when payment is actually or constructively received by the participant in satisfaction of the restricted share unit Award, performance share, performance unit, or performance cash award in an amount equal to the amount of cash paid, if any, and the fair market value of any shares of stock delivered to the participant. Generally, the Company will be entitled to a deduction equal to the amount of ordinary income recognized by the participant and at the time the participant recognizes such income for tax purposes, if the Company complies with applicable reporting requirements.
Unrestricted Shares. Under current law, upon the grant of an Award of unrestricted shares, a participant will be required to recognize ordinary income in an amount equal to the fair market value of the shares of stock on the date of grant, reduced by the amount, if any, paid for such shares. Upon a participant's disposition of such shares of stock, any gain realized in excess of the amount reported as ordinary income will be reportable by the participant as a capital gain, and any loss will be reportable as a capital loss. Capital gain or loss will be long-term if the participant held the shares of stock for more than one year; otherwise, the capital gain or loss will be short-term. Generally, the Company will be entitled to a deduction equal to the amount of ordinary income recognized by the participant and at the time the participant recognizes such income for tax purposes, if the Company complies with applicable reporting requirements.
Dividend Equivalents. Under current law, the grant of dividend equivalents generally will have no federal income tax consequences for the participant. Generally, the participant will recognize ordinary income on the amount distributed to the participant pursuant to the Award of dividend equivalent rights. Generally, the Company will be entitled to a deduction equal to the amount of ordinary income recognized by the participant and at the time the participant recognizes such income for tax purposes, if the Company complies with applicable reporting requirements.
Certain payments made to employees and other service providers in connection with a change in control may constitute "parachute payments" subject to tax penalties imposed on both the Company and the recipient under Sections 280G and 4999 of the Code. In general, when the value of parachute payments equals or exceeds three times the employee's "base amount," the employee is subject to a 20% nondeductible excise tax on the excess over the base amount and the Company is denied a tax deduction for the excess payments. The base amount is generally defined as the employee's average compensation for the five calendar years prior to the date of the change in control. The value of accelerated vesting of options, SARs, restricted shares, restricted share units, performance shares, performance units, performance cash awards,

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dividend equivalent rights, or other Awards in connection with a change in control can constitute a parachute payment. The 2024 Plan contains a "better of" provision, meaning if any of the payments or benefits provided to the participant under the 2024 Plan, other agreements, and all benefit arrangements would constitute parachute payments within the meaning of Section 280G of the Code and be subject to the excise tax imposed under Section 4999 of the Code, then the payments or benefits will be reduced or eliminated to the extent required to avoid the excise tax if such a reduction would give the participant a better after-tax result than receiving the full payments and benefits.
New Plan Benefits
As of the date of this proxy statement, no Awards have been made under the 2024 Plan. Because benefits under the 2024 Plan are discretionary and will depend on the actions of the Committee, the performance of the Company, and the value of our common stock, it is not possible to determine the benefits that will be received if stockholders approve the 2024 Plan.

FOR	The Board recommends that you vote "FOR" the approval of the Vail Resorts, Inc., 2024 Omnibus Incentive Plan.

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THE ANNUAL MEETING AND VOTING – QUESTIONS AND ANSWERS

How can stockholders attend the annual meeting?
We look forward to continuing to provide expanded access, improved communication, and cost savings for the Company and our stockholders by holding our annual meeting entirely online. We believe a live virtual meeting increases accessibility and inclusion by enabling increased stockholder attendance and participation and is an efficient use of resources for our stockholders and the Company. Accordingly, this year’s Annual Meeting will be held in live virtual format. Only such stockholders as of the close of business on October 8, 2024, their proxy holders, and our invited guests may attend the annual meeting. To participate in the virtual Annual Meeting, visit www.virtualshareholdermeeting.com/MTN2024 and log in using the 16-digit control number printed in the box marked by the arrow on your proxy card. If you encounter any difficulties accessing the virtual meeting during the check-in or course of the Annual Meeting, please call 844-986-0822 (U.S.) or 303-562-9302 (international) for assistance.
What is the agenda for the annual meeting?
The annual meeting will include a discussion of and voting on matters described in the Notice of 2024 Annual Meeting of Stockholders and this proxy statement and a brief question and answer session. The question and answer session will be limited only to questions relating to the proposals set forth in the Notice and Proxy Statement. We will not be providing a business update or answering any questions regarding the business or company performance questions at the annual meeting as we will be releasing our results for the first quarter of fiscal 2025 on Monday, December 9, 2024 and holding an investor call to discuss the results at such time. If you wish to submit a question relating to the proposals set forth in the Notice and Proxy Statement, immediately before or during the meeting log into the virtual meeting platform at www.virtualshareholdermeeting.com/MTN2024 and type your question into the “Ask a Question” field, and click “Submit.”
What is the difference between a stockholder of record and a “street name” holder?
If your shares of the Company’s common stock are registered directly in your name with the Company’s transfer agent, EQ Shareowner Services, then you are a stockholder of record.
If your shares are not held in your name, but rather are held through an intermediary, such as in an account at a brokerage firm or by a bank, trustee, or other nominee, then you are the beneficial owner of shares held in “street name.” However, as a beneficial owner, you have the right to direct your broker or other nominee regarding how to vote the shares held in your account.
Who is entitled to vote at or attend the annual meeting?
Holders of record and street name holders (subject to the requirements below) of our common stock as of the close of business on October 8, 2024, which we refer to as the record date, are entitled to vote. On the record date, we had 37,462,464 shares of common stock outstanding. You are entitled to attend the annual meeting only if you were a stockholder as of the record date or you hold a valid proxy for the annual meeting.
If you are a stockholder of record:
If you are a stockholder of record, you may vote at the virtual meeting or vote by proxy. Whether or not you plan to attend the annual meeting, we urge you to vote by proxy in advance of the annual meeting over the telephone or on the Internet as instructed in the Notice of Internet Availability of Proxy Materials to ensure your vote is counted.

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If you are a street name holder:
If you are a street name holder, you may not vote your shares at the virtual annual meeting unless you request and obtain a valid proxy from your broker or other nominee and follow the instructions on how to attend the virtual meeting. If you want to attend the virtual annual meeting, but not vote at the meeting, you must also follow the instructions of your broker or other nominee on how to attend the virtual meeting. Whether or not you plan to attend the annual meeting, we urge you to vote by proxy or otherwise instruct your nominee how to vote on your behalf in advance of the annual meeting in accordance with the instructions provided by your bank, broker, trustee, or other nominee.
How do I vote my shares?
If you are a stockholder of record of our common shares: By Telephone or the Internet
Stockholders of record can vote their shares via telephone or the Internet as instructed in the Notice of Internet Availability of Proxy Materials. The telephone and Internet procedures are designed to authenticate a stockholder’s identity, to allow stockholders to vote their shares and confirm that their instructions have been properly recorded.
The telephone and Internet voting facilities will close at 11:59 p.m., Eastern Time on December 4, 2024.
By Mail
Stockholders who elect to vote by mail should request a paper proxy card by telephone or Internet and should complete, sign and date their proxy cards and mail them in the pre-addressed envelopes that accompany the delivery of paper proxy cards. Proxy cards submitted by mail must be received by the time of the meeting in order for your shares to be voted.
By Participating in the Virtual Annual Meeting
Stockholders of record who wish to vote electronically at the virtual annual meeting may visit www.virtualshareholdermeeting.com/MTN2024, log in using the 16-digit control number printed in the box marked by the arrow on your proxy card, click on the vote button on the screen and follow the instructions provided.
If you are a street name holder of our common shares:
By Telephone or the Internet
Please contact your broker or other nominee for directions on how to submit your voting instructions by telephone or the Internet (if available).
By Mail
Street name holders may vote by mail by requesting a paper voting instruction card according to the instructions contained in the materials received from your broker or other nominee.
By Participating in the Virtual Annual Meeting
Street name holders who wish to vote electronically at the virtual annual meeting may visit www.virtualshareholdermeeting.com/MTN2024 and log in using the 16-digit control number printed in the box marked by the arrow on your proxy card, click on the vote button on the screen, and follow the instructions provided.
Can I change my vote?
If you are a stockholder of record of common stock, you may change your vote at any time prior to the vote at the annual meeting by:
àproviding timely delivery of a later-dated proxy (including by telephone or Internet vote);
àproviding timely written notice of revocation to our Secretary at 390 Interlocken Crescent, Broomfield, Colorado 80021; or
àattending the virtual annual meeting and voting electronically.

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To be timely, later-dated proxy cards and written notices submitted by mail must be received by the time of the annual meeting. In order to change your vote by telephone or Internet, you must do so before the telephone and Internet voting facilities close at 11:59 p.m., Eastern Time, on December 4, 2024.
If you are a street name holder of common stock, you may change your vote by timely submitting new voting instructions to your broker or other nominee following the instructions they provided, or, if you have obtained a valid proxy from your broker or other nominee giving you the right to vote your shares, by attending the virtual meeting and voting electronically.
How many shares must be present or represented to conduct business at the annual meeting?
The quorum requirement for holding the annual meeting and transacting business is that holders of a majority of the issued and outstanding common stock that is entitled to vote must be present virtually or represented by proxy. Both abstentions and broker non-votes described below are counted for the purpose of determining the presence of a quorum. If there is no quorum, the holders of a majority of shares present at the virtual meeting or represented by proxy may adjourn the annual meeting to another date.
How are abstentions treated?
Abstentions are counted for purposes of determining whether a quorum is present. For purposes of determining whether the stockholders have approved a matter, abstentions are not treated as votes cast affirmatively or negatively, and therefore do not have any effect on the outcome of a matter to be voted on at the annual meeting that requires an affirmative vote of a majority of the votes cast by holders of our common stock present virtually or by proxy at the annual meeting. A “majority of votes cast” means the number of “FOR” votes exceeds the number of “AGAINST” votes.
What are “broker non-votes”?
If you hold shares in street name through a broker and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given by the beneficial owner. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are considered present for the purpose of determining a quorum but are not considered entitled to vote or votes cast on that proposal. Thus, a broker non-vote will make a quorum more readily attainable, but, broker non-votes will not affect the outcome of any matter being voted on at the annual meeting, assuming that a quorum is obtained.
If your shares are held in street name and you do not instruct your broker on how to vote your shares, your brokerage firm, in its discretion, may either leave your shares unvoted or vote your shares on “routine” matters. The proposal to ratify the selection of our independent registered public accounting firm for the current fiscal year (Proposal 2) is considered a routine matter. Under the rules of the New York Stock Exchange, or the NYSE, the election of directors (Proposal 1), the advisory vote to approve executive compensation (Proposal 3), and the approval of the Vail Resorts, Inc. 2024 Omnibus Incentive Plan (Proposal 4) are not considered routine matters and, consequently, without your voting instructions, your broker cannot vote your uninstructed shares on these proposals.
What are the voting requirements?
Proposal 1—Election of Directors
In the election of directors named in this proxy statement, you may vote “FOR” one or more of the nominees or your vote may be “AGAINST” one or more of the nominees. Alternatively, you may vote “ABSTAIN” with respect to one or more nominees. You may not cumulate your votes for the election of directors. To be elected, each director nominee requires a majority of the votes cast for his or her election, which means that each director nominee must receive more votes cast “FOR” than “AGAINST” that director nominee. Abstentions and broker non-votes are not treated as voting on this proposal. If stockholders do not elect a nominee who is already serving as a director, Delaware law provides that the director would continue to serve on the Board as a “holdover director,” rather than causing a vacancy, until a successor is duly elected or until the director resigns. Under our Corporate Governance Guidelines and as permitted by our Bylaws, each director has submitted an advance, contingent resignation that the Board may accept if stockholders do not elect the director. In that situation, our Nominating & Governance Committee would make a recommendation to the Board about whether to accept

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or reject the resignation, or whether to take other action. The Board will promptly publicly disclose its decision regarding the director’s resignation.
Proposal 2—Ratification of Selection of PricewaterhouseCoopers LLP
In the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending July 31, 2025, you may vote “FOR,” “AGAINST” or “ABSTAIN.” This proposal requires the affirmative vote of a majority of those shares present virtually or represented by proxy, entitled to vote, and actually voting on the proposal at the annual meeting. Abstentions are not treated as voting on this proposal. Broker non-votes are not applicable to this proposal.
Proposal 3—Advisory Vote to Approve Executive Compensation
In the advisory vote to approve executive compensation, you may vote “FOR,” “AGAINST” or “ABSTAIN.” This proposal requires the affirmative vote of a majority of those shares present virtually or represented by proxy, entitled to vote, and actually voting on the proposal at the annual meeting. Abstentions and broker non-votes are not treated as voting on this proposal. The vote is advisory, and therefore not binding on the Company, the Compensation Committee or the Board. However, the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding executive compensation as it deems appropriate.
Proposal 4—Vote to Approve the Vail Resorts, Inc. 2024 Omnibus Incentive Plan
In the proposal to cast a vote to approve the Vail Resorts, Inc. 2024 Omnibus Incentive Plan, you may vote "FOR," "AGAINST" or "ABSTAIN." This proposal requires the affirmative vote of a majority of those shares present in person or represented by proxy, entitled to vote, and actually voting on the proposal at the annual meeting. Abstentions and broker non-votes are not treated as voting on this proposal.
Who will serve as inspector of elections?
The inspector of elections will be a representative from Broadridge Financial Solutions, Inc.
Who will bear the cost of soliciting votes for the annual meeting?
The Company is soliciting your proxy, and we will bear the cost of soliciting proxies. In addition to the original solicitation of proxies, proxies may be solicited personally, by telephone or other means of communication, by our directors and employees. Directors and employees will not be paid any additional compensation for soliciting proxies.
We may reimburse brokers holding common stock in their names or in the names of their nominees for their expenses in sending proxy material to the beneficial owners of such common stock.
What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials?
If you receive more than one Notice of Internet Availability of Proxy Materials, it means that you have multiple accounts at the transfer agent or with brokers or other nominees. Please vote all of your shares as described herein, or follow the instructions received from each broker or other nominee, to ensure that all of your shares are voted.
What if I submit a proxy but do not make specific choices?
If a proxy is voted by telephone or Internet, or is signed and returned by mail without choices specified, in the absence of contrary instructions, the shares of common stock represented by such proxy will be voted as recommended by the Board, and will be voted in the proxy holders’ discretion as to other matters that may properly come before the annual meeting.
How can I find out the results of the voting at the annual meeting?
Preliminary voting results will be announced at the annual meeting. Final voting results will be reported in a Form 8-K, which will be filed with the SEC following the annual meeting.

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Annual Meeting Materials
The Notice of Internet Availability of Proxy Materials, Notice of Annual Meeting, this proxy statement and the Annual Report have been made available to all stockholders entitled to Notice of Internet Availability of Proxy Materials and entitled to vote at the annual meeting. The Annual Report is not incorporated into this proxy statement and is not considered proxy-soliciting material.
STOCKHOLDER PROPOSALS FOR 2025 ANNUAL MEETING

The deadline for stockholders to submit proposals pursuant to Rule 14a-8 of the Exchange Act for inclusion in the Company’s proxy statement and proxy for the 2025 annual meeting of stockholders is June 25, 2025. Such proposals must be received at the Company’s principal executive offices no later than such date.
If you wish to nominate a director or submit a proposal for consideration at the Company’s 2025 annual meeting of stockholders that is not to be included in next year’s proxy materials, your proposal or nomination must be submitted in writing to the Secretary of the Company not later than September 6, 2025 nor earlier than August 7, 2024. You are also advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. Such notices must be in accordance with the procedures described in our Bylaws. You can obtain a copy of our Bylaws by writing the Secretary at the address shown on the cover of this proxy statement.
To comply with universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than October 6, 2025.
HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are Company stockholders may be “householding” our proxy materials to the extent such stockholders have given their prior express or implied consent in accordance with SEC rules. A single Notice of Internet Availability of Proxy Materials, proxy statement, and Annual Report (if you requested one) will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, proxy statement. and Annual Report, please notify your broker to discontinue householding and direct your written request to receive a separate Notice of Internet Availability of Proxy Materials, proxy statement, and Annual Report to the Company at: Vail Resorts, Inc., Attention: Investor Relations, 390 Interlocken Crescent, Broomfield, Colorado, 80021, or by calling (303) 404-1800. Stockholders who currently receive multiple copies of the Notice of Internet Availability of Proxy

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Materials, proxy statement, and Annual Report at their address and would like to request householding of their communications should contact their broker.
OTHER MATTERS

At the date of this proxy statement, the Board has no knowledge of any business other than that described herein which will be presented for consideration at the annual meeting. In the event any other business is presented at the annual meeting, the persons named in the enclosed proxy will vote such proxy thereon in accordance with their judgment in the best interests of the Company.

Julie A. DeCecco Executive Vice President, General Counsel and Chief Public Affairs Officer October 23, 2024

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2024 is available without charge upon written request to: Secretary, Vail Resorts, Inc., 390 Interlocken Crescent, Broomfield, Colorado 80021.

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APPENDIX A

Reconciliation of Measures of Segment Profitability and Non-GAAP Financial Measures
Presented below is a reconciliation of net income attributable to Vail Resorts, Inc. to Total Reported EBITDA for the years ended July 31, 2024, 2023 and 2022.

	($ In thousands) (Unaudited) Year Ended July 31,
	2024	2023	2022

Net income attributable to Vail Resorts, Inc.	$230,405	$268,148	$347,923
Net income attributable to noncontrolling interests	15,874	16,955	20,414
Net income	246,279	285,103	368,337
Provision for income taxes	98,816	88,414	88,824
Income before provision for income taxes	345,095	373,517	457,161
Depreciation and amortization	276,493	268,501	252,391
Loss (gain) on disposal of fixed assets and other, net	9,633	9,070	(43,992)
Change in fair value of contingent consideration	47,957	49,836	20,280
Investment income and other, net	(18,592)	(23,744)	(3,718)
Foreign currency loss on intercompany loans	4,140	2,907	2,682
Interest expense, net	161,839	153,022	148,183
Total Reported EBITDA	$826,565	$833,109	$832,987

Mountain Reported EBITDA	$802,072	$822,570	$811,167
Lodging Reported EBITDA	23,018	12,267	25,747
Resort Reported EBITDA(1)	825,090	834,837	836,914
Real Estate Reported EBITDA	1,475	(1,728)	(3,927)
Total Reported EBITDA	$826,565	$833,109	$832,987
(1)Resort represents the sum of Mountain and Lodging.

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APPENDIX B

Vail Resorts, Inc. 2024 Omnibus Incentive Plan
1. Purpose.
The purposes of the 2024 Omnibus Incentive Plan are to increase shareholder value and to advance the interests of Vail Resorts, Inc. and its shareholders by providing a means to attract, retain, and motivate employees, consultants, and directors of the Company upon whose judgment, initiative, and efforts the continued success, growth, and development of the Company is dependent.
2. Definitions.
For purposes of the Plan, the following terms shall be defined as set forth below:
(a)“Affiliate” means any entity other than the Company and its Subsidiaries that is designated by the Board or the Committee as a participating employer under the Plan; provided, however, that the Company directly or indirectly owns at least 20% of the combined voting power of all classes of stock of such entity or at least 20% of the ownership interests in such entity.
(b)“Award” means, individually or collectively, any Option, SAR, Restricted Share, Restricted Share Unit, Performance Share, Performance Unit, Performance Cash Award, Dividend Equivalent, Other Share-Based Award, other cash Award, or any other award granted to an Eligible Person under the Plan.
(c)“Award Agreement” means any agreement, contract, or other instrument or document in a form specified by the Committee evidencing an Award, which may be written or electronic form as determined by the Committee.
(d)“Beneficiary” means the Person, Persons, trust, or trusts which have been designated by an Eligible Person in his or her most recent written beneficiary designation filed with the Company to receive the benefits specified under this Plan upon the death of the Eligible Person or, if there is no designated Beneficiary or surviving designated Beneficiary, then the Person, Persons, trust, or trusts entitled by will or the laws of descent and distribution to receive such benefits.
(e)“Benefit Arrangement” means any formal or informal plan or other arrangement for the direct or indirect provision of compensation to a Participant (including groups or classes of Participants or beneficiaries of which the Participant is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Participant.
(f)“Board” means the Board of Directors of the Company.
(g)“Cause” shall have the equivalent meaning or the same meaning as “cause” or “for cause” set forth in any employment, consulting, or other agreement for the performance of services between a Participant and the Company or an Affiliate or, in the absence of any such agreement or any such definition in such agreement, such term shall mean (i) a Participant’s conviction of or indictment for any crime (whether or not involving the Company or any Affiliate) (A) constituting a felony or (B) that has, or could reasonably be expected to result in, an adverse impact on the performance of the Participant’s duties to the Company or any Affiliate, or otherwise has, or could reasonably be expected to result in, an adverse impact on the business or reputation of the Company or any Affiliate; (ii) conduct of a Participant, in connection with Participant’s employment or service, that has, or could reasonably be expected to result in, material injury to the business or reputation of the Company or any Affiliate; (iii) willful neglect in the performance of a Participant’s duties for the Company or any Affiliate or willful or repeated failure or refusal to perform such duties; (iv) acts of willful misconduct on the part of a Participant in the course Participant’s employment or service that has, or could be reasonably expected to result in, material injury to the reputation or business of the Company or any Affiliate; (v) a Participant’s violation of any of the Company’s policies, including, but not limited to, policies regarding sexual harassment, insider trading, confidentiality, non-disclosure, non-competition, non-

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disparagement, substance abuse, and conflicts of interest and any other written policy of the Company, which breach is not susceptible to cure or that is not cured within 30 days after the Participant is given written notice of such breach by the Company; or (vi) a Participant’s breach of any material provision of any employment or service agreement that has, or could be reasonably expected to result in, material injury to the reputation or business of the Company or any Affiliate, which breach is not susceptible to cure or that is not cured within 30 days after the Participant is given written notice of such breach by the Company; provided, however, that if, subsequent to a Participant’s Date of Termination, it is discovered that the Participant’s employment or service could have been terminated for Cause, upon determination by the Committee, such Participant’s employment or service shall be deemed to have been terminated for Cause for all purposes under the Plan. In the event there is an effective Award Agreement or an employment or service agreement with the Participant defining Cause, “Cause” shall have the meaning provided in such agreement and a termination of employment or service by the Company or any Affiliate for Cause hereunder shall not be deemed to have occurred unless all applicable notice and cure periods in such Award Agreement or employment or service agreement are complied with.
(h)“Change in Control” means an event or series of events by which:
(i)any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its subsidiaries, and any Person acting in its capacity as trustee, agent, or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of 35% or more of the equity securities of the Company entitled to vote for members of the Board or equivalent governing body of the Company on a fully-diluted basis, except for any Person who becomes the beneficial owner in connection with a merger or consolidation of the Company, with any other corporation immediately following which the individuals who comprise the Board immediately prior thereto, constitute at least a majority of the Board or the surviving entity; or
(ii)during any period of 12 consecutive months, a majority of the members of the Board or other equivalent governing body of the Company cease to be composed of individuals (A) who were members of that Board or equivalent governing body on the first day of such period, (B) whose election or nomination to that Board or equivalent governing body was approved by individuals referred to in clause (A) above constituting at the time of such election or nomination at least a majority of that Board or equivalent governing body, or (C) whose election or nomination to that Board or other equivalent governing body was approved by individuals referred to in clauses (A) and (B) above constituting at the time of such election or nomination at least a majority of that Board or equivalent governing body (excluding, in the case of both clause (B) and clause (C), any individual whose initial nomination for, or assumption of office as, a member of that Board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the Board); or
(iii)any person or two or more persons acting in concert shall have acquired, by contract or otherwise, control over the equity securities of the Company entitled to vote for members of the Board or equivalent governing body of the Company on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right) representing 51% or more of the combined voting power of such securities; or
(iv)the consummation of a merger, reorganization, consolidation, or similar transaction involving the Company; provided, however, a Change in Control shall not be deemed to have occurred (A) if such merger, reorganization, consolidation, or similar transaction would result in all or a portion of the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) either directly or indirectly more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger, reorganization, consolidation, or similar transaction, or (B) if following the merger, reorganization, consolidation, or similar transaction, the members of the Board prior to such merger, reorganization, consolidation, or similar transaction constitute at least a majority of the Board of the Company or the entity that directly or indirectly controls the Company after such merger, reorganization, consolidation, or similar transaction; or

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(v)the Company sells or transfers (other than by mortgage or pledge) all or substantially all of its properties and assets to another “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act).
The Board shall have full and final authority, in its sole discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control, and any incidental matters relating thereto.
(i)“Code” means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include successor provisions thereto and regulations or other interpretative guidance thereunder.
(j)“Committee” means the Compensation Committee of the Board or a subcommittee thereof, or such other Board committee (or if the Board so designates, the entire Board) as may be designated by the Board to administer the Plan; provided, however, that, unless otherwise determined by the Board, the Committee shall consist of two or more directors of the Company, each of whom is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, to the extent applicable, and each of whom is an independent director in accordance with the rules of any stock exchange on which the Shares are listed; provided, further, that the mere fact that the Committee shall fail to qualify under each of the foregoing requirements shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan.
(k)“Company” means Vail Resorts, Inc., a corporation organized under the laws of Delaware, or any successor corporation.
(l)“Director” means a member of the Board who is not an employee of the Company, a Subsidiary, or an Affiliate.
(m)“Disability” shall mean (i) for Awards that are not subject to Section 409A, “disability” as such term is defined in the long-term disability insurance plan or program of the Company or any Subsidiary then covering the Participant or, in the absence of such a plan or program, as determined by the Committee; provided that, with respect to Awards that are not subject to Section 409A, in the case of any Participant who, as of the date of determination, is a party to an effective employment, severance, consulting, or other services agreement with the Company or any Subsidiary that employs such Participant, “disability” shall have the meaning, if any, specified in such agreement, and (ii) for Awards that are subject to Section 409A, “disability” shall have the meaning set forth in Section 409A(a)(2)(c) of the Code.
(n)“Disqualified Individual” shall have the meaning set forth in Section 280G(c) of the Code.
(o)“Dividend Equivalent” means a right, granted under Section 5(g), to receive cash, Shares, or other property equal in value to dividends paid with respect to a specified number of Shares. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award, and may be paid currently or on a deferred basis; provided, however, that no Dividend Equivalents may be awarded in connection with, or related to, any unvested Awards or Awards of Options or SARs.
(p)"EBITDA" means earnings before interest, taxes, depreciation, and amortization, determined before (i) the payment of awards pursuant to the Company’s 2015 Omnibus Incentive Plan, Amended and Restated 2002 Long-Term Incentive and Share Award Plan, or the Plan (but after the payment of other management compensation), (ii) the impact of the lower of cost or market adjustments, and (iii) any gains (losses) on the sale of property, plant, and equipment, in each case, as determined by the Board or the Committee in good faith.
(q)“Effective Date” means December 5, 2024, the date the Plan was approved by stockholders of the Company.
(r)“Eligible Person” means (i) an employee or consultant, including any former employee serving as a consultant, of the Company, a Subsidiary, or an Affiliate, including any director who is an employee, or (ii) a Director. Notwithstanding any provisions of this Plan to the contrary, an Award may be granted to an employee or consultant, in connection with his or her hiring or retention prior to the date the employee or consultant first performs services for the Company, a Subsidiary, or an Affiliate; provided, however, that any such Award shall not become vested prior to the date the employee or consultant first performs such services.
(s)“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include successor provisions thereto and rules and regulations thereunder.

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(t)“Fair Market Value” means, with respect to Shares or other property, the fair market value of such Shares or other property determined by such methods or procedures as shall be established from time to time by the Committee. If the Shares are listed on any established stock exchange or a national market system, unless otherwise determined by the Committee in good faith, the "Fair Market Value of Shares" shall mean the closing price per Share on the date of grant or such other determination date (or, if the Shares were not traded on that day, the next preceding day that the Shares were traded) on the principal exchange or market system on which the Shares are traded (if there is more than one such exchange or market the Committee shall determine the appropriate exchange or market), as such prices are officially quoted on such exchange or market.
(u)“GAAP” means generally accepted accounting principles in the United States of America in effect from time to time.
(v)“ISO” means any option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.
(w)“Net Debt” means an amount equal to the sum of (i) all indebtedness of the Company for borrowed money then outstanding, including (A) the face value of any bonds, notes, debentures, or similar instruments, and (B) any amounts outstanding under or drawn on credit facilities or other borrowing-based facilities, plus (ii) any capital lease obligations of the Company, minus (iii) cash and cash equivalents, in all cases determined by the Board or the Committee in good faith.
(x)“NQSO” means any Option that is not an ISO.
(y)“Option” means a right granted under Section 5(b), to purchase Shares.
(z)“Other Agreement” means any agreement, contract, or understanding heretofore or hereafter entered into by a Participant with the Company or an Affiliate, except an agreement, contract, or understanding that expressly addresses Sections 280G and/or 4999 of the Code.
(aa)“Other Share-Based Award” means a right, granted under Section 5(h), that relates to or is valued by reference to Shares.
(bb)“Parachute Payment” means a “parachute payment” within the meaning of Section 280G(b)(2) of the Code.
(cc)“Participant” means an Eligible Person who has been granted an Award under the Plan.
(dd)“Performance Cash Award” means a performance cash award granted under Section 5(f).
(ee)“Performance Share” means a performance share granted under Section 5(f).
(ff)“Performance Unit” means a performance unit granted under Section 5(f).
(gg)“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust, or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.
(hh)“Plan” means this 2024 Omnibus Incentive Plan, as it may be amended from time to time.
(ii)“Restricted Shares” means an Award of Shares under Section 5(d) that may be subject to certain restrictions and to a risk of forfeiture.
(jj)“Restricted Share Unit” means a right, granted under Section 5(e), to receive Shares or cash at the end of a specified deferral period.
(kk)“Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.
(ll)“SAR” means the right, granted under Section 5(c), to be paid an amount measured by the difference between the exercise price of the right and the Fair Market Value of Shares on the date of exercise of the right, with payment to be made in cash, Shares, or property as specified in the Award or determined by the Committee.
(mm)“Section 409A” means Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.

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(nn)“Separation from Service” shall have the meaning set forth in Section 409A.
(oo)“Shares” means common stock, $.01 par value per share, of the Company.
(pp)“Short-Term Deferral Period” shall have the meaning set forth in Section 409A.
(qq)"Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns shares possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.
(rr)“Ten Percent Shareholder” means a natural Person who owns more than ten percent of the total combined voting power of all classes of stock of the Company, the Company’s parent (if any), or any of the Company’s Subsidiaries. In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.
3. Administration.
(a)Authority of the Committee. The Plan shall be administered by the Committee, and the Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:
(i)to select Eligible Persons to whom Awards may be granted;
(ii)to designate Affiliates;
(iii)to determine the type or types of Awards to be granted to each Eligible Person;
(iv)to determine the type and number of Awards to be granted, the number of Shares to which an Award may relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, any exercise price, grant price, or purchase price and any bases for adjusting such exercise, grant, or purchase price, any restriction or condition, any schedule for lapse of restrictions or conditions relating to transferability or forfeiture, exercisability, or settlement of an Award, and waiver or accelerations thereof, and waivers of performance conditions relating to an Award, based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;
(v)to determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, exchanged, or surrendered;
(vi)to determine whether, to what extent, and under what circumstances cash, Shares, other Awards, or other property payable with respect to an Award will be deferred either automatically, at the election of the Committee, or at the election of the Eligible Person;
(vii)to prescribe the form of each Award Agreement, which need not be identical for each Eligible Person;
(viii)to adopt, amend, suspend, waive, and rescind such rules and regulations, and appoint such agents as the Committee may deem necessary or advisable to administer the Plan, consistent with applicable law;
(ix)to correct any defect or supply any omission or reconcile any inconsistency in the Plan and construe and interpret the Plan and any Award, rules and regulations, Award Agreement, or other instrument hereunder;
(x)to accelerate the exercisability or vesting of all or any portion of any Award or to extend the period during which an Award is exercisable, but not beyond the expiration of the term of the Award, including, but not limited to, when a Participant is subject to a Separation of Service as a result of Disability or death; and
(xi)to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.
(b)Manner of Exercise of Committee Authority. The Committee shall have sole discretion in exercising its authority under the Plan. Any action of the Committee with respect to the Plan shall be final, conclusive, and binding on all Persons, including the Company, Subsidiaries, Affiliates, Eligible Persons, any Person claiming any rights under the Plan from or through any Eligible Person, and shareholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee.

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The Committee may delegate to other members of the Board or officers or managers of the Company or any Subsidiary or Affiliate the authority, subject to such terms as the Committee shall determine, to perform administrative functions and, with respect to Awards granted to Eligible Persons not subject to Section 16 of the Exchange Act, to perform such other functions as the Committee may determine, to the extent permitted under Rule 16b-3 (if applicable) and applicable law.
(c)Limitation of Liability. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or other employee of the Company or any Subsidiary or Affiliate, the Company’s independent certified public accountants, or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, and no officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.
(d)No Option or SAR Repricing Without Shareholder Approval. Except as provided in the first sentence of Section 4(d) hereof relating to certain anti-dilution adjustments, unless the approval of shareholders of the Company is obtained, Options and SARs issued under the Plan shall not be (i) amended to lower their exercise price, (ii) exchanged for other Options or SARs with lower exercise prices, (iii) with respect to Options and SARs with an exercise price above the current Fair Market Value of a Share, canceled in exchange for cash or other securities, or (iv) any other action which is considered a “repricing” for purposes of the shareholder approval rules of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or quoted.
4. Shares Subject to the Plan.
(a)Subject to adjustment as provided in Section 4(d) hereof, the total number of Shares reserved for issuance in connection with Awards under the Plan shall be 1,500,000. From and after the Effective Date, no awards shall be granted under the Company’s 2015 Omnibus Incentive Plan (“2015 Plan”) or Amended and Restated 2002 Long-Term Incentive and Share Award Plan (“2002 Plan”); however, any 2015 Plan or 2002 Plan Awards shall continue to be subject to the terms and conditions of their applicable plan. The number of shares, if any, that are subject to Awards issued under the 2015 Plan or 2002 Plan that are forfeited, canceled, terminated, or surrendered on or after the Effective Date shall be extinguished and unavailable for Awards under the Plan, the 2015 Plan, or 2002 Plan. Therefore, only 1,500,000 Shares will be issuable under the Plan as of the Effective Date. All Shares issuable under the Plan may be issued as ISOs. Shares issued or to be issued under the Plan shall be authorized but unissued shares or, to the extent permitted by applicable law, issued shares that have been reacquired by the Company. No Award may be granted if the number of Shares to which such Award relates, when added to the number of Shares previously issued under the Plan, exceeds the number of Shares reserved under the preceding sentence. Awards under the Plan that are forfeited, canceled, terminated, exchanged, or surrendered, or such Award is settled in cash or otherwise terminates without a distribution of Shares to the Participant, any Shares counted against the number of Shares reserved and available under the Plan with respect to such Award will, to the extent of any such forfeiture, settlement, termination, cancellation, exchange, or surrender, again be available for Awards under the Plan. Upon the exercise of any Award granted in tandem with any other Awards, such related Awards shall be canceled to the extent of the number of Shares as to which the Award is exercised. The number of Shares reserved and available under the Plan will not be increased by the number of Shares (A) tendered, withheld, or subject to an Award granted under the Plan surrendered in connection with the purchase of Shares upon exercise of an Option, (B) that were not issued upon the net settlement or net exercise of a Share-settled SAR granted under the Plan, (C) deducted or delivered from payment of an Award granted under the Plan in connection with the Company’s tax withholding obligations as provided in Section 9(c), or (D) purchased by the Company with proceeds from Option exercises.
(b)Shares covered by an Award shall be counted as used as of the date of grant of such Award for purposes of calculating the number of Shares available for issuance under Section 4(a). The number of Shares subject to an Award will be counted against the share limit set forth in Section 4(a) as one Share for every one Share subject to such Award. The target number of Shares issuable under a Performance Share or Performance Unit grant shall be counted against the share limit set forth in Section 4(a) in accordance with this Section 4(b) as of the date of grant of such Award, but such number shall be adjusted to reflect the actual number of Shares issued upon settlement of the Performance Shares or Performance Units, as applicable, to the extent different from such target number of Shares. Awards that do not

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entitle the Participant thereof to receive or purchase Shares and Awards that are settled in cash shall not be counted against the share limit set forth in Section 4(a).
(c)The Committee shall have the right to substitute or assume Awards in connection with mergers, reorganizations, separations, or other transactions to which Section 424(a) of the Code applies. The number of Shares reserved pursuant to Section 4(a) may be increased by the corresponding number of Awards assumed and, in the case of a substitution, by the net increase in the number of Shares subject to Awards before and after the substitution.
(d)In the event that the Committee shall determine that any dividend in Shares, recapitalization, Share split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, or other similar corporate transaction or event affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Eligible Persons under the Plan, then the Committee shall make such equitable changes or adjustments as it deems appropriate and, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares which may thereafter be issued under the Plan, (ii) the number and kind of shares, other securities or other consideration issued or issuable in respect of outstanding Awards, and (iii) the exercise price, grant price, or purchase price relating to any Award; provided, however, in each case that, with respect to ISOs, such adjustment shall be made in accordance with Section 424(a) of the Code, unless the Committee determines otherwise.
(e)Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or treasury Shares including Shares acquired by purchase in the open market or in private transactions.
5. Specific Terms of Awards.
(a)General. Awards may be granted on the terms and conditions set forth in this Section 5. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 9(d)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms regarding forfeiture of Awards or continued exercisability of Awards in the event of termination of service by the Eligible Person.
(b)Options. The Committee is authorized to grant Options, which may be NQSOs or ISOs, to Eligible Persons on the following terms and conditions:
(i)Exercise Price. The exercise price per Share purchasable under an Option shall be determined by the Committee; provided, however, that the exercise price per Share of an Option shall not be less than the Fair Market Value of a Share on the date of grant of the Option; provided, further, that, in the event that a Participant is a Ten Percent Shareholder, the exercise price of an Option granted to such Participant that is intended to be an ISO shall be not less than 110% of the Fair Market Value of one Share on the date of grant of such Option.
(ii)Option Term. The term of each Option shall be determined by the Committee; provided, however, that such term shall not be longer than ten years from the date of grant of the Option; provided, further, that, in the event that the Participant is a Ten Percent Shareholder, an Option granted to such Participant that is intended to be an ISO shall not be exercisable after the fifth anniversary of the date of grant of such Option; provided, further, that, to the extent deemed necessary or appropriate by the Committee to reflect differences in local law, tax policy, or custom with respect to any Option granted to a Participant who is a foreign national or who is employed outside the United States, such Option may have a term that is longer than ten years from the date of grant of the Option as the Committee shall determine.
(iii)Time and Method of Exercise. The Committee shall determine at the date of grant or thereafter the time or times at which an Option may be exercised in whole or in part (including, without limitation, upon achievement of performance criteria if deemed appropriate by the Committee), the methods by which such exercise price may be paid or deemed to be paid (including, without limitation, cashless exercises, net share settlements, or broker-assisted exercise arrangements), the form of such payment (including, without limitation, cash, Shares, or other property), and the methods by which Shares will be delivered or deemed to be delivered to Eligible Persons; provided, however, that in no event may any portion of the exercise price be paid with Shares acquired either under an Award granted pursuant to this Plan, upon exercise of a stock option granted under another Company plan or as a stock bonus or other stock award granted under another Company plan unless, in any such case, the Shares were acquired and vested more than six months in advance of the date of exercise.

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(iv)ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, including but not limited to the requirement that the ISO shall be granted within ten years from the earlier of the date of adoption or shareholder approval of the Plan. An Option shall constitute an ISO only (a) if the Participant of such Option is an employee of the Company or any Subsidiary, (b) to the extent specifically provided in the related Award Agreement, and (c) to the extent that the aggregate Fair Market Value (determined at the time such Option is granted) of the Shares with respect to which all ISOs held by such Participant become exercisable for the first time during any calendar year (under the Plan and all other plans of the Company and its Affiliates) does not exceed $100,000. Except to the extent provided in the regulations under Section 422 of the Code, this limitation shall be applied by taking Options into account in the order in which they were granted. Each Participant awarded an ISO under the Plan shall notify the Company in writing immediately after the date he or she makes a disqualifying disposition of any Common Stock acquired pursuant to the exercise of such ISO. A disqualifying disposition is any disposition (including, without limitation, any sale) of such Common Stock before the later of (A) two years after the Date of Grant of the ISO, or (B) one year after the date of exercise of the ISO. The Company may, if determined by the Committee and in accordance with procedures established by the Committee, retain possession, as agent for the applicable Participant, of any Common Stock acquired pursuant to the exercise of an ISO until the end of the period described in the preceding sentence, subject to complying with any instructions from such Participant as to the sale of such Common Stock.
(c)SARs. The Committee is authorized to grant SARs to Eligible Persons on the following terms and conditions:
(i)Right to Payment. A SAR shall confer on the Eligible Person to whom it is granted a right to receive with respect to each Share subject thereto, upon exercise thereof, the excess of (A) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine in the case of any such right, the Fair Market Value of one Share at any time during a specified period before or after the date of exercise) over (B) the exercise price of the SAR as determined by the Committee as of the date of grant of the SAR (which shall not be less than the Fair Market Value per Share on the date of grant of the SAR and, in the case of a SAR granted in tandem with an Option, shall be equal to the exercise price of the underlying Option). The Company shall pay such amount in cash, in shares of Common Stock valued at Fair Market Value, or any combination thereof, as determined by the Committee.
(ii)Other Terms. The Committee shall determine, at the time of grant or thereafter, the time or times at which a SAR may be exercised in whole or in part (which shall not be more than ten years after the date of grant of the SAR), the method of exercise, method of settlement, form of consideration payable in settlement, method by which Shares will be delivered or deemed to be delivered to Eligible Persons, whether or not a SAR shall be in tandem with any other Award, and any other terms and conditions of any SAR; provided, that if the SAR exercise period would expire at a time when trading in the shares of Common Stock is prohibited by the Company’s insider trading policy or Company-imposed blackout period, then the SAR exercise period shall be automatically extended until the earlier of (A) the 30th day following the expiration of such prohibition, and (B) the expiration of the original SAR Period. Unless the Committee determines otherwise, a SAR (1) granted in tandem with an NQSO may be granted at the time of grant of the related NQSO or at any time thereafter, and (2) granted in tandem with an ISO may only be granted at the time of grant of the related ISO.
(d)Restricted Shares. The Committee is authorized to grant Restricted Shares to Eligible Persons on the following terms and conditions:
(i)Issuance and Restrictions. Restricted Shares shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose at the date of grant or thereafter, which restrictions may lapse separately or in combination at such times, under such circumstances (including, without limitation, upon achievement of performance criteria if deemed appropriate by the Committee), in such installments, or otherwise, as the Committee may determine. Except to the extent restricted under the Award Agreement relating to the Restricted Shares, an Eligible Person granted Restricted Shares shall have all of the rights of a shareholder including, without limitation, the right to vote Restricted Shares and the right to receive dividends thereon; provided, however, that any dividends be subject to the same restrictions as the Restricted Shares and will be held in escrow and subject to forfeiture until such time as the Restricted Shares become fully vested.

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(ii)Forfeiture. Except as otherwise determined by the Committee, at the date of grant or thereafter, upon termination of service during the applicable restriction period, Restricted Shares and any accrued but unpaid dividends or Dividend Equivalents that are at that time subject to restrictions shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Shares will be waived in whole or in part in the event of terminations resulting from specified Causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Shares.
(iii)Certificates for Shares and Book-Entry. Restricted Shares granted under the Plan may be evidenced in such manner as the Committee shall determine, which may include book-entry form (subject to the Company’s direction) or the issuance of certificates. If certificates representing Restricted Shares are registered in the name of the Eligible Person, such certificates shall bear an appropriate legend, or in the case of book-entry shares, a notation, referring to the terms, conditions, and restrictions applicable to such Restricted Shares, and the Company shall retain physical possession of any certificates issued.
(iv)Dividends. Dividends paid on vested Restricted Shares shall be either paid at the dividend payment date, or deferred for payment to such date as determined by the Committee, in cash or in unrestricted Shares having a Fair Market Value equal to the amount of such dividends; provided, however, that dividends payable in respect of Restricted Shares that vest based on the achievement of performance criteria shall be subject to all conditions and restrictions of the underlying Restricted Shares to which they relate. Any dividends paid on unvested Restricted Shares will be subject to the same restrictions as the Restricted Shares and will be held in escrow and subject to forfeiture until such time as the Restricted Shares become fully vested. Shares distributed in connection with a Share split or dividend in Shares, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Shares with respect to which such Shares or other property has been distributed.
(e)Restricted Share Units. The Committee is authorized to grant Restricted Share Units to Eligible Persons, subject to the following terms and conditions:
(i)Award and Restrictions. Delivery of Shares or cash, as the case may be, will occur upon expiration of the deferral period specified for Restricted Share Units by the Committee (or, if permitted by the Committee, as elected by the Eligible Person). In addition, Restricted Share Units shall be subject to such restrictions as the Committee may impose, if any (including, without limitation, the achievement of performance criteria if deemed appropriate by the Committee), at the date of grant or thereafter, which restrictions may lapse at the expiration of the deferral period or at earlier or later specified times, separately or in combination, in installments or otherwise, as the Committee may determine.
(ii)Forfeiture. Except as otherwise determined by the Committee at date of grant or thereafter, upon termination of service (as determined under criteria established by the Committee) during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Restricted Share Units), or upon failure to satisfy any other conditions precedent to the delivery of Shares or cash to which such Restricted Share Units relate, all Restricted Share Units that are at that time subject to deferral or restriction shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Share Units will be waived in whole or in part in the event of termination resulting from specified Causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Share Units.
(f)Performance Shares, Performance Units, and Performance Cash Awards. The Committee is authorized to grant Performance Shares, Performance Units, and Performance Cash Awards to Eligible Persons on the following terms and conditions:
(i)General; Performance Period. The right of a Participant to exercise or to receive a grant or settlement of any Performance Share, Performance Unit, or Performance Cash Award, and the timing thereof, shall be subject to such performance objectives as may be specified by the Committee. Except as provided in Section 5(f)(iii), the Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions. The Committee shall determine a performance period (the

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“Performance Period”) of one or more years and shall determine the performance objectives for grants of Performance Shares, Performance Units, and Performance Cash Awards. Performance Periods may overlap and Eligible Persons may participate simultaneously with respect to Performance Shares, Performance Units, and Performance Cash Awards for which different Performance Periods are prescribed.
(ii)Performance Criteria for Awards. The performance objectives for Awards may vary from Eligible Person to Eligible Person and shall be based upon one or more of the following performance criteria as the Committee may deem appropriate, and in any relative proportion to the extent multiple goals are used in combination:
(A)reported EBITDA results for the Company's mountain segment;
(B)reported EBITDA results for the Company's lodging segment;
(C)reported EBITDA results on a resort basis (which is a combination of the Company's reported mountain segment EBITDA and reported lodging segment EBITDA);
(D)reported EBITDA results for the Company's real estate segment;
(E)reported EBITDA results excluding stock-based compensation expense for any of the Company's mountain, lodging or real estate segments, and/or on a resort basis;
(F)real estate segment goals, including pre-sales targets, sales, closing timing and profitability targets, and construction related approvals and timing milestones;
(G)revenue;
(H)net income;
(I)net income excluding stock-based compensation;
(J)pretax earnings;
(K)earnings before interest expense, taxes, depreciation, and amortization;
(L)operating margin;
(M)earnings per share;
(N)return on equity;
(O)return on capital;
(P)return on investment;
(Q)operating earnings;
(R)working capital;
(S)ratio of debt to stockholders’ equity;
(T)Net Debt;
(U)ratio of Net Debt to Reported EBITDA;
(V)total stockholder return; and/or
(W)such combination of the foregoing performance-based criteria as the Committee shall determine in its sole discretion.
The foregoing performance criteria may be determined by reference to the performance of the Company, or of a Subsidiary or Affiliate, or of a division or unit of any of the foregoing. Performance under any of the foregoing performance criteria (1) may be used to measure the performance of (a) the Company, its Subsidiaries, and other Affiliates as a whole, (b) the Company, any Subsidiary, any other Affiliate, or any combination thereof, or (c) any one or more business units or operating segments of the Company, any Subsidiary, and/or any other Affiliate, in each case as the Committee, in its sole discretion, deems appropriate, (2) may be compared to the

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performance of one or more other companies or one or more published or special indices designated or approved by the Committee for such comparison, as the Committee, in its sole discretion, deems appropriate, (3) may be stated as a combination of one or more performance objectives, and (4) may be measured on an absolute or relative basis and on a GAAP or non-GAAP basis. In addition, the Committee, in its sole discretion, may select performance under the total shareholder return performance criteria specified above for comparison to performance under one or more stock market indices designated or approved by the Committee. The Committee shall also have the authority to provide for accelerated vesting of any Award intended to qualify as performance-based compensation based on the achievement of performance objectives pursuant to the performance criteria specified above.
(iii)Evaluation of Performance. The Committee may provide in any Performance Share, Performance Unit, or Performance Cash Award that any evaluation of performance may include or exclude any of the following events that occur during a Performance Period: (A) asset write-downs; (B) litigation or claims, judgments, or settlements; (C) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (D) any reorganization or restructuring events or programs; (E) extraordinary, non-core, non-operating, or non-recurring items; (F) acquisitions or divestitures; (G) foreign exchange gains and losses; (H) impact of shares of stock purchased through share repurchase programs; (I) tax valuation allowance reversals; (J) impairment expense; and (K) environmental expense.
(iv)Award Value. At the beginning of a Performance Period, the Committee shall determine for each Eligible Person or group of Eligible Persons with respect to that Performance Period (A) the range of number of Shares, if any, in the case of Performance Shares, (B) the range of dollar values, if any, in the case of Performance Units, or (C) the range of cash awards in the case of Performance Cash Awards which may be fixed or may vary in accordance with such performance or other criteria specified by the Committee, which shall be paid to an Eligible Person as an Award if the relevant measure of Company performance for the Performance Period is met.
(v)Significant Events. If during the course of a Performance Period there shall occur significant events as determined by the Committee which the Committee expects to have a substantial effect on a performance objective during such period, the Committee may revise such objective; provided, however, that, the Committee shall not have any discretion to increase the amount of compensation payable under an Award. The Committee may, in its sole discretion, reduce the amount of a payment otherwise to be made in connection with Performance Shares, Performance Units, and Performance Cash Awards.
(vi)Forfeiture. Except as otherwise determined by the Committee, at the date of grant or thereafter, upon termination of service during the applicable Performance Period, Performance Shares, Performance Units, and Performance Cash Awards for which the Performance Period was prescribed shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in an individual case, that restrictions or forfeiture conditions relating to Performance Shares, Performance Units, and Performance Cash Awards will be waived in whole or in part in the event of terminations resulting from specified Causes, and the Committee may in other cases waive in whole or in part the forfeiture of Performance Shares, Performance Units, and Performance Cash Awards.
(vii)Payment. Each Performance Share or Performance Unit may be paid in whole Shares, or cash, or a combination of Shares and cash either as a lump sum payment or in installments, all as the Committee shall determine, at the time of grant of the Performance Share or Performance Unit or otherwise, commencing as soon as practicable after the end of the relevant Performance Period; provided, that unless specifically provided in the applicable Award Agreement, payment in respect of an Award shall occur no later than the fifteenth day of the third month following the end of the fiscal year in which such Performance Period ends. Each Performance Cash Award shall be paid in cash, commencing as soon as practicable after the end of the relevant Performance Period; provided, that unless specifically provided in the applicable Award Agreement, payment in respect of an Award shall occur no later than the fifteenth day of the third month following the end of the fiscal year in which such Performance Period ends.
(g)Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to Eligible Persons. The Committee may provide, at the date of grant or thereafter, that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares, or other investment vehicles as the Committee may

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specify; provided, however, that Dividend Equivalents (other than freestanding Dividend Equivalents) shall be subject to all conditions and restrictions of the underlying Awards to which they relate; provided, further, that no Dividend Equivalents may be awarded in connection with, or related to, any unvested Award or Awards of Options or SARs.
(h)Other Share-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Eligible Persons such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, subject to Section 6(f), unrestricted shares awarded purely as a “bonus” and not subject to any restrictions or conditions, other rights convertible or exchangeable into Shares, purchase rights for Shares, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the performance of specified Subsidiaries or Affiliates. The Committee shall determine the terms and conditions of such Awards at date of grant or thereafter. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 5(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, notes or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, shall also be authorized pursuant to this Section 5(h).
6. Certain Provisions Applicable to Awards.
(a)Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted to Eligible Persons either alone or in addition to, in tandem with, or in exchange or substitution for, any other Award granted under the Plan or any award granted under any other plan or agreement of the Company, any Subsidiary or Affiliate, or any business entity to be acquired by the Company or a Subsidiary or Affiliate, or any other right of an Eligible Person to receive payment from the Company or any Subsidiary or Affiliate, provided that any such exchange or substitution does not constitute a “repricing” for purposes of the shareholder approval rules of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or quoted. Awards may be granted in addition to or in tandem with such other Awards or awards, and may be granted either as of the same time as or a different time from the grant of such other Awards or awards. Subject to the provisions of Section 3(d) prohibiting Option and SAR repricing without shareholder approval, the per Share exercise price of any Option, grant price of any SAR, or purchase price of any other Award conferring a right to purchase Shares which is granted, in connection with the substitution of awards granted under any other plan or agreement of the Company or any Subsidiary or Affiliate or any business entity to be acquired by the Company or any Subsidiary or Affiliate, shall be determined by the Committee, in its discretion.
(b)Terms of Awards. The term of each Award granted to an Eligible Person shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any Option or a SAR granted in tandem therewith exceed a period of ten years from the date of its grant (or such shorter period as may be applicable under Section 422 of the Code).
(c)Form of Payment Under Awards. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Subsidiary or Affiliate upon the grant, maturation, or exercise of an Award may be made in such forms as the Committee shall determine at the date of grant or thereafter, including, without limitation, cash, Shares, or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The Committee may make rules relating to installment or deferred payments with respect to Awards, including the rate of interest to be credited with respect to such payments.
(d)Non-transferability. Unless otherwise set forth by the Committee in an Award Agreement, Awards (except for vested shares) shall not be transferable by an Eligible Person, except with respect to Awards subject to Section 409A and Incentive Stock Options, the Committee may permit or provide in an Award for the gratuitous transfer of the Award by the Eligible Person to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Eligible Person and/or an immediate family member thereof if the Company would be eligible to use a Form S-8 under the Securities Act for the registration of the sale of the Common Stock subject to such Award to such proposed transferee.
(e)Non-competition. The Committee may, by way of the Award Agreements or otherwise, establish such other terms, conditions, restrictions and/or limitations, if any, of any Award, provided they are not inconsistent with the Plan, including, without limitation, the requirement that the Participant not engage in competition with the Company.

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(f)Minimum Vesting Period. Except with respect to a maximum of five percent of the number of Shares reserved under the Plan pursuant to Section 4(a), and except as otherwise provided in Section 7, no Award shall provide for vesting which is any more rapid than vesting on the one year anniversary of the date of grant of such Award or, with respect to Awards that vest upon the attainment of performance goals, a Performance Period that is less than 12 months.
7. Effect of Change in Control.
Except as otherwise provided in the applicable Award Agreement, in an Other Agreement, or as otherwise set forth in writing, upon the occurrence of a Change in Control, and subject to the requirements and limitations of Section 409A (if applicable), in the event of a Change in Control, the following provisions shall apply to outstanding Awards:
(a)The surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of any Participant, assume or continue the Company’s rights and obligations under each or any Award or portion thereof outstanding immediately prior to the Change in Control or substitute for each or any such outstanding Award or portion thereof a substantially equivalent award with respect to the Acquiror’s stock, as applicable; and
(b)In the discretion of the Committee, outstanding Awards which are not assumed, substituted for, or otherwise continued by the Acquiror shall accelerate and become fully vested and exercisable (as applicable) effective immediately prior to, but contingent upon, the consummation of the Change in Control; provided, however, that any Award which has its vesting conditions based on performance goals that vests pursuant to this sentence shall only become vested based on (i) 100% of target levels, or (ii) actual results measured against the performance goals as of the Change in Control, and thereafter, all Awards shall terminate to the extent not exercised or settled as of the date of the Change in Control.
8. Parachute Limitations.
(a)If any Participant is a Disqualified Individual, then, notwithstanding any other provision of the Plan or of any Other Agreement to the contrary and notwithstanding any Benefit Arrangement, any right of the Participant to any exercise, vesting, payment, or benefit under the Plan shall be reduced or eliminated:
(i)to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Participant under the Plan, all Other Agreements, and all Benefit Arrangements, would cause any exercise, vesting, payment, or benefit to the Participant under the Plan to be considered a Parachute Payment; and
(ii)if, as a result of receiving such Parachute Payment, the aggregate after-tax amounts received by the Participant from the Company under the Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Participant without causing any such payment or benefit to be considered a Parachute Payment.
(b)Except as required by Section 409A or to the extent that Section 409A permits discretion, the Committee shall have the right, in the Committee’s sole discretion, to designate those rights, payments, or benefits under the Plan, all Other Agreements, and all Benefit Arrangements that should be reduced or eliminated so as to avoid having such rights, payments, or benefits be considered a Parachute Payment; provided, however, to the extent any payment or benefit constitutes deferred compensation under Section 409A, in order to comply with Section 409A, the Company shall instead accomplish such reduction by first reducing or eliminating any cash payments (with the payments to be made furthest in the future being reduced first), then by reducing or eliminating any accelerated vesting of Performance Shares, Performance Units, or Performance Cash Awards, then by reducing or eliminating any accelerated vesting of Options or SARs, then by reducing or eliminating any accelerated vesting of Restricted Shares, Restricted Share Units, then by reducing or eliminating any other remaining Parachute Payments.
9. General Provisions.
(a)Compliance with Legal and Trading Requirements. The Plan, the granting and exercising of Awards thereunder, and the other obligations of the Company under the Plan and any Award Agreement, shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company, in its discretion, may postpone the issuance or delivery of Shares under any Award until completion of such stock exchange or market system listing or registration or qualification of such Shares or other

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required action under any state or federal law, rule or regulation as the Company may consider appropriate, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Shares in compliance with applicable laws, rules and regulations. No provisions of the Plan shall be interpreted or construed to obligate the Company to register any Shares under federal or state law. The Shares issued under the Plan may be subject to such other restrictions on transfer as determined by the Committee.
(b)No Right to Continued Employment or Service. Neither the Plan nor any action taken thereunder shall be construed as giving any employee, consultant, or director the right to be retained in the employ or service of the Company or any of its Subsidiaries or Affiliates, nor shall it interfere in any way with the right of the Company or any of its Subsidiaries or Affiliates to terminate any employee’s, consultant’s or director’s employment or service at any time.
(c)Taxes. The Company or any Subsidiary or Affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Shares or any payroll or other payment to an Eligible Person, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Eligible Persons to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of an Eligible Person’s tax obligations. Notwithstanding the foregoing, the maximum number of Shares that may be withheld from any Award to satisfy any federal, state, or local tax withholding requirements upon the exercise, vesting, or lapse of restrictions applicable to any Award or payment of Shares pursuant to such Award, as applicable, may not exceed such number of Shares having a Fair Market Value equal to the minimum statutory amount required by the Company or the applicable Subsidiary or Affiliate to be withheld and paid to any such federal, state, or local taxing authority with respect to such exercise, vesting, lapse of restrictions, or payment of Shares, or such greater amount as may be permitted under applicable accounting standards.
(d)Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue, or terminate the Plan, or the Committee’s authority to grant Awards under the Plan, without the consent of shareholders of the Company or Participants, except that any such amendment or alteration as it applies to ISOs shall be subject to the approval of the Company’s shareholders to the extent such shareholder approval is required under Section 422 of the Code; provided, however, that, without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may materially and adversely affect the rights of such Participant under any Award theretofore granted to him or her. Subject to the limitation on repricing in Section 3(d), the Committee may (i) waive any conditions or rights under; (ii) amend, modify or supplement the terms of; or (iii) amend, alter, suspend, discontinue or terminate, any Award theretofore granted, prospectively or retrospectively, which authority shall include the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to make Awards or to modify outstanding Awards made to Eligible Persons who are foreign nationals or who are employed outside the United States to reflect differences in local law, tax policy, or custom; provided, however, that, without the consent of a Participant, no amendment, alteration, suspension, discontinuation or termination of any Award may materially and, adversely affect the rights of such Participant under any Award theretofore granted to him or her.
(e)No Rights to Awards; No Shareholder Rights. No Eligible Person or employee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons and employees. Other than with respect to vested Restricted Shares, no Award shall confer on any Eligible Person any of the rights of a shareholder of the Company unless and until Shares are duly issued or transferred to the Eligible Person in accordance with the terms of the Award.
(f)Unfunded Status of Awards. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, Shares, other Awards, or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.
(g)Non-exclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other

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incentive arrangements as it may deem desirable, including, without limitation, the granting of options and other awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.
(h)Not Compensation for Benefit Plans. No Award payable under this Plan shall be deemed salary or compensation for the purpose of computing benefits under any benefit plan or other arrangement of the Company for the benefit of its employees, consultants, or directors unless the Company shall determine otherwise.
(i)No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.
(j)Section 409A. The Plan is intended to comply with Section 409A to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan will be interpreted and administered to be in compliance with Section 409A. Any payments described in the Plan that are due within the Short-Term Deferral Period will not be treated as deferred compensation unless applicable laws require otherwise. Notwithstanding any provision of the Plan to the contrary, to the extent required to avoid accelerated taxation and tax penalties under Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six-month period immediately following the Participant’s Separation from Service will instead be paid on the first payroll date after the six-month anniversary of the Participant’s Separation from Service (or the Participant’s death, if earlier). Furthermore, notwithstanding anything in the Plan to the contrary, in the case of an Award that is characterized as deferred compensation under Section 409A, and pursuant to which settlement and delivery of the cash or Shares subject to the Award is triggered based on a Change in Control, in no event will a Change in Control be deemed to have occurred for purposes of such settlement and delivery of cash or Shares if the transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder). If an Award characterized as deferred compensation under Section 409A is not settled and delivered on account of the provision of the preceding sentence, the settlement and delivery shall occur on the next succeeding settlement and delivery triggering event that is a permissible triggering event under Section 409A. No provision of this Section 9(j) shall in any way affect the determination of a Change in Control for purposes of vesting in an Award that is characterized as deferred compensation under Section 409A. Notwithstanding the foregoing, neither the Company nor the Committee will have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Participant under Section 409A, and neither the Company or an Affiliate nor the Board or the Committee will have any liability to any Participant for such tax or penalty.
(k)Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan, and any Award Agreement shall be determined in accordance with the laws of the State of Delaware without giving effect to principles of conflict of laws.
(l)Effective Date; Plan Termination. The Plan was approved by the Board on September 25, 2024, subject to approval by stockholders of the Company. The Plan shall become effective as of the Effective Date. The Plan shall terminate as to future awards on the date which is ten years after the Effective Date. Upon the Effective Date, no further Awards may be made under the 2024 Plan.
(m)Titles and Headings. The titles and headings of the sections the Plan are for convenience of reference only. In the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.
(n)Data Protection. By participating in the Plan or accepting any rights granted under it, each Eligible Person consents to the collection and processing of personal data relating to such participant so that the Company can fulfill their obligations and exercise its rights under the Plan and generally administer and manage the Plan. This data will include, but may not be limited to, data about participation in the Plan and shares offered or received, purchased, or sold under the Plan from time to time and other appropriate financial and other data (such as the date on which the Awards were granted) about such participant and his or her participation in the Plan.
(o)Clawback/Forfeiture. All incentive-based Awards shall be subject to reduction, cancellation, forfeiture or recoupment (i) to the extent necessary to comply with (A) any clawback, forfeiture or other similar policy adopted by the Board or Committee, and as in effect from time to time (including the Company’s Executive Compensation Clawback Policy, as amended from time to time), and (B) applicable law, including, but not limited to, the applicable rules and regulations

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of the Securities and Exchange Commission and any securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted; and (ii) as the Committee may specify in an Award Agreement, upon the occurrence of other specified events, including, without limitation, failure to remit the amounts necessary to satisfy the Eligible Person’s tax withholding obligations, termination for Cause, termination of the Eligible Person’s provision of services to the Company or any Subsidiary or Affiliate, violation of material policies of the Company, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company.
If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, if the Eligible Person knowingly or grossly negligently engaged in the misconduct, or knowingly or grossly negligently failed to prevent the misconduct, or if the Eligible Person is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, the Eligible Person shall, to the extent required by Section 304 of the Sarbanes-Oxley Act of 2002, reimburse the Company the amount of any payment in settlement of an incentive-based Award earned or accrued during the 12 month period following the first public issuance or filing with the Securities and Exchange Commission (whichever just occurred) of the financial document embodying such financial reporting requirement.
To the extent that any policy adopted by the Company in order to comply with regulations issued pursuant to Section 10D of the Exchange Act, as required by Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, requires any Eligible Person to forfeit any incentive-based Award, or repay any amount paid with respect to any incentive-based Award, such policy shall be deemed incorporated into all outstanding incentive-based Awards to the extent required by such regulations, and all Eligible Persons subject to such regulations, by accepting any incentive-based Award, shall be deemed to have consented to the inclusion of provisions in their Award Agreement as determined by the Committee to be necessary or appropriate to comply with such regulations.

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VAILRESORTS

VAIL RESORTS, INC.
390 INTERLOCKEN CRESCENT
BROOMFIELD, CO 80021

SCAN TO
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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

VAIL RESORTS, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Reginald Chambers	☐	☐	☐
1b. Susan L. Decker	☐	☐	☐
1c. Robert A. Katz	☐	☐	☐
1d. Iris Knobloch	☐	☐	☐
1e. Kirsten A. Lynch	☐	☐	☐
1f. Nadia N. Rawlinson	☐	☐	☐
1g. John Redmond	☐	☐	☐
1h. Michele Romanow	☐	☐	☐
1i. Hilary Schneider	☐	☐	☐
1j. D. Bruce Sewell	☐	☐	☐
1k. John F. Sorte	☐	☐	☐
1l. Peter A. Vaughn	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3, and 4:	**For**	**Against**	**Abstain**
2. Ratify the selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending July 31, 2025.	☐	☐	☐
3. Advisory vote to approve executive compensation.	☐	☐	☐
4. Vote to approve the Vail Resorts, Inc. 2024 Omnibus Incentive Plan.	☐	☐	☐

Sign exactly as your name(s) appear(s) on the stock certificate. If shares of stock are held of record in the names of two or more persons, whether as joint tenants or otherwise, both or all of such persons should sign the proxy card. If shares of stock are held of record by a corporation, the proxy card should be executed by a President or Vice President and a Secretary or Assistant Secretary. Executors, administrators, or other fiduciaries who execute the proxy card for a deceased stockholder should give their full title. Please date the proxy card.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

VAIL RESORTS, INC.

ANNUAL MEETING OF STOCKHOLDERS

Thursday, December 5, 2024

9:00 a.m., Mountain Time

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice of Internet Availability, Proxy Statement, and Annual Report are available at www.proxyvote.com.

V58059-P18733

VAIL RESORTS, INC.
ANNUAL MEETING OF STOCKHOLDERS
Thursday, December 5, 2024
9:00 a.m., Mountain Time

This proxy is solicited by the Board of Directors for use at the Annual Meeting on December 5, 2024

The shares of stock you hold in this account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted "FOR" Items 1, 2, 3, and 4, and otherwise in the discretion of the proxies.

By signing the proxy, you revoke all prior proxies and appoint each of Kirsten A. Lynch and Julie A. DeCecco, with full power of substitution, to vote these shares on the matters shown on the reverse side and any other matters which may properly come before the Annual Meeting and all adjournments or postponements thereof, with all powers which the undersigned would possess if present at the Annual Meeting.

Continued and to be signed on the reverse side